As filed with the Securities and Exchange Commission on February 27, 2003

Registration No. 333-98287

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLIAM LYON HOMES	WILLIAM LYON HOMES, INC.

[See Table of Additional Registrants On Following Page]
(Exact Name of Registrant as Specified in Its Charter)

Delaware	California
(State or Other Jurisdiction of Incorporation or Organization)
33-0864902	33-0253855
(I.R.S. Employer Identification Number)

4490 Von Karman Avenue

Newport Beach, California 92660

(949) 833-3600

(Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Wade H. Cable

President

William Lyon Homes

William Lyon Homes, Inc.

4490 Von Karman Avenue

Newport Beach, California 92660

(949) 833-3600

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent for Service)

With copies to:

Meredith Jackson, Esq. Irell & Manella LLP 1800 Avenue of the Stars, Suite 900 Los Angeles, California 90067 (310) 277-1010	Richard M. Sherman, Jr., Esq. Irell & Manella LLP 840 Newport Center Drive, Suite 400 Newport Beach, California 92660 (949) 760-0991	Daniel J. Zubkoff, Esq. Cahill Gordon & Reindel 80 Pine Street New York, New York 10005 (212) 701-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)

% Senior Notes due 2013	$200,000,000	100%	$200,000,000	$18,400
Guarantees of % Senior Notes due 2013	N/A	N/A	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.
(2)	Fee previously paid. No additional consideration is being received for the guarantees and, therefore, no additional fee is required pursuant to Rule 457(n).

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Guarantor Registrant	Jurisdiction of Organization or Incorporation	IRS Employer Identification Number

California Equity Funding, Inc.	California	33-0830016
Duxford Financial, Inc.	California	33-0640824
Mountain Gate Ventures, Inc.	Arizona	94-3344980
OX I Oxnard, L.P.	California	33-0960120
PH-LP Ventures	California	33-0799119
PH-Rielly Ventures	California	33-0827710
Presley CMR, Inc.	California	33-0603862
Sycamore CC, Inc.	California	33-0981307
William Lyon Southwest, Inc.	Arizona	86-0978474

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	FEBRUARY 27, 2003

$200,000,000

        % Senior Notes due 2013

COMPANY

➢	We are primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada. Since the founding of our predecessor in 1956, we, including our unconsolidated joint ventures, have sold over 56,000 homes.

NOTES

➢	William Lyon Homes, Inc., our principal operating company, is offering $200,000,000 aggregate principal amount of its % Senior Notes due 2013.
➢	We will pay interest on the notes semi-annually in arrears on and of each year, commencing on , 2003.
➢	The notes will mature on , 2013.
➢	We will use the gross proceeds of this offering to (1) repay our existing senior notes, (2) repay certain other debt, and (3) pay related fees, commissions and other expenses.

REDEMPTION AND REPURCHASE

➢	We may redeem the notes, in whole or in part, at any time on or after , 2008 at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued and unpaid interest.
➢	At any time on or before , 2006, we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of qualified equity offerings at a redemption price equal to % of the principal amount, plus accrued and unpaid interest.
➢	If we experience a change of control, we may be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. In addition, if our consolidated tangible net worth falls below a specific level, we may be required to purchase up to 10% of the notes at a purchase price equal to 100% of the outstanding principal amount, plus accrued and unpaid interest.

RANKING AND GUARANTEE

➢	The notes will be senior unsecured obligations.
➢	William Lyon Homes, a New York Stock Exchange listed, publicly traded company, which is the parent holding company of the issuer, and all of its existing and certain of its future restricted subsidiaries will guarantee the notes on a senior unsecured basis.
➢	The notes and the guarantees will rank equally with all of our and the guarantors’ existing and future senior unsecured debt.
➢	The notes and the guarantees will rank senior to all of our and the guarantors’ debt that is expressly subordinated to the notes and the guarantees, but will be effectively subordinated to all of our and the guarantors’ senior secured indebtedness to the extent of the value of the assets securing that indebtedness.

LISTING

➢	We intend to apply for listing of the notes on the New York Stock Exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Price to Public	%	$

Underwriting Discount	%	$

Proceeds to William Lyon Homes, Inc.	%	$

We currently expect to deliver the notes to the underwriters in book-entry form only through The Depository Trust Company on or about         , 2003.

UBS Warburg	Salomon Smith Barney

Lyon lives in every home we build.

North Bay/
Sacramento
San Francisco
San Jose
Las Vegas
Riverside
Los Angeles / Ventura
Orange County
Newport Beach
Corporate
Headquarters
Phoenix
San Diego

William Lyon Homes

Experience the pride.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any state where the offer is not permitted. You should not assume the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

i

Forward-Looking Statements

You are cautioned that certain statements contained in this prospectus, as well as some statements by us in periodic press releases and some oral statements by company officials to securities analysts and investors during presentations about us are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates”, “hopes”, and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions by us, which may be provided by management are also forward-looking statements. Forward-looking statements are based upon expectations and projections about future events and are subject to assumptions, risks and uncertainties about, among other things, the company, economic and market factors and the homebuilding industry.

Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements due to a number of factors. The principal factors that could cause our actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, changes in general economic conditions either nationally or in regions in which we operate (including, but not limited to changes directly or indirectly related to the tragic events of September 11, 2001 and thereafter), a war or other hostilities involving the United States, whether an ownership change occurs which could, under certain circumstances, result in the further limitation of our ability to utilize the tax benefits associated with our net operating loss carryforwards, changes in home mortgage interest rates, changes in generally accepted accounting principles or interpretations of those principles, changes in prices of homebuilding materials, labor shortages, adverse weather conditions, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, changes in governmental laws and regulations, whether we are able to refinance the outstanding balances of our debt obligations at their maturity, the timing of receipt of regulatory approvals and the opening of projects and the availability and cost of land for future growth. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include, but are not limited to, those factors or conditions described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our past performance or past or present economic conditions in our housing markets are not indicative of future performance or conditions. You are urged not to place undue reliance on forward-looking statements. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to projections over time unless required by federal securities law.

Market Data

Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Global Insight provides economic and financial data, market analysis and forecasting, and analytical consulting services. The Meyers Group provides market research and consulting services for the United States residential development industry. The Meyers Group provides comprehensive market reports with leading economic and business indicators and housing market analysis compiled and reviewed by local Meyers Group analysts and independent consultants. The Ryness Company provides marketing, consulting and trend analysis services to the Southern and Northern California residential development industry. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

ii

Prospectus summary

The following summary highlights information contained elsewhere in this prospectus and should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) appearing elsewhere in this prospectus. You should read the entire prospectus carefully, especially the risks of investing in the notes discussed under the “Risk factors” section beginning on page 8. Unless otherwise noted, the terms “we,” “our” and “us” refer to William Lyon Homes and its subsidiaries. In this prospectus, “California Lyon” refers to William Lyon Homes, Inc., a California corporation, and “Delaware Lyon” refers to its parent corporation, William Lyon Homes, a Delaware corporation. Unless the context indicates otherwise, “on a pro forma basis” or “pro forma” means after giving effect to the offering of the notes and the application of proceeds therefrom as described in this prospectus and “on a combined basis’’ means the total of operations in wholly-owned projects and in unconsolidated joint venture projects.

THE COMPANY

We are primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada. Since the founding of our predecessor in 1956, on a combined basis we have sold over 56,000 homes. We believe that we are one of the largest homebuilders in California in terms of both sales and homes delivered on a combined basis in 2002. We conduct our homebuilding operations through five geographic divisions: Southern California, San Diego, Northern California, Arizona and Nevada. We believe that we are well positioned for future growth in all of our markets. According to Global Insight, California, Arizona and Nevada were the 3rd, 6th, and 14th largest states, respectively, by single family housing starts in 2001. For the year ended December 31, 2002, on a combined basis we had revenues from home sales of $956.5 million and delivered 2,522 homes. For the same period, our consolidated EBITDA, which includes cash distributions of income from unconsolidated joint ventures, was $94.1 million.

We consider ourselves an opportunistic niche builder with expertise in all aspects of the homebuilding industry. We design, construct and sell a wide range of homes designed to meet the specific needs of each of our markets. We primarily emphasize sales to entry-level and move-up home buyers and we believe that this diversified product strategy enables us to best serve a wide range of buyers and adapt quickly to a variety of market conditions. As of December 31, 2002, we marketed our homes through 36 sales locations in both our wholly-owned projects and projects being developed in unconsolidated joint ventures. For the year ended December 31, 2002, the average sales price for homes delivered on a combined basis was $379,200, with base sales prices ranging from $110,000 to $1,035,000 and with square footage ranging from 1,183 to 4,695.

Our land acquisition strategy, as a merchant homebuilder, is to undertake projects with life-cycles of 24-36 months, in order to reduce development and market risk. We believe our inventory of owned lots is adequate to supply our homebuilding operations at current levels for approximately two years. As of December 31, 2002, on a combined basis, we controlled 13,723 lots, of which 6,110 were owned.

For the year ended December 31, 2002, on a combined basis we generated 2,607 net new home orders, a 3% increase over the 2,541 net new home orders generated for the year ended December 31, 2001. The dollar amount of our backlog of homes sold but not closed as of December 31, 2002 was $259.1 million, a 47% increase over the $176.5 million as of December 31, 2001.

BUSINESS STRATEGY

Our business strategies focus on the following:

Focus On High Growth Core Markets

Our housing markets are located in three rapidly growing Sunbelt states, California, Arizona and Nevada, which we believe offer us attractive opportunities for long-term growth. In California, we operate in the markets of: San Diego County, Riverside County, Orange County, Los Angeles County, Ventura County, San Francisco East Bay, San Jose, Sacramento County and other central California counties. In Arizona and Nevada, we primarily operate in the Phoenix and Las Vegas markets, respectively. These areas are generally characterized by high job growth and in-migration trends, creating strong demand for new housing.

On a combined basis, we believe that we have been one of the largest homebuilders in California in both homes delivered and sales volume for the last twenty years and continue to command a significant market share. In Ventura County, California, we ranked as the largest homebuilder and in prestigious Orange County, California, we ranked as the fourth largest homebuilder in 2002, based on the number of homes sold, according to the Meyers Group. In California, we believe that our strong reputation and long-standing relationships provide us with a significant competitive advantage, particularly as it relates to dealings with land sellers, subcontractors and material suppliers. In addition to our strength in California, we believe there are significant opportunities for us to grow in Arizona and Nevada.

Maintain Conservative Financial Position and Improve Credit Profile

We operate with a conservative approach to capital and inventory risk and focus on decreasing our reliance on leverage. We successfully de-leveraged our balance sheet over the past five years while growing our stockholders’ equity (deficit) from $(5.7) million as of December 31, 1997 to $181.7 million as of December 31, 2002. We plan to continue to diminish our reliance on leverage and use our cash flow from operations for on-balance sheet inventory investment. We believe that our operating and financial performance will also benefit from our enhanced focus on wholly-owned projects and limiting our use of joint venture structures, in which our joint venture partners have historically required returns on their invested capital in excess of 20%.

Acquire Strong Land Positions Through Disciplined Acquisition Strategies

We believe that, next to our people, land is our most valuable asset and that our long-standing relationships with land sellers give us a competitive advantage in the acquisition of well positioned lots, particularly in California. We believe that our strategy as a merchant homebuilder, versus that of a master-planned community developer, allows us to limit exposure to land investment and entitlement risk, as we focus on the development of entitled parcels that can be completed within a two to three-year period. We attempt to minimize our exposure to land risk through disciplined management of completed housing inventory, as well as the use of land options and flexible land acquisition arrangements.

Maintain Low Cost Structure

Throughout our history, we have focused on minimizing construction costs and overhead, and we believe this strategy has been critical to maintaining competitive margins and profitability. We reduce costs by:

➢	Obtaining favorable pricing from subcontractors through long-term relationships and high volume;

➢	Reducing interest carry costs by acquiring entitled lots, minimizing our inventory of unsold or speculative homes and shortening the construction cycle;

➢	Minimizing overhead by centralizing certain administrative activities; and

➢	Monitoring homebuilding production, scheduling and budgeting through the effective use of management information systems.

Leverage Experienced Management Team with Significant Equity Ownership

Our executive officers and divisional presidents average more than 25 years of experience in the homebuilding and development industries within California and the Southwest. We combine decentralized management in those aspects of our business where detailed knowledge of local market conditions is important (such as governmental processing, construction, land development and sales and marketing), with centralized management in those functions where, we believe, central control is required (such as approval of land acquisitions, financial, treasury, human resources and legal matters). We plan to continue to seek experienced professionals with deep market expertise while retaining our existing employees. In addition, our management owns a substantial portion of our outstanding common stock, aligning management’s incentives with those of our stockholders.

MARKET OVERVIEW

The following is a brief overview of the trends in the three growing Sunbelt states of California, Arizona, and Nevada and the metropolitan areas within those states in which we operate. Most of these markets have experienced compound annual growth rates (CAGR) in population and employment that exceed the overall rates in the nation. We believe the growth characteristics of the markets in which we operate represent a significant opportunity for us. The following table, which was derived from data compiled by Global Insight from U.S. Bureau of Labor Statistics and U.S. Census Bureau statistics, presents actual data for the years 1996 to 2001 and projected data for the years 2002 to 2006 for these trends for the areas listed below.

					Single-Family Housing Activity
	Population		Employment(1)		Starts		Permits
	1996-2001 CAGR (%)	2001-2006 CAGR (%)	1996-2001 CAGR (%)	2001-2006 CAGR (%)	1996-2001 CAGR (%)	2001-2006 CAGR (%)	1996-2001 CAGR (%)	2001-2006 CAGR (%)

U.S.(2)	1.15	0.99	2.07	1.13	1.76	0.70
California	1.61	1.49	2.90	1.02	8.15	6.55
Los Angeles	1.08	0.74	1.56	0.59			11.99	2.85
Orange County	1.75	1.01	3.67	1.29			(3.17)	10.54
Riverside	2.60	2.06	5.08	2.44			15.20	3.05
Sacramento	2.29	1.74	3.89	1.48			12.85	3.06
San Diego	1.53	1.40	3.96	1.95			9.69	5.48
San Francisco	0.45	0.49	2.47	0.25			(2.07)	15.41
San Jose	0.72	1.02	2.93	(0.01)			(16.65)	20.17
Ventura	1.63	1.23	3.33	1.17			8.52	4.63
Nevada	4.70	2.53	4.57	2.44	(1.65)	(2.50)
Las Vegas	5.41	2.73	5.64	3.00			3.14	(1.74)
Arizona	2.95	2.34	3.67	1.44	0.03	2.53
Phoenix	3.37	2.39	3.98	1.67			4.46	1.25

SOURCE: Global Insight

(1)	Refers to private sector non-farm employment.
(2)	2002 U.S. employment data is actual.

Our principal executive offices are located at 4490 Von Karman Avenue, Newport Beach, California 92660 and our telephone number is (949) 833-3600.

The offering

The following summary is not intended to be complete. For a more detailed description of the notes, see “Description of the notes.”

Issuer	William Lyon Homes, Inc.

Securities Offered	$200,000,000 aggregate principal amount of % Senior Notes due 2013.

Maturity Date	, 2013.

Interest Rate and Payment Dates	The notes will accrue interest from the date of their issuance at the rate of % per year. Interest on the notes will be payable semi-annually in arrears on and of each year commencing on , 2003.

Optional Redemption

We may redeem the notes, in whole or part, at any time on or after             , 2008 at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued and unpaid interest, if any.

In addition, on or before             2006, we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of qualified equity offerings at a redemption price equal to         % of the principal amount, plus accrued and unpaid interest, if any.

Change of Control	If we experience a change of control, we may be required to offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

Consolidated Tangible Net Worth

If our consolidated tangible net worth falls below $75 million for any two consecutive fiscal quarters, we will be required to make an offer to purchase up to 10% of the notes originally issued at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest.

Ranking and Guarantees

William Lyon Homes, a New York Stock Exchange listed, publicly traded company, which is the parent holding company of the issuer, and all of its existing and certain of its future restricted subsidiaries will guarantee the notes on a senior unsecured basis.

The notes and the guarantees will rank equally with all of our and the guarantors’ existing and future senior unsecured debt. The notes and the guarantees will rank senior to all of our and the guarantors’ debt that is expressly subordinated to the notes and the guarantees, but will be effectively subordinated to all of our and the guarantors’ senior secured indebtedness to the extent of the value of the assets securing that indebtedness. As of December 31, 2002, on a pro forma basis, we and the guarantors would have had approximately $54.4 million of secured indebtedness outstanding and approximately $98.5 million of additional secured indebtedness available to be borrowed under our credit facilities, as limited by our borrowing base formulas.

Restrictive Covenants

The indenture governing the notes will contain covenants that will limit our ability to, among other things:

➢      incur additional indebtedness;

➢      pay dividends or make other distributions or repurchase or redeem our stock;

➢      make investments;

➢      sell assets;

➢      incur liens;

➢      enter into agreements restricting our subsidiaries’ ability to pay dividends;

➢      enter into transactions with affiliates; and

➢      consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the notes” in this prospectus.

Absence of a Public Market

The notes will generally be freely transferable but are a new issue of securities and there is currently no established market for them. We intend to apply for listing of the notes on the New York Stock Exchange. However, there can be no assurance as to the development or liquidity of any market for the notes.

Use of Proceeds	We will use the gross proceeds of this offering to (1) repay our existing senior notes, (2) repay certain other debt, and (3) pay related fees, commissions and other expenses. See “Use of proceeds.”

RISK FACTORS

This investment involves risks. Before you invest in the notes, you should carefully consider the matters set forth under the heading “Risk factors,” and all other information contained in this prospectus.

Summary financial and operating data

The following summary financial and operating data should be read in conjunction with, and is qualified in its entirety by reference to, “Selected historical consolidated financial data,” “Management’s discussion and analysis of financial condition and results of operations” and our audited historical financial statements, including the notes and introductory paragraphs thereto, appearing elsewhere in this prospectus.

	Three Months Ended December 31,		As of and for the Year Ended December 31,
	2002	2001	2002	2001	2000

	(unaudited)
	(dollars in thousands)
Statement of Income Data:
Operating revenue
Home sales	$200,376	$173,750	$593,762	$452,002	$403,850
Lots, land and other sales	1,470	—	8,648	7,054	3,016
Management fees	4,967	4,165	10,892	9,127	10,456

	206,813	177,915	613,302	468,183	417,322

Operating costs
Cost of sales—homes	(167,242)	(150,631)	(504,330)	(382,608)	(335,891)
Cost of sales—lots, land and other	(1,848)	(778)	(9,404)	(5,158)	(3,378)
Sales and marketing	(6,989)	(5,193)	(22,862)	(18,149)	(16,515)
General and administrative	(13,721)	(11,853)	(39,366)	(37,171)	(35,348)
Amortization of goodwill	—	(311)	—	(1,242)	(1,244)

	(189,800)	(168,766)	(575,962)	(444,328)	(392,376)

Equity in income of unconsolidated joint ventures	17,062	10,297	27,748	22,384	24,416

Operating income	34,075	19,446	65,088	46,239	49,362
Interest expense, net of amounts capitalized	—	—	—	(227)	(5,557)
Other income, net	1,096	3,385	2,693	7,513	7,324

Income before provision for income taxes and extraordinary item	35,171	22,831	67,781	53,525	51,129
Provision for income taxes	(9,555)	(2,530)	(18,270)	(5,847)	(12,357)

Income before extraordinary item	25,616	20,301	49,511	47,678	38,772
Extraordinary item—gain from retirement of debt, net of applicable taxes	—	—	—	—	496

Net income	$25,616	$20,301	$49,511	$47,678	$39,268

Balance Sheet Data:
Cash and cash equivalents			$16,694	$19,751	$14,711
Real estate inventories			491,952	307,335	233,700
Investments in and advances to unconsolidated joint ventures			65,404	66,753	49,966
Total assets			617,581	433,709	330,280
Total debt			266,065	221,470	166,910
Minority interest			80,647	784	—
Stockholders’ equity			181,676	150,617	102,512

	Three Months Ended December 31,				As of and for the Year Ended December 31,
	2002		2001		2002		2001		2000

	(unaudited)
	(dollars in thousands)

Other Financial Data (unaudited):
EBITDA(1)	$37,835		$27,656		$94,118		$72,828		$81,529
Cash flow provided by (used in) operating activities	70,353		62,438		16,191		(2,298)		9,341
Ratio of EBITDA to interest incurred(2)	4.13	x	5.37	x	3.51	x	3.32	x	3.13	x
Ratio of debt to EBITDA					2.83	x	3.04	x	2.05	x
Ratio of earnings to fixed charges(3)					3.46	x	3.21	x	3.02	x

Operating Data (including unconsolidated joint ventures) (unaudited):
Number of net new home orders	405		483		2,607		2,541		2,603
Number of homes closed	887		970		2,522		2,566		2,666
Average sales price of homes closed	$413		$326		$379		$299		$289
Backlog at end of period, number of homes(4)					627		542		567
Backlog at end of period, aggregate sales value(4)					$259,123		$176,531		$171,650

(1)	EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) depreciation and amortization and (v) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt; however, other companies may calculate EBITDA differently. EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income and cash flow provided by (used in) operating activities to EBITDA is included in the section entitled “Selected historical consolidated financial data.”

(2)	Interest incurred is the amount of interest paid and the net amount accrued (whether expensed or capitalized) during such period excluding amortization of capitalized interest included in cost of sales.

(3)	Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” means income before provision for income taxes and extraordinary items plus (i) fixed charges reduced by the amount of interest capitalized, (ii) amortization of capitalized interest included in cost of sales and (iii) cash distributions of income from unconsolidated joint ventures reduced by equity in income of unconsolidated joint ventures. For this purpose, “fixed charges” means interest incurred, whether expensed or capitalized.

(4)	Backlog consists of homes sold under pending sales contracts that have not yet closed, some of which are subject to contingencies, including mortgage loan approval and the sale of existing homes by customers. There can be no assurance that homes sold under pending sales contracts will close. Of the total homes sold subject to pending sales contracts as of December 31, 2002, 512 represent homes under construction and 115 represent homes not yet under construction. Backlog as of all dates is unaudited.

Risk factors

An investment in the notes involves a high degree of risk. You should carefully consider the following risk factors in addition to the other information contained or incorporated by reference in this prospectus. The risks described below are not the only ones we face. Other risks, including those that we do not currently consider material or may not currently anticipate, may impair our business.

RISKS RELATED TO OUR BUSINESS

Our revenues may decrease and our results of operations and the value of the notes may be adversely affected if demand for housing declines as a result of changes in economic and business conditions.

The residential homebuilding industry is cyclical and is highly sensitive to changes in general economic conditions such as levels of employment, consumer confidence and income, availability of financing for acquisitions, construction and permanent mortgages, interest rate levels, inflation, in-migration trends and demand for housing. For example, California, where many of our projects are located, underwent a significant recession in the early 1990s that affected demand for our homes. Furthermore, demand for our homes decreased in the fourth quarter of 2001 partially as a result of the tragic events of September 11, 2001. Should current economic and business conditions decline, demand for our homes could be significantly affected. An important segment of our customer base consists of move-up buyers, who often purchase homes subject to contingencies related to the sale of their existing homes. The difficulties facing these buyers in selling their homes during recessionary periods may adversely affect our sales. Moreover, during such periods, we may need to reduce our sales prices and offer greater incentives to buyers to compete for sales that may result in reduced margins. Increases in the rate of inflation could adversely affect our margins by increasing our costs and expenses. In times of high inflation, demand for housing may decline and we may be unable to recover our increased costs through higher sales.

Fluctuations in real estate values may require us to write-down the book value of our real estate assets.

The homebuilding industry is subject to significant variability and fluctuations in real estate values. As a result, we may be required to write-down the book value of our real estate assets in accordance with generally accepted accounting principles, and some of those write-downs could be material. Any material write-downs of assets could have a material adverse effect on our financial condition and earnings.

Interest rates and the unavailability of mortgage financing can adversely affect demand for our homes.

In general, housing demand is adversely affected by increases in interest rates and housing costs and the unavailability of mortgage financing. Most of our buyers finance their home purchases through third-party lenders providing mortgage financing. If mortgage interest rates increase and, consequently, the ability of prospective buyers to finance home purchases is adversely affected, home sales, gross margins and cash flow may also be adversely affected and the impact may be material. Our homebuilding activities also depend upon the availability and costs of mortgage financing for buyers of homes owned by potential customers, as those customers (move-up buyers) often need to sell their existing residences before they purchase our homes. Any reduction of financing availability could adversely affect home sales.

Changes in federal income tax laws may also affect demand for new homes. Various proposals have been publicly discussed to limit mortgage interest deductions and to limit the exclusion of gain from the sale of a principal residence. Enactment of such proposals may have an adverse effect on the homebuilding

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industry in general. No meaningful prediction can be made as to whether any such proposals will be enacted and, if enacted, the particular form such laws would take.

We face potentially substantial inventory risk.

We must continuously acquire land for replacement and expansion of land inventory within our current markets. The risks inherent in purchasing and developing land increase as consumer demand for housing decreases. Thus, we may have bought and developed land on which we cannot profitably build and sell homes. The market value of land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions. We cannot assure you that the measures we employ to manage inventory risks will be successful.

In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. In the event of significant changes in economic or market conditions, we may have to sell homes at significantly low margins or at a loss.

Our financial position, future results and prospects may be adversely affected by a variety of risks, many of which are beyond our control.

As a homebuilder, we are subject to numerous risks, many of which are beyond our control, including: adverse weather conditions such as droughts, floods, or wildfires, which could damage our projects, cause delays in completion of our projects, or reduce consumer demand for our projects; shortages in labor or materials, which could delay completion of our projects and cause increases in the prices that we pay for labor or materials, thereby affecting our sales and profitability; and landslides, soil subsidence, earthquakes and other geologic events, which could damage our projects, cause delays in the completion of our projects or reduce consumer demand for our projects. Many of our projects are located in California, which has experienced significant earthquake activity. In addition to directly damaging our projects, earthquakes or other geologic events could damage roads and highways providing access to those projects, thereby adversely affecting our ability to market homes in those areas and possibly increasing the costs of completion.

There are some risks of loss for which we may be unable to purchase insurance coverage. For example, losses associated with landslides, earthquakes and other geologic events may not be insurable and other losses, such as those arising from terrorism, may not be economically insurable. A sizeable uninsured loss could adversely affect our business, results of operations and financial condition, which could adversely affect the value of the notes or our ability to service the notes.

Our geographic concentration would adversely affect us if the homebuilding industry in our current markets should decline.

We presently conduct all of our business in five geographical areas: Southern California, San Diego, Northern California, Arizona and Nevada. For 2002, approximately 75% of our home closings were derived from our California operations. Because our operations are concentrated in these geographic areas, a prolonged economic downturn in these markets could have a material adverse effect on our business, results of operations, and financial condition, which could adversely affect the value of the notes or our ability to service the notes. There can be no assurance that home sale prices in these areas will not decline in the future.

We may not be able to compete effectively against our competitors in the homebuilding industry.

The homebuilding industry is highly competitive. Homebuilders compete for, among other things, desirable properties, financing, raw materials and skilled labor. We compete both with large

Risk factors

homebuilding companies, some of which have greater financial, marketing and sales resources than we, and with smaller local builders. The consolidation of some homebuilding companies may create competitors that have greater financial, marketing and sales resources than we and thus are able to compete more effectively against us. In addition, there may be new entrants in the markets in which we currently conduct business. We also compete for sales with individual resales of existing homes and with available rental housing.

Our operating results are variable, which may cause the value of the notes to decline.

We have historically experienced, and in the future expect to continue to experience, variability in our operating results on a quarterly and an annual basis. Factors expected to contribute to this variability include, among other things:

➢	the timing of land acquisitions and zoning and other regulatory approvals;

➢	the timing of home closings, land sales and level of sales;

➢	our product mix;

➢	our ability to continue to acquire additional land or options thereon at acceptable terms;

➢	the condition of the real estate market and the general economy;

➢	delays in construction due to acts of God, adverse weather, reduced subcontractor availability, and strikes;

➢	changes in prevailing interests rates and the availability of mortgage financing; and

➢	costs of material and labor.

Many of the factors affecting our results are beyond our control and may be difficult to predict. Fluctuations in our results may cause the value of the notes to decline.

Difficulty in obtaining sufficient capital could result in increased costs and delays in completion of projects.

The homebuilding industry is capital intensive and requires significant up-front expenditures to acquire land and begin development. Land acquisition, development and construction activities may be adversely affected by any shortage or increased cost of financing or the unwillingness of third parties to engage in joint ventures with us. Any difficulty in obtaining sufficient capital for planned development expenditures could cause project delays and any such delay could result in cost increases and may adversely affect future results of operations and cash flows.

Our success depends on key executive officers and personnel.

Our success is dependent upon the efforts and abilities of our executive officers and other key employees, many of whom have significant experience in the homebuilding industry and in our regional markets. The loss of the services of any of these executives or key personnel, for any reason, could have a material adverse effect upon our business, operating results and financial condition.

Construction defect, soil subsidence and other building-related claims may be asserted against us, and we may be subject to liability for such claims.

California law provides that consumers can seek redress for patent (i.e., observable) defects in new homes within three or four years (depending on the type of claim asserted) from when the defect is discovered or should have been discovered. If the defect is latent (i.e., non-observable), consumers must

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still seek redress within three or four years from the date when the defect is discovered or should have been discovered, but in no event later than ten years after the date of substantial completion of our work on the construction. Consumers purchasing homes in Arizona and Nevada may also be able to obtain redress under state laws for either patent or latent defects in their new homes. Although we have obtained insurance for construction defect and subsidence claims, there can be no assurance that we will not be liable for damages, the cost of repairs, and/or the expense of litigation surrounding possible claims or that claims will not arise out of uninsurable events, such as landslides or earthquakes, or circumstances not covered by insurance and not subject to effective indemnification agreements with our subcontractors.

Governmental laws and regulations may increase our expenses, limit the number of homes that we can build or delay completion of our projects.

We are subject to numerous local, state, federal and other statutes, ordinances, rules and regulations concerning zoning, development, building design, construction and similar matters which impose restrictive zoning and density requirements in order to limit the number of homes that can eventually be built within the boundaries of a particular area. Projects that are not entitled may be subjected to periodic delays, changes in use, less intensive development or elimination of development in certain specific areas due to government regulations. We may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future in the states in which we operate. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. Projects for which we have received land use and development entitlements or approvals may still require a variety of other governmental approvals and permits during the development process and can also be impacted adversely by unforeseen health, safety, and welfare issues, which can further delay these projects or prevent their development.

We are subject to environmental laws and regulations, which may increase our costs, limit the areas in which we can build homes and delay completion of our projects.

We are also subject to a variety of local, state, federal and other statutes, ordinances, rules and regulations concerning the environment. The particular environmental laws which apply to any given homebuilding site vary according to the site’s location, its environmental conditions and the present and former uses of the site, as well as adjoining properties. Environmental laws and conditions may result in delays, may cause us to incur substantial compliance and other costs, and can prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas. Under various environmental laws, current or former owners of real estate, as well as certain other categories of parties, may be required to investigate and clean up hazardous or toxic substances or petroleum product releases, and may be held liable to a governmental entity or to third parties for property damage and for investigation and clean up costs incurred by such parties in connection with the contamination. In addition, in those cases where an endangered species is involved, environmental rules and regulations can result in the elimination of development in identified environmentally sensitive areas.

We may not be able to acquire desirable lots for residential buildout.

Our future growth depends upon our ability to acquire attractive properties for development. There is increasing competition for desirable lots in all of our markets, particularly in California, as the number of properties available for residential development decreases. Shortages in available properties could cause us to incur additional costs to acquire such properties or could limit our future projects and our growth. Our financial position, future results and prospects may be adversely affected if properties at desirable prices and locations are not continually available.

Risk factors

Utility shortages or price increases could have an adverse impact on our operations.

In prior years, the areas in which we operate in northern and southern California have experienced power shortages, including mandatory periods without electrical power, as well as significant increases in utility costs. We may incur additional costs and may not be able to complete construction on a timely basis if such power shortages and utility rate increases continue. Furthermore, power shortages and rate increases may adversely affect the regional economies in which we operate, which may reduce demand for our homes. Our operations may be adversely impacted if further rate increases and/or power shortages occur in California or in our other markets.

We depend on the availability and skill of subcontractors.

Substantially all of our construction work is done by subcontractors with us acting as the general contractor. Accordingly, the timing and quality of our construction depends on the availability and skill of our subcontractors. We do not have long-term contractual commitments with our subcontractors or suppliers. However, we generally have been able to obtain sufficient materials and subcontractors during times of material shortages. Although we believe that our relationships with our suppliers and subcontractors are good, there can be no assurance that skilled subcontractors will continue to be available at reasonable rates and in the areas in which we conduct our operations. The inability to contract with skilled subcontractors at reasonable costs on a timely basis could have a material adverse effect on our business and results of operations.

Terrorist attacks or acts of war may seriously harm our business.

Terrorist attacks or acts of war may cause damage or disruption to the economy, our company, our employees, our facilities and our customers, which could impact our revenues, costs and expenses, and financial condition. The terrorist attacks that took place in the United States on September 11, 2001 were unprecedented events that adversely affected our operations in the fourth quarter of 2001. The potential for future terrorist attacks or a war or other hostilities involving the United States has created many economic and political uncertainties, some of which may have additional material adverse affects on our business, results of operations, and financial condition.

An ownership change may have occurred or another event may occur with the result that our ability to use our tax net operating loss carryforwards may have been or will be severely limited.

On November 11, 1999, we implemented transfer restrictions with respect to shares of our stock. In general, these transfer restrictions prohibited, without the prior approval of our board of directors, the direct or indirect sale, transfer, disposition, purchase or acquisition of any of our stock by or to any holder who beneficially owned directly or through attribution 5% or more of our stock; or who, upon the direct or indirect sale, transfer, disposition, purchase or acquisition of any of our stock, would beneficially own directly or through attribution 5% or more of our stock. These transfer restrictions were intended to help reduce, but not eliminate, the risk of unfavorable ownership changes which could have severely limited our use of tax benefits from our tax net operating loss carryforwards for use in offsetting taxable income. At December 31, 2002, we had net operating loss carryforwards for federal tax purposes of approximately $5.2 million, which expire in 2009. In addition, unused recognized built-in losses in the amount of $23.9 million are available to offset future income and expire between 2009 and 2011. The utilization of these losses is limited to $3.2 million of taxable income per year; however, any portion of such permitted amount of the loss utilization that is not used in any year may be carried forward to increase permitted utilization in future years through 2011. It is possible that the tax authorities could take the position that the transfer restrictions did not provide the intended effect or adequate remedies for tax purposes. Thus, transactions could have occurred that would severely limit our ability to have used the tax benefits

Risk factors

associated with our net operating loss carryforwards. We learned that one stockholder unknowingly violated the transfer restrictions. The stockholder divested itself of the requisite number of shares in February and March, 2002 so that it was no longer out of compliance with our certificate of incorporation. In addition, further shifts in ownership, under certain circumstances, may reduce the limitation on the use of our remaining losses. Pursuant to our certificate of incorporation, the transfer restrictions terminated on November 11, 2002.

Neither the amount of the net operating loss carryforwards nor the amount of limitation on such carryforwards claimed by us has been audited or otherwise validated by the Internal Revenue Service, and it could challenge either amount that we have calculated. It is possible that legislation or regulations will be adopted that would limit our ability to use the tax benefits associated with our current tax net operating loss carryforwards.

Our principal stockholders are General William Lyon and the William Harwell Lyon Trust, of which William H. Lyon is the sole beneficiary, and their interests may not be aligned with yours.

Over 50% of the outstanding shares of our common stock are beneficially owned by General William Lyon and the William Harwell Lyon Trust, of which his son, William H. Lyon, is the sole beneficiary. As a result of their stock ownership, General William Lyon and the trust control us and have the power to elect all of our directors and approve any action requiring the majority approval of the holders of our equity. General William Lyon and the trust’s interests may not be fully aligned with yours and this could lead to a strategy that is not in your best interests.

We face reduced coverages and increased costs of insurance.

Recently, lawsuits have been filed against builders asserting claims of personal injury and property damage caused by the presence of mold in residential dwellings. Some of these lawsuits have resulted in substantial monetary judgments or settlements against these builders. Our insurance may not cover all of the claims, including personal injury claims, arising from the presence of mold or such coverage may become prohibitively expensive. If we are unable to obtain adequate insurance coverage, a material adverse effect on our business, financial condition and results of operations could result if we are exposed to claims arising from the presence of mold in the homes that we sell.

Partially as a result of the September 11 terrorist attacks, the cost of insurance has risen, deductibles and retentions have increased and the availability of insurance has diminished. Significant increases in our cost of insurance coverage or significant limitations on coverage could have a material adverse effect on our business, financial condition and results of operations.

RISKS ASSOCIATED WITH THE NOTES AND THE OFFERING

Our substantial level of indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations on the notes.

As of December 31, 2002, on a pro forma basis, we would have had $272.6 million of indebtedness. In addition, subject to restrictions in the indenture for the notes, we may incur substantial additional indebtedness. The high level of our indebtedness could have important consequences to you, including the following:

➢	our ability to obtain additional financing for working capital, land acquisition costs, building costs, other capital expenditures, or general corporate purposes may be impaired;

Risk factors

➢	we will need to use a substantial portion of our cash flow from operations to pay interest and principal on the notes and other indebtedness, which will reduce the funds available to us for other purposes;

➢	we will have a higher level of indebtedness than some of our competitors, which may put us at a competitive disadvantage and reduce our flexibility in planning for, or responding to, changing conditions in our industry, including increased competition; and

➢	we will be more vulnerable to economic downturns and adverse developments in our business.

We expect to obtain the money to pay our expenses and to pay the principal and interest on the notes, our other indebtedness and other debt from cash flow from our operations. Our ability to meet our expenses thus depends on our future performance, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where we operate and pressure from competitors. We cannot be certain that our cash flow will be sufficient to allow us to pay principal and interest on our debt, including the notes, support our operations, and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the notes, sell assets or borrow more money. We cannot guarantee that we will be able to do so on terms acceptable to us, if at all. In addition, the terms of existing or future debt agreements, including our credit facilities and the indenture, may restrict us from pursuing any of these alternatives.

California Lyon is the general partner in our unconsolidated partnership joint ventures and may be liable for joint venture obligations.

At December 31, 2002, eleven of our active joint ventures were organized as limited partnerships. California Lyon is the general partner in each of these and may serve as the general partner in future joint ventures. As a general partner, California Lyon may be liable for a joint venture’s liabilities and obligations should the joint venture fail or be unable to pay these liabilities or obligations. As of December 31, 2002, these joint ventures had $90.1 million of outstanding indebtedness. In addition, Delaware Lyon has provided unsecured environmental indemnities to some of the lenders who provide loans to the partnerships. Delaware Lyon has also provided completion guarantees and repayment guarantees for some of the limited partnerships under their credit facilities. The repayment guarantees only become effective upon repayment of our outstanding 12 1/2% Senior Notes. We anticipate that the lender who holds these repayment guarantees will terminate them prior to consummation of this offering.

We may be obligated in connection with guarantees provided by California Lyon.

In January, 2003 California Lyon and two unaffiliated parties formed a limited liability company (“Development LLC”) for the purpose of acquiring land in Irvine and Tustin, California (formerly part of the Tustin Marine Corps Air Station) and developing the land into residential homesites. California Lyon has an indirect, minority interest in the Development LLC. Under specified conditions, California Lyon or an affiliate will be obligated to purchase from the Development LLC approximately 50% in value of the developed lots. In order to secure such obligations, California Lyon has posted a letter of credit equal to approximately $5 million. The letter of credit also secures the Development LLC’s repayment obligations under a $35 million revolving line of credit, under which the Development LLC had outstanding indebtedness of approximately $30.6 million at January 31, 2003. California Lyon and the other indirect and direct members of the Development LLC, including certain affiliates and parents of such other members, further (i) have guaranteed to the bank, under certain circumstances, repayment of the Development LLC’s indebtedness under the line of credit, payment of necessary loan remargining obligations, completion of certain infrastructure improvements to the property, and the Development LLC’s performance under certain environmental covenants and indemnities, and (ii) have entered into a

Risk factors

Reimbursement and Indemnity Agreement to allocate any liability arising from these guaranty obligations to the bank, including, the posting and pledge to the bank of the letters of credit by the parties. Delaware Lyon has entered into a joinder agreement to be jointly and severally liable for California Lyon’s obligations under the Reimbursement and Indemnity Agreement. As a result of these agreements and guarantees, Delaware Lyon and California Lyon may be liable in specified circumstances for the full amount of the obligations guaranteed to the bank. California Lyon and Delaware Lyon’s obligations are unsecured obligations, pari passu with their obligations as issuer and a guarantor of the notes. California Lyon and Delaware Lyon may enter into similar guarantees in connection with future land acquisition arrangements. If any such existing or future guarantees are called upon, payment under such guarantees or our inability to make payments under such guarantees may have a material adverse effect on our results of operations.

The notes will be unsecured, and effectively subordinated to our secured indebtedness.

The notes will not be secured. Our credit facilities and construction loans are secured by liens on the real estate under development that is financed by those facilities or loans. If we become insolvent or are liquidated, or if payment under any of our secured indebtedness was accelerated, the holders of our secured indebtedness would be entitled to repayment from their collateral before those assets could be used to satisfy any unsecured claims, including claims under the notes. As a result, the notes will be effectively subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness, and the holders of the notes will likely recover ratably less than our secured creditors. As of December 31, 2002, after giving effect to the sale of the notes and the application of the proceeds therefrom as described under “Use of proceeds,” our pro forma secured indebtedness outstanding would have been $54.4 million, and we would have had commitments available to permit us to borrow an additional $98.5 million of secured indebtedness under our credit facilities, as limited by our borrowing base formulas.

The guarantees of our subsidiaries may be avoidable as fraudulent transfers and any new guarantees may be avoidable as preferences.

The notes will be the obligations of California Lyon and will be guaranteed by Delaware Lyon and by all of its existing and certain of its future restricted subsidiaries. The guarantees by subsidiaries may be subject to review under U.S. bankruptcy law and comparable provisions of state fraudulent conveyance laws. Under these laws, if a court were to find that, at the time any subsidiary guarantor issued a guarantee of the notes:

➢	it issued the guarantee to delay, hinder or defraud present or future creditors; or

➢	it received less than reasonably equivalent value or fair consideration for issuing the guarantee at the time it issued the guarantee and:

➢	it was insolvent or rendered insolvent by reason of issuing the guarantee; or

➢	it was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

➢	it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature;

then the court could avoid the obligations under the guarantee, subordinate the guarantee of the notes to that of the guarantor’s other debt, require holders of the notes to return amounts already paid under that guarantee, or take other action detrimental to holders of the notes and the guarantees of the notes.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer had occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

➢	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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➢	it could not pay its debts as they become due.

We cannot be sure what standard a court would use to determine whether or not a guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee would not be avoided or the guarantee would not be subordinated to the guarantors’ other debt. If such a case were to occur, the guarantee could also be subject to the claim that, since the guarantee was incurred for the benefit of the issuer of the notes, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.

In addition, if we are required to grant additional subsidiary guarantees for the notes at a time in the future when a guarantor was insolvent, those guarantees may also be avoidable as preferences under U.S. bankruptcy law or comparable provisions of state law.

The indenture for the notes imposes significant operating and financial restrictions, which may prevent us from capitalizing on business opportunities and taking some corporate actions.

The indenture for the notes imposes significant operating and financial restrictions on us. These restrictions will limit the ability of us and our subsidiaries, among other things, to:

➢	incur additional indebtedness;

➢	pay dividends or make other distributions or repurchase or redeem our stock;

➢	make investments;

➢	sell assets;

➢	incur liens;

➢	enter into agreements restricting our subsidiaries’ ability to pay dividends;

➢	enter into transactions with affiliates; and

➢	consolidate, merge or sell all or substantially all of our assets.

Our other debt agreements contain additional restrictions. In addition, we may in the future enter into other agreements governing indebtedness which impose yet additional restrictions. We cannot assure you that these restrictions will not adversely affect our ability to finance our future operations or capital needs or to pursue available business opportunities. A breach of any of these covenants could result in a default in respect of the related indebtedness. If a default occurs, the relevant lenders could elect to declare the indebtedness, together with accrued interest and other fees, to be immediately due and payable and proceed against any collateral securing that indebtedness.

We may not be able to satisfy our obligations to holders of the notes upon a change of control.

Upon the occurrence of a “change of control,” as defined in the indenture, each holder of the notes will have the right to require us to purchase the notes at a price equal to 101% of the principal amount, together with any accrued and unpaid interest, to the date of purchase. Our failure to purchase, or give notice of purchase of, the notes would be a default under the indenture, which could in turn be a default under our other indebtedness. In addition, a change of control may constitute an event of default under our credit facilities. A default under our credit facilities could result in an event of default under the indenture if the lenders accelerate the debt under our credit facilities.

Risk factors

If this event occurs, we may not have enough assets to satisfy all obligations under the indenture and our other indebtedness. In order to satisfy our obligations, we could seek to refinance the indebtedness under the notes and our other indebtedness or obtain a waiver from the holders of our indebtedness. We cannot assure you that we would be able to obtain a waiver or refinance our indebtedness on terms acceptable to us, if at all.

There is no established trading market for the notes; and you may not be able to sell them quickly or at the price that you paid.

The notes are a new issue of securities and there is no established trading market for the notes. We intend to apply for the notes to be listed on the New York Stock Exchange.

We cannot assure you that you will be able to sell your notes at a particular time or that the prices that you receive when you sell the notes will be favorable. We also cannot assure you as to the level of liquidity of the trading market for the notes. Future trading prices of the notes will depend on many factors, including our operating performance and financial condition and the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

Use of proceeds

We intend to use the gross proceeds of $200.0 million from the offering of the notes to redeem the $70.3 million of our outstanding 12½% Senior Notes, to repay certain other debt, and to pay related fees, commissions and other expenses.

The following sets forth the anticipated uses of the proceeds of this offering (dollars in thousands):

Repayment of revolving credit facilities debt(1)	$63,642
Repayment of construction notes payable(2)	25,218
Repayment of purchase money notes payable—land acquisitions(3)	28,861
Repayment of unsecured line of credit(4)	5,500
Repayment of 12 1/2% Senior Notes due July 1, 2003(5)	70,279
Expenses of the offering of the notes	6,500

$200,000

(1)	Represents amounts to be repaid under our existing revolving credit facilities, which are collateralized by real estate inventories. These facilities bear interest at varying rates from LIBOR plus 2.40% to the prime rate plus 0.375% (weighted-average rate of 4.331% at December 31, 2002), and mature, in each case, upon the earlier of the sale of the financed home or the termination of the facilities, with the facilities maturing on varying dates from June 13, 2003 to September 24, 2006.
(2)	Represents amounts outstanding under various construction notes payable, which are collateralized by real estate inventories. These notes bear interest at varying rates from the prime rate plus 0.25% to 14% (weighted-average rate of 5.206% at December 31, 2002) and mature upon the earliest of (i) the completion of the development of the lots, (ii) the sale of the financed home or (iii) the maturity of the notes payable, with the notes maturing on varying dates from March 5, 2003 to June 11, 2004.
(3)	Represents amounts outstanding under various purchase money notes payable, which are collateralized by real estate inventories. These notes bear interest at varying rates from the prime rate plus 2% to 12.50% (weighted-average rate of 8.896% at December 31, 2002) and mature at varying dates from September 1, 2003 to July 1, 2005.
(4)	Represents amount outstanding under an unsecured line of credit which bears interest at the prime rate plus 1% (5.25% at December 31, 2002) and matures on June 30, 2003.
(5)	Represents amount outstanding under our 12 1/2% Senior Notes due July 1, 2003. The amounts outstanding which will be repaid from the proceeds of this offering include the following: (i) $30.0 million owned by General William Lyon, our Chairman and Chief Executive Officer, and a trust for which his son, William H. Lyon is the sole beneficiary; (ii) $2.32 million owned by Wade H. Cable, our President and Chief Operating Officer; and (iii) $1.0 million owned by William H. McFarland, a member of our Board of Directors.

Capitalization

The following table sets forth (1) our capitalization as of December 31, 2002 and (2) our capitalization as of December 31, 2002 after giving effect to the sale of the notes and the application of the proceeds therefrom as described under “Use of proceeds.”

	December 31, 2002
	Actual	As Adjusted

	(dollars in thousands)
Cash and cash equivalents	$16,694	$16,694

Debt:
Revolving credit facilities	$118,068	$54,426
Construction notes payable	25,218	—
Purchase money notes payable—land acquisitions	28,861	—
Unsecured line of credit	5,500	—
12 1 / 2 % Senior Notes due 2003	70,279	—
Senior Notes offered hereby	—	200,000

Total homebuilding debt	247,926	254,426
Collateralized mortgage obligations under revolving mortgage warehouse credit facility, secured by first trust deed mortgage notes receivable	18,139	18,139

Total debt(1)	$266,065	$272,565

Stockholders’ equity(2):
Common stock, par value $.01 per share; 30,000,000 shares authorized; 9,728,747 shares issued and outstanding at December 31, 2002	97	97
Additional paid-in capital	108,592	108,592
Retained earnings(3)	72,987	72,559

Total stockholders’ equity	181,676	181,248

Total capitalization(4)	$447,741	$453,813

(1)	Total debt does not include approximately $90.1 million of notes payable by unconsolidated joint ventures as of December 31, 2002. See Note 4 of “Notes to Consolidated Financial Statements.”
(2)	The table does not include 448,320 shares issuable upon the exercise of outstanding options as of December 31, 2002, or 396,666 shares authorized and reserved for issuance upon the exercise of options that may be issued in the future pursuant to stock option plans. See “Management” and Note 6 of “Notes to Consolidated Financial Statements.”
(3)	Retained earnings as adjusted as of December 31, 2002 reflects the pro forma write-off of unamortized deferred loan costs, net of income taxes, of approximately $0.4 million related to the payoff of existing debt from a portion of the proceeds from the offering of the notes.
(4)	Total capitalization does not include approximately $91.3 million of other owners’ capital investments in unconsolidated joint ventures as of December 31, 2002. See Note 4 of “Notes to Consolidated Financial Statements.”

Selected historical consolidated financial data

The following table sets forth certain of our historical financial data. We have derived the selected historical consolidated financial data as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000 from our audited consolidated financial statements and the related notes included elsewhere herein. The selected historical consolidated financial data as of December 31, 2000, 1999 and 1998 and for the years ended December 31, 1999 and 1998 have been derived from our audited financial statements for such years, which are not included herein. We have derived the selected historical consolidated financial data as of and for the three months ended December 31, 2002 and 2001 from our unaudited consolidated financial statements for such periods, which are not included herein. In the opinion of our management, our unaudited consolidated financial statements contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our financial position, the results of our operations and our cash flows. The selected historical consolidated financial data set forth below are not necessarily indicative of the results of future operations and should be read in conjunction with the discussion under the heading “Management’s discussion and analysis of financial condition and results of operations,” and the historical consolidated financial statements and accompanying notes included elsewhere herein.

	Three Months Ended December 31,		As of and for the Year Ended December 31,
	2002	2001	2002	2001	2000	1999(1)	1998

	(unaudited)
	(dollars in thousands)
Statement of Income Data:
Operating revenue
Home sales	$200,376	$173,750	$593,762	$452,002	$403,850	$426,839	$348,352
Lots, land and other sales	1,470	—	8,648	7,054	3,016	13,142	19,930
Management fees	4,967	4,165	10,892	9,127	10,456	4,825	2,217

	206,813	177,915	613,302	468,183	417,322	444,806	370,499

Operating costs
Cost of sales—homes	(167,242)	(150,631)	(504,330)	(382,608)	(335,891)	(357,153)	(297,781)
Cost of sales—lots, land and other	(1,848)	(778)	(9,404)	(5,158)	(3,378)	(13,223)	(20,992)
Sales and marketing	(6,989)	(5,193)	(22,862)	(18,149)	(16,515)	(19,387)	(21,463)
General and administrative	(13,721)	(11,853)	(39,366)	(37,171)	(35,348)	(24,193)	(18,182)
Amortization of goodwill(2)	—	(311)	—	(1,242)	(1,244)	(307)	—

	(189,800)	(168,766)	(575,962)	(444,328)	(392,376)	(414,263)	(358,418)

Equity in income of unconsolidated joint ventures	17,062	10,297	27,748	22,384	24,416	17,859	3,499

Operating income	34,075	19,446	65,088	46,239	49,362	48,402	15,580
Interest expense, net of amounts capitalized	—	—	—	(227)	(5,557)	(6,153)	(9,214)
Financial advisory expenses	—	—	—	—	—	(2,197)	(1,286)
Other income, net	1,096	3,385	2,693	7,513	7,324	3,445	3,225

Income before provision for income taxes and extraordinary item	35,171	22,831	67,781	53,525	51,129	43,497	8,305
Provision for income taxes	(9,555)	(2,530)	(18,270)	(5,847)	(12,357)	(220)	(1,191)

Income before extraordinary item	25,616	20,301	49,511	47,678	38,772	43,277	7,114
Extraordinary item—gain from retirement of debt, net of applicable taxes	—	—	—	—	496	4,200	2,741

Net income	$25,616	$20,301	$49,511	$47,678	$39,268	$47,477	$9,855

Balance Sheet Data:
Cash and cash equivalents			$16,694	$19,751	$14,711	$2,154	$23,955
Real estate inventories			491,952	307,335	233,700	199,430	175,668
Investments in and advances to unconsolidated joint ventures			65,404	66,753	49,966	50,282	30,462
Total assets			617,581	433,709	330,280	278,483	246,404
Total debt			266,065	221,470	166,910	176,630	195,393
Minority interest			80,647	784	—	—	—
Stockholders’ equity			181,676	150,617	102,512	53,301	5,824

Selected historical consolidated financial data

	Three Months Ended December 31,		As of and for the Year Ended December 31,
	2002	2001	2002	2001	2000	1999(1)	1998

	(unaudited)
	(dollars in thousands)

Other Financial Data (unaudited):
EBITDA(3)	$37,835	$27,656	$94,118	$72,828	$81,529	$68,909	$46,178
Cash flow provided by (used in) operating activities (3)	70,353	62,438	16,191	(2,298)	9,341	65,854	55,140
Ratio of EBITDA to interest incurred(4)	4.13x	5.37x	3.51x	3.32x	3.13x	2.81x	1.47x
Ratio of debt to EBITDA			2.83x	3.04x	2.05x	2.56x	4.23x
Ratio of earnings to fixed charges(5)			3.46x	3.21x	3.02x	2.58x	1.33x

Operating Data (including unconsolidated joint ventures) (unaudited):
Number of net new home orders	405	483	2,607	2,541	2,603	2,303	2,139
Number of homes closed	887	970	2,522	2,566	2,666	2,618	1,925
Average sales price of homes closed	$413	$326	$379	$299	$289	$241	$202
Backlog at end of period, number of homes(6)			627	542	567	630	617
Backlog at end of period, aggregate sales value(6)			$259,123	$176,531	$171,650	$185,800	$165,100

(1)	On November 5, 1999, we acquired substantially all of the assets and assumed substantially all of the related liabilities of a homebuilding company owned by General William Lyon, Chairman of the Board, and a trust for the benefit of his son, William H. Lyon, a director. The total purchase price consisted of approximately $42.6 million in cash and the assumption of approximately $101.1 million of liabilities. The acquisition was accounted for as a purchase and, accordingly, the purchase price was allocated based on the fair value of the assets acquired and liabilities assumed.

(2)	The amount paid for business acquisitions over the net fair value of assets acquired and liabilities assumed is reflected as goodwill and, until January 1, 2002, was being amortized on a straight-line basis over seven years. Accumulated amortization was $2,793,000 as of December 31, 2001. In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“Statement No. 142”), effective for fiscal years beginning after December 15, 2001. Under the new rule, goodwill is no longer amortized but is subject to impairment tests in accordance with Statement No. 142. We performed our first required annual impairment test of goodwill as of January 1, 2002 and determined that goodwill was not impaired. As of December 31, 2002, there have been no indicators of impairment related to our goodwill. If Statement No. 142 had been adopted effective January 1, 1998, the pro forma impact of the nonamortization of goodwill on the results for the subsequent periods would have been as follows (in thousands except per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001	2000	1999	1998

	(unaudited)
	(dollars in thousands)
Net income, as reported	$25,616	$20,301	$49,511	$47,678	$39,268	$47,477	$9,855
Amortization of goodwill, net of tax	—	277	—	1,106	943	305	—

Net income, as adjusted	$25,616	$20,578	$49,511	$48,784	$40,211	$47,782	$9,855

Earnings per common share, as adjusted:
Basic	$2.63	$1.94	$4.85	$4.61	$3.83	$4.58	$0.94

Diluted	$2.56	$1.91	$4.73	$4.54	$3.83	$4.58	$0.94

(3)	EBITDA means net income plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) depreciation and amortization and (v) cash distributions of income from unconsolidated joint ventures less equity in income of unconsolidated joint ventures. EBITDA is a widely utilized financial indicator of a company’s ability to service and/or incur debt; however, other companies may calculate EBITDA differently. EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income to EBITDA is provided as follows:

Selected historical consolidated financial data

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001	2000	1999	1998

	(unaudited)
	(dollars in thousands)
Net income	$25,616	$20,301	$49,511	$47,678	$39,268	$47,477	$9,855
Provision for income taxes	9,555	2,530	18,270	5,847	12,383	245	1,650
Interest expense:
Interest incurred	9,161	5,151	26,783	21,908	26,012	24,500	31,475
Interest capitalized	(9,161)	(5,151)	(26,783)	(21,681)	(20,455)	(18,347)	(22,261)
Amortization of capitalized interest included in cost of sales	9,315	8,272	28,109	20,537	21,373	23,771	27,899
Depreciation and amortization	389	612	1,355	2,519	2,499	1,518	1,059
Cash distributions of income from unconsolidated joint ventures	10,022	6,238	24,621	18,404	24,865	7,604	—
Equity in income of unconsolidated joint ventures	(17,062)	(10,297)	(27,748)	(22,384)	(24,416)	(17,859)	(3,499)

EBITDA	$37,835	$27,656	$94,118	$72,828	$81,529	$68,909	$46,178

A reconciliation of net cash provided by (used in) operating activities to EBITDA is provided as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001	2000	1999	1998

	(unaudited)
			(dollars in thousands)
Net cash provided by (used in) operating activities	$70,353	$62,438	$16,191	$(2,298)	$9,341	$65,854	$55,140
Interest expense:
Interest incurred	9,161	5,151	26,783	21,908	26,012	24,500	31,475
Interest capitalized	(9,161)	(5,151)	(26,783)	(21,681)	(20,455)	(18,347)	(22,261)
Amortization of capitalized interest included in cost of sales	9,315	8,272	28,109	20,537	21,373	23,771	27,899
Cash distributions of income from unconsolidated joint ventures	10,022	6,238	24,621	18,404	24,865	7,604	—
Extraordinary gain on repurchase of 12 1/2% Senior Notes	—	—	—	—	561	4,225	3,200
Net changes in operating assets and liabilities:
Receivables	6,959	5,002	3,767	(2,480)	113	6,531	556
Real estate inventories	(54,528)	(46,751)	23,126	31,185	29,378	(63,191)	(41,272)
Deferred loan costs	(1,046)	(30)	(1,490)	2,077	(841)	(1,280)	655
Goodwill	—	—	—	—	—	8,689	—
Other assets	538	(5,153)	2,681	93	392	6,410	(17)
Accounts payable	1,207	8,455	(8,467)	6,416	(10,109)	6,847	(4,510)
Accrued expenses	(4,985)	(10,815)	5,580	(1,333)	899	(2,704)	(4,687)

EBITDA	$37,835	$27,656	$94,118	$72,828	$81,529	$68,909	$46,178

(4)	Interest incurred is the amount of interest paid and the net amount accrued (whether expensed or capitalized) during such period excluding amortization of capitalized interest included in cost of sales.

(5)	Ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” means income before provision for income taxes and extraordinary item plus (i) fixed charges reduced by the amount of interest capitalized, (ii) amortization of capitalized interest included in cost of sales and (iii) cash distributions of income from unconsolidated joint ventures reduced by equity in income of unconsolidated joint ventures. For this purpose, “fixed charges” means interest incurred, whether expensed or capitalized.

(6)	Backlog consists of homes sold under pending sales contracts that have not yet closed, some of which are subject to contingencies, including mortgage loan approval and the sale of existing homes by customers. There can be no assurance that homes sold under pending sales contracts will close. Of the total homes sold subject to pending sales contracts as of December 31, 2002, 512 represent homes under construction and 115 represent homes not yet under construction. Backlog as of all dates is unaudited.

Management’s discussion and analysis of financial condition and results of operations

The following discussion of results of operations and financial condition should be read in conjunction with our consolidated financial statements and notes thereto and other financial information included or incorporated by reference in this prospectus.

GENERAL OVERVIEW

We are primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada. Since the founding of our predecessor in 1956, on a combined basis we have sold over 56,000 homes. We believe that we are one of the largest homebuilders in California in terms of both sales and homes delivered on a combined basis in 2002. We conduct our homebuilding operations through five geographic divisions: Southern California, San Diego, Northern California, Arizona and Nevada. We believe that we are well positioned for future growth in all of our markets. According to Global Insight, California, Arizona and Nevada were the 3rd, 6th, and 14th largest states, respectively, by single family housing starts in 2001. For the year ended December 31, 2002, on a combined basis we had revenues from home sales of $956.5 million and delivered 2,522 homes. For the same period, our consolidated EBITDA, which includes cash distributions of income from unconsolidated joint ventures, was $94.1 million. See Note 3 of “Selected historical consolidated financial data.”

We have historically entered into homebuilding joint ventures from time to time to better enable us to reduce our capital investment and risk in the highly capital intensive California markets. As of December 31, 2002, we and certain of our subsidiaries were general partners or members in 16 active joint ventures involved in the development and sale of residential projects. These joint ventures are 50% or less owned by us and not controlled by us and, accordingly, the financial statements of such joint ventures are not consolidated with our financial statements. Our investments in unconsolidated joint ventures are accounted for using the equity method. Income allocations and cash distributions to us from the unconsolidated joint ventures are based on predetermined formulas between us and our joint venture partners as specified in the applicable partnership or operating agreements. See Note 4 of “Notes to Consolidated Financial Statements” for condensed combined financial information for these joint ventures. Based upon current estimates, substantially all future development and construction costs incurred by our joint ventures will be funded by our joint venture partners or from the proceeds of construction financing obtained by the joint ventures. A recently adopted accounting interpretation could require the consolidation of the assets, liabilities and operations of certain of our joint venture and land banking arrangements. See “Impact of New Accounting Pronouncements.”

Management’s discussion and analysis of financial condition and results of operations

RESULTS OF OPERATIONS

Overview

Selected financial and operating information for us and our unconsolidated joint ventures as of and for the periods presented is as follows:

	As of and for the year ended December 31, 2002
	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total

Selected Financial Information (dollars in thousands)
Homes closed	1,740	782	2,522

Home sales revenue	$593,762	$362,697	$956,459
Cost of sales	(504,330)	(298,838)	(803,168)

Gross margin	$89,432	$63,859	$153,291

Gross margin percentage	15.1%	17.6%	16.0%

Number of homes closed
California	1,116	782	1,898
Arizona	270	—	270
Nevada	354	—	354

Total	1,740	782	2,522

Average sales price
California	$387,900	$463,800	$419,200
Arizona	212,800	—	212,800
Nevada	292,200	—	292,200

Total	$341,200	$463,800	$379,200

Number of net new home orders
California	1,117	880	1,997
Arizona	289	—	289
Nevada	321	—	321

Total	1,727	880	2,607

Average number of sales locations during period
California	15	10	25
Arizona	6	—	6
Nevada	4	—	4

Total	25	10	35

Management’s discussion and analysis of financial condition and results of operations

	As of and for the year ended December 31, 2002
	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total

Backlog of homes sold but not closed at end of period
California	200	195	395
Arizona	137	—	137
Nevada	95	—	95

Total	432	195	627

Dollar amount of backlog of homes sold but not closed at end of period (dollars in thousands)
California	$99,078	$96,160	$195,238
Arizona	30,206	—	30,206
Nevada	33,679	—	33,679

Total	$162,963	$96,160	$259,123

Lots controlled at end of period
Owned lots
California	2,174	1,439	3,613
Arizona	963	—	963
Nevada	1,534	—	1,534

Total	4,671	1,439	6,110

Optioned lots(1)
California			2,953
Arizona			4,462
Nevada			198

Total			7,613

Total lots controlled
California			6,566
Arizona			5,425
Nevada			1,732

Total			13,723

Management’s discussion and analysis of financial condition and results of operations

	As of and for the year ended December 31, 2001
	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total

Selected Financial Information (dollars in thousands)
Homes closed	1,861	705	2,566

Home sales revenue	$452,002	$316,098	$768,100
Cost of sales	(382,608)	(258,997)	(641,605)

Gross margin	$69,394	$57,101	$126,495

Gross margin percentage	15.4%	18.1%	16.5%

Number of homes closed
California	1,087	705	1,792
Arizona	298	—	298
Nevada	476	—	476

Total	1,861	705	2,566

Average sales price
California	$281,300	$448,400	$347,100
Arizona	150,200	—	150,200
Nevada	213,100	—	213,100

Total	$242,900	$448,400	$299,300

Number of net new home orders
California	1,080	618	1,698
Arizona	336	—	336
Nevada	507	—	507

Total	1,923	618	2,541

Average number of sales locations during period
California	15	13	28
Arizona	6	—	6
Nevada	6	—	6

Total	27	13	40

Management’s discussion and analysis of financial condition and results of operations

	As of and for the year ended December 31, 2001
	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total

Backlog of homes sold but not closed at end of period
California	199	97	296
Arizona	118	—	118
Nevada	128	—	128

Total	445	97	542

Dollar amount of backlog of homes sold but not closed at end of period (dollars in thousands)
California	$68,013	$50,115	$118,128
Arizona	24,523	—	24,523
Nevada	33,880	—	33,880

Total	$126,416	$50,115	$176,531

Lots controlled at end of year
Owned lots
California	1,578	2,027	3,605
Arizona	923	—	923
Nevada	378	—	378

Total	2,879	2,027	4,906

Optioned lots(1)
California			1,156
Arizona			1,859
Nevada			446

Total			3,461

Total lots controlled
California			4,761
Arizona			2,782
Nevada			824

Total			8,367

Management’s discussion and analysis of financial condition and results of operations

	As of and for the year ended December 31, 2000
	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total

Selected Financial Information (dollars in thousands)
Homes closed	1,757	909	2,666

Home sales revenue	$403,850	$367,723	$771,573
Cost of sales	(335,891)	(307,215)	(643,106)

Gross margin	$67,959	$60,508	$128,467

Gross margin percentage	16.8%	16.5%	16.7%

Number of homes closed
California	1,183	909	2,092
Arizona	189	—	189
Nevada	349	—	349
New Mexico(2)	36	—	36

Total	1,757	909	2,666

Average sales price
California	$259,300	$404,500	$322,400
Arizona	139,200	—	139,200
Nevada	189,500	—	189,500
New Mexico(2)	130,800	—	130,800

Total	$229,900	$404,500	$289,400

Number of net new home orders
California	1,103	906	2,009
Arizona	252	—	252
Nevada	321	—	321
New Mexico(2)	21	—	21

Total	1,697	906	2,603

Average number of sales locations during period
California	18	13	31
Arizona	5	—	5
Nevada	6	—	6
New Mexico(2)	1	—	1

Total	30	13	43

Management’s discussion and analysis of financial condition and results of operations

	As of and for the year ended December 31, 2000
	Company Wholly-owned	Unconsolidated Joint Ventures	Combined Total

Backlog of homes sold but not closed at end of period
California	206	184	390
Arizona	80	—	80
Nevada	97	—	97

Total	383	184	567

Dollar amount of backlog of homes sold but not closed at end of period (dollars in thousands)
California	$57,001	$82,169	$139,170
Arizona	11,842	—	11,842
Nevada	20,638	—	20,638

Total	$89,481	$82,169	$171,650

Lots controlled at end of year
Owned lots
California	1,457	2,123	3,580
Arizona	543	178	721
Nevada	587	—	587

Total	2,587	2,301	4,888

Optioned lots(1)
California			2,082
Arizona			921
Nevada			399

Total			3,402

Total lots controlled
California			5,662
Arizona			1,642
Nevada			986

Total			8,290

(1)	Optioned lots may be purchased by us as wholly-owned projects or may be purchased by newly formed unconsolidated joint ventures.
(2)	We ceased our operations in New Mexico in mid-2000.

Management’s discussion and analysis of financial condition and results of operations

On a combined basis, the number of net new home orders for the year ended December 31, 2002 increased 2.6% to 2,607 homes from 2,541 homes for the year ended December 31, 2001. The number of homes closed for the year ended December 31, 2002 decreased 1.7% to 2,522 homes from 2,566 homes for the year ended December 31, 2001. The backlog of homes sold but not closed as of December 31, 2002 was 627 homes, up 15.7% from 542 homes as of December 31, 2001.

The number of net new home orders for the year ended December 31, 2001 on a combined basis decreased 2.4% to 2,541 homes from 2,603 homes for the year ended December 31, 2000. The number of homes closed for the year ended December 31, 2001 decreased 3.8% to 2,566 homes from 2,666 homes for the year ended December 31, 2000. The backlog of homes sold but not closed as of December 31, 2001 was 542 homes, down 4% from 567 homes as of December 31, 2000.

Homes in backlog are generally closed within three to six months. The dollar amount of backlog of homes sold but not closed on a combined basis as of December 31, 2002 was  $259.1 million, up 46.8% from $176.5 million as of December 31, 2001. The cancellation rate of buyers who contracted to buy a home but did not close escrow at our projects was approximately 19% during 2002 and 24% during 2001. Our inventory of completed and unsold homes was 28 homes as of December 31, 2002.

We believe that the increase in the number of net new home orders and the decrease in the cancellation rate during 2002, as described above, are indications of an improving economy in 2002 after the economic slow-down in the latter half of 2001. In addition, in most of the markets in which we operate, the demand for housing exceeds the current supply of housing. The decline in net new home orders and closings for 2001 as compared with 2000 was primarily the result of (1) a weakening economy whose short-term outlook had become more uncertain following the unprecedented and tragic events of September 11, 2001 and (2) a reduction in the average number of active sales locations from 43 in 2000 to 40 in 2001. At December 31, 2001, we had 43 sales locations as compared to 42 sales locations at December 31, 2000. At December 31, 2002, we had 36 sales locations.

Comparison of Years Ended December 31, 2002 and 2001

Operating revenue for the year ended December 31, 2002 was $613.3 million, an increase of $145.1 million (31.0%), from operating revenue of $468.2 million for the year ended December 31, 2001. Revenue from sales of homes increased $141.8 million (31.4%) to $593.8 million in 2002 from $452.0 million in 2001. This increase was due primarily to an increase in the average sales prices of wholly-owned homes to $341,200 in 2002 from $242,900 in 2001, offset by a decrease in the number of wholly-owned homes closed to 1,740 in 2002 from 1,861 in 2001. Management fee income increased by $1.8 million to $10.9 million in 2002 from $9.1 million in 2001 as a result of an increase in the number of homes closed in unconsolidated joint ventures to 782 in 2002 from 705 in 2001. Equity in income of unconsolidated joint ventures amounting to $27.7 million was recognized in 2002, compared to $22.4 million in 2001 as a result of the increase in net income of the unconsolidated joint ventures to $56.7 million in 2002 from $47.9 million in 2001. This increase in net income was due to a related increase in the number of homes closed in unconsolidated joint ventures to 782 in 2002 from 705 in 2001 and an increase in the average sales price of homes sold by unconsolidated joint ventures to $463,800 in 2002 from $448,400 in 2001.

Total operating income increased to $65.1 million in 2002 from $46.2 million in 2001. The excess of revenue from sales of homes over the related cost of sales (gross margin) increased by $20.0 million to $89.4 million in 2002 from $69.4 million in 2001. This increase was primarily due to an increase in the average sales prices to $341,200 in 2002 from $242,900 in 2001 (a 40.5% increase), offset by a decrease in the number of wholly-owned homes closed to 1,740 in 2002 from 1,861 in 2001 (a 6.5% decrease).

Management’s discussion and analysis of financial condition and results of operations

Gross margin percentages decreased by 0.3% to 15.1% in 2002 from 15.4% in 2001. Sales and marketing expenses increased by $4.8 million (26.5%) to $22.9 million in 2002 from $18.1 million in 2001 primarily due to increased marketing fees paid to developers of master-planned communities and sales commissions as a result of increased revenue from sales of homes. General and administrative expenses increased by $2.2 million to $39.4 million in 2002 from $37.2 million in 2001, primarily as a result of increased salaries and related benefits and additional employee bonuses based on our improved operating results.

Total interest incurred during 2002 increased $4.9 million to $26.8 million from $21.9 million in 2001 as a result of an increase in the average amount of outstanding debt, offset by decreases in interest rates. There was no net interest expense recognized in 2002 compared to $0.2 million recognized in 2001 as a result of an increase in the amount of real estate inventories available for capitalization of interest in 2002.

Other income (expense), net decreased to $2.7 million in 2002 from $7.5 million in 2001 primarily as a result of initial start-up losses realized by a golf course operation at one of our projects and decreases in other miscellaneous income, offset by increases in mortgage company operations.

As of December 31, 2000, we had substantial net operating loss carryforwards for Federal tax purposes which were utilized to reduce taxable income during the year ended December 31, 2001. As a result of the reduction in the valuation allowance associated with such utilized net operating loss carryforwards, our overall effective tax rate for the year ended December 31, 2001 was approximately 10.9%. The elimination during 2002 of the remaining valuation allowances for deferred tax assets reduces our estimated overall effective tax rate for the year ending December 31, 2002 from 39.3% to 27.0%. At December 31, 2002, we had net operating loss carryforwards for federal tax purposes of approximately $5.2 million, which expire in 2009. In addition, unused recognized built-in losses in the amount of $23.9 million are available to offset future income and expire between 2009 and 2011. The utilization of these losses is limited to $3.2 million of taxable income per year; however, any portion of such permitted amount of the loss utilization that is not used in any year may be carried forward to increase permitted utilization in future years through 2011. Our ability to utilize the foregoing tax benefits will depend upon the amount of our future taxable income and may be further limited under certain circumstances.

Although our certificate of incorporation includes transfer restrictions intended to help reduce the risk of an ownership change, transactions could have occurred that would severely limit our ability to have used the tax benefits associated with our net operating loss carryforwards. We learned that one stockholder unknowingly violated the transfer restrictions. The stockholder divested itself of the requisite number of shares in February and March, 2002 so that it was no longer out of compliance with our certificate of incorporation. Pursuant to our certificate of incorporation, the transfer restrictions terminated on November 11, 2002.

Neither the amount of the net operating loss carryforwards nor the amount of limitation on such carryforwards claimed by us has been audited or otherwise validated by the Internal Revenue Service, and it could challenge either amount that we have calculated. It is possible that legislation or regulations will be adopted that would limit our ability to use the tax benefits associated with the current tax net operating loss carryforwards.

As a result of the foregoing factors, our net income increased to $49.5 million in the 2002 period from $47.7 million in the 2001 period.

Management’s discussion and analysis of financial condition and results of operations

Comparison of Years Ended December 31, 2001 and 2000.

Operating revenue for the year ended December 31, 2001 was $468.2 million, an increase of $50.9 million (12.2%) from operating revenue of $417.3 million for the year ended December 31, 2000. Revenue from sales of homes increased $48.1 million (11.9%) to $452.0 million in 2001 from $403.9 million in 2000. This increase was due primarily to an increase in the number of wholly-owned homes closed to 1,861 in 2001 from 1,757 in 2000, together with an increase in the average sales prices of wholly-owned homes to $242,900 in 2001 from $229,900 in 2000. Management fee income decreased by $1.4 million to $9.1 million in 2001 from $10.5 million in 2000 as a result of a decrease in the number of homes closed in unconsolidated joint ventures to 705 in 2001 from 909 in 2000. Equity in income of unconsolidated joint ventures amounting to $22.4 million was recognized in 2001, compared to $24.4 million in 2000 as a result of the decrease in net income of the unconsolidated joint ventures to $47.9 million in 2001 from $49.5 million in 2000 due to a related decrease in the number of homes closed in unconsolidated joint ventures to 705 in 2001 from 909 in 2000. The average sales price of homes sold by joint ventures has been higher than the average sales price of wholly-owned homes.

Total operating income decreased from $49.4 million in 2000 to $46.2 million in 2001. The excess of revenue from sales of homes over the related cost of sales (gross margin) increased by $1.4 million to $69.4 million in 2001 from $68.0 million in 2000. This increase was primarily due to an increase of 5.9% in the number of wholly-owned homes closed to 1,861 in 2001 from 1,757 in 2000, together with an increase in the average sales prices to $242,900 in 2001 from $229,900 in 2000 (a 5.7% increase). Gross margin percentages decreased by 1.4% to 15.4% in 2001 from 16.8% in 2000. Sales and marketing expenses increased by $1.6 million (9.7%) to $18.1 million in 2001 from $16.5 million in 2000 primarily due to an increase in the number of wholly-owned homes closed to 1,861 in 2001 from 1,757 in 2000. General and administrative expenses increased by $1.9 million to $37.2 million in 2001 from $35.3 million in 2000, primarily as a result of increased salaries and related benefits and additional employee bonuses based on our improved operating results.

Total interest incurred during 2001 decreased $4.1 million to $21.9 million from $26.0 million in 2000 as a result of decreases in interest rates, offset by an increase in the average amount of outstanding debt. Net interest expense decreased to $0.2 million in 2001 from $5.6 million in 2000 as a result of an increase in the amount of real estate inventories available for capitalization of interest.

Other income (expense), net increased to $7.5 million in 2001 from $7.3 million in 2000 primarily as a result of increased income from our mortgage company and title reinsurance operations in 2001, offset by a gain on the sale of an office building in 2000.

As a result of the retirement of certain debt, we recognized a net gain of $0.5 million during the year ended December 31, 2000, after giving effect to income taxes and amortization of related loan costs. No gain was recognized from retirement of debt during the year ended December 31, 2001.

We completed a capital restructuring and quasi-reorganization that resulted in the adjustment of assets and liabilities to their estimated fair values effective January 1, 1994. For the year ended December 31, 2000 income tax benefits of $9.3 million related to temporary differences resulting from the quasi-reorganization were excluded from the results of operations and not reflected as a reduction to our provision for income taxes but credited directly to additional paid-in capital.

FINANCIAL CONDITION AND LIQUIDITY

We provide for our ongoing cash requirements principally from internally generated funds from the sales of real estate, outside borrowings and by forming new joint ventures with venture partners that provide a

Management’s discussion and analysis of financial condition and results of operations substantial portion of the capital required for certain projects. We currently have outstanding 12 1/2% Senior Notes and maintain the following major credit facilities: secured revolving credit facilities (“Revolving Credit Facilities”) and an unsecured revolving line of credit with a commercial bank (“Unsecured Revolving Line”). We also finance certain projects and land acquisitions with construction loans secured by real estate inventories, seller provided financing and land banking transactions. We intend to use the net proceeds from the offering of the notes to repay (1) our existing 12 1/2% Senior Notes, (2) a portion of the outstanding balances under the Revolving Credit Facilities, (3) our Unsecured Revolving Line, (4) our construction notes payable and (5) our seller financing.

Our ability to meet our obligations on our indebtedness will depend to a large degree on our future performance, which in turn will be subject, in part, to factors beyond our control, such as prevailing economic conditions either nationally or in the regions in which we operate, the outbreak of war or other hostilities involving the United States, mortgage and other interest rates, changes in prices of homebuilding materials, weather, the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements, availability of labor and homebuilding materials, changes in governmental laws and regulations, the timing of receipt of regulatory approvals and the opening of projects, and the availability and cost of land for future development.

12 1/2% Senior Notes.

As of December 31, 2002, $70.3 million aggregate principal amount of our 12 1/2% Senior Notes was outstanding. We intend to use a portion of the net proceeds from the offering of the notes to repurchase the outstanding balance of our 12 1/2% Senior Notes. On May 1, 2001, we completed a consent solicitation with respect to the 12 1/2% Senior Notes and received consents from holders of $39.3 million of the then outstanding notes to extend the maturity date from July 1, 2001 to July 1, 2003 and to make certain amendments to the note covenants. Although we initially intended to accept consents from no more than 50% of holders, we elected to accept additional consents, as contemplated by the consent solicitation documents. The consenting holders received a consent fee of 4% of the principal balance. Subsequently, during May and June 2001, we also repurchased $31.4 million of the 12 1/2% Senior Notes from non-consenting holders.

In June 2001, General William Lyon, our Chairman and Chief Executive Officer, and a trust for which his son William H. Lyon is a beneficiary, purchased from us at par $30.0 million of the 12 1/2% Senior Notes. William H. Lyon is one of our directors and an employee. Effective in July 2001, William H. McFarland, another member of our board of directors, purchased from us at par $1.0 million of the 12 1/2% Senior Notes. In parity with holders consenting during the consent solicitation, these directors received a consent fee of 4% of the principal balance and consented to the amendments effected by our consent solicitation statement dated February 28, 2001.

In July 2001, we repaid all of the remaining 12½% Senior Notes which matured on July 1, 2001 amounting to $5.9 million.

In April, May and November 2000, we purchased $22.8 million principal amount of our outstanding 12½% Senior Notes at a cost of $22.1 million. The net gain resulting from the purchase was $0.5 million after giving effect to income taxes and amortization of related loan costs. Such gain is reflected as an extraordinary item in our results of operations for the year ended December 31, 2000.

Revolving Credit Facilities.

As of December 31, 2002, we have three revolving credit facilities which have an aggregate maximum loan commitment of $225.0 million and mature at various dates. Our $100.0 million revolving line of

Management’s discussion and analysis of financial condition and results of operations credit matures in September 2006, our $75.0 million bank revolving line of credit matures in June 2003 and our $50.0 million bank revolving line of credit initially “matures” in September 2004, after which the amounts available for borrowing begin to reduce. Effective in January 2003, our $100.0 million revolving line of credit was increased to $150.0 million, which increased our aggregate maximum loan commitment to $275.0 million. Each facility is secured by first deeds of trust on real estate for the specific projects funded by each respective facility and pledges of net sale proceeds and related property. Borrowings under the facilities are limited by the availability of sufficient real estate collateral, which is determined constantly throughout the facility period. The composition of the collateral borrowing base is limited to certain parameters in the facility agreement and is based upon the lesser of the direct costs of the real estate collateral (such as land, lots under development, developed lots or homes) or a percentage of the appraised value of the collateral, which varies depending upon the stage of construction. Repayment of advances is upon the earliest of the close of escrow of individual lots and homes within the collateral pool, the maturity date of individual lots and homes within the collateral pool or the facility maturity date. Also, each credit facility includes financial covenants, which may limit the amount that may be borrowed thereunder. Outstanding advances bear interest at various rates, which approximate the prime rate. As of December 31, 2002, $118.1 million was outstanding under these credit facilities, with a weighted-average interest rate of 4.331%, and the undrawn availability was $34.8 million as limited by our borrowing base formulas. Delaware Lyon has guaranteed on an unsecured basis California Lyon’s obligations under certain of the revolving credit facilities and has provided an unsecured environmental indemnity. We are required to comply with a number of covenants under these revolving credit facilities. See “Description of certain indebtedness” and Note 5 of “Notes to Consolidated Financial Statements.”

Unsecured Revolving Line.

At December 31, 2002, we had an unsecured revolving line of credit with a commercial bank in the amount of $10.0 million. The Unsecured Revolving Line bears interest at prime plus 1% and matures in June 2003. The Unsecured Revolving Line includes financial covenants that may limit the amount which may be borrowed thereunder. As of December 31, 2002, $5.5 million was outstanding under the Unsecured Revolving Line. We will be terminating this facility upon repayment of outstanding amounts from the proceeds from the sale of the notes.

Construction Notes Payable.

At December 31, 2002, we had construction notes payable amounting to $25.2 million related to various real estate projects. The construction notes are due as homes close or at various dates on or before June 11, 2004 and bear interest at rates of prime plus 0.25% to 14%, with a weighted-average rate of 5.206% at December 31, 2002. We will be repaying the construction notes from the proceeds from the sale of the notes. See Note 5 of “Notes to Consolidated Financial Statements.”

Seller Financing.

Another source of financing available to us is seller-provided financing for land we acquire. At December 31, 2002, we had $28.9 million of notes payable outstanding related to land acquisitions for which seller financing was provided. The seller financing notes are due at various dates through July 1, 2005 and bear interest at rates ranging from prime plus 2.0% to 12.5%, with a weighted-average interest rate of 8.896% at December 31, 2002. We will be repaying the seller financing notes from the proceeds from the sale of the notes.

Revolving Mortgage Warehouse Credit Facility.

We have a $20.0 million revolving mortgage warehouse credit facility with a bank to fund our mortgage origination operations, $15.0 million of which is committed (lender obligated to lend if stated conditions

Management’s discussion and analysis of financial condition and results of operations are satisfied) and $5.0 million of which is not committed (lender advances are optional even if stated conditions are otherwise satisfied). Mortgage loans are generally held for a short period of time and are typically sold to investors within 7 to 15 days following funding. Borrowings are secured by the related mortgage loans held for sale. At December 31, 2002 the outstanding balance was $18.1 million. The facility, which has a current maturity date of May 31, 2003, also contains financial covenants requiring the borrowers to maintain a combined tangible net worth, as defined, of at least $1.5 million, a combined net worth, as defined, meeting or exceeding the greater of $1.5 million and 5% of combined total liabilities, as defined, and liquidity, as defined, meeting or exceeding $1.0 million. This facility is non-recourse and is not guaranteed by Delaware Lyon or California Lyon.

Land Banking Arrangements.

We enter into purchase agreements with various land sellers. In some instances, and as a method of acquiring land in staged takedowns, minimizing the use of funds from our revolving credit facilities and other corporate financing sources and limiting our risk, we transfer our right in such purchase agreements to entities owned by third parties (land banking arrangements). These entities use equity contributions and/or incur debt to finance the acquisition and development of the lots. The entities grant us an option to acquire lots in staged takedowns. In consideration for this option, we make a non-refundable deposit equal to 20% or less of the total purchase price. Additionally, we may be subject to other penalties if lots are not acquired. We are under no obligation to purchase the balance of the lots, but would forfeit our remaining deposit and be subject to penalties if the lots are not purchased. We do not have legal title to these entities or their assets and have not guaranteed their liabilities. The deposits and penalties related to such land banking projects have been recorded in the accompanying balance sheet. The financial statements of these entities are not consolidated with our consolidated financial statements. A recently adopted accounting interpretation could require the consolidation of the assets, liabilities and operations of certain of our joint venture and land banking arrangements. See “Impact of New Accounting Pronouncements.” These land banking arrangements help us manage the financial and market risk associated with land holdings. The use of these land banking arrangements is dependent on, among other things, the availability of capital to the option provider, general housing market conditions and geographic preferences. Summary information with respect to our land banking arrangements is as follows as of December 31, 2002 (dollars in thousands):

Total number of land banking projects	7

Total number of lots	1,264

Total purchase price	$111,814

Balance of lots still under option and not purchased:
Number of lots	1,147

Purchase price	$104,687

Forfeited deposits and penalties if lots are not purchased	$23,587

Joint Venture Financing.

As of December 31, 2002, we and certain of our subsidiaries were general partners or members in 16 active joint ventures involved in the development and sale of residential projects. These joint ventures are 50% or less owned by us and not controlled by us and, accordingly, the financial statements of such joint ventures are not consolidated with our financial statements. Our investments in unconsolidated joint ventures are accounted for using the equity method. A recently adopted accounting interpretation could require the consolidation of the assets, liabilities and operations of certain of our joint venture and land

Management’s discussion and analysis of financial condition and results of operations banking arrangements. See “Impact of New Accounting Pronouncements.” Income allocations and cash distributions to us from the unconsolidated joint ventures are based on predetermined formulas between us and our joint venture partners as specified in the applicable partnership or operating agreements. We generally receive, after partners’ priority returns and returns of partners’ capital, approximately 50% of the profits and cash flows from joint ventures. See Note 4 of “Notes to Consolidated Financial Statements” for condensed combined financial and other information for these joint ventures. Based upon current estimates, substantially all future development and construction costs incurred by the joint ventures will be funded by our venture partners or from the proceeds of construction financing obtained by the joint ventures.

As of December 31, 2002, our investment in and advances to these joint ventures was $65.4 million and our venture partners’ investment in such joint ventures was $91.3 million. Eleven of the joint ventures are in the form of limited partnerships of which we or one of our subsidiaries are the general partner. As of December 31, 2002, these joint ventures had obtained financing from construction lenders which amounted to $90.1 million of outstanding indebtedness. While historically all liabilities of these partnerships have been satisfied out of the assets of such partnerships and while we believe that this will continue in the future, we, as general partner, are potentially responsible for all liabilities and indebtedness of these partnerships. In addition, Delaware Lyon has provided unsecured environmental indemnities to some of the lenders who provide loans to the partnerships. Delaware Lyon has also provided completion guarantees and repayment guarantees for some of the limited partnerships under their credit facilities. The repayment guarantees only become effective upon repayment of our outstanding 12 1/2% Senior Notes. We anticipate that the lender who holds these repayment guarantees will terminate them prior to consummation of this offering.

Some of the credit facilities contain financial covenants applicable to us. See “Description of certain indebtedness.”

During the year ended December 31, 2002, one of our existing unconsolidated joint ventures (“Existing Venture”) was restructured such that we are required to purchase the 538 lots owned by the Existing Venture on a specified takedown basis through October 15, 2003 at a purchase price equal to the future cost of such lots including a 20% preferred return on invested capital to the outside partner of the Existing Venture (estimated to be $178.6 million, including an estimated preferred return of $36.9 million). During the year ended December 31, 2002, the first 242 lots were purchased from the Existing Venture for $64.5 million, which includes a $12.5 million preferred return to the outside partner of the Existing Venture. The 242 lots were purchased by a newly formed joint venture (“New Venture”) between us and an outside partner. We are required to purchase the 242 lots owned by the New Venture on a specified takedown basis through May 15, 2004 at a purchase price equal to $74.2 million plus a 13 1/2% preferred return on invested capital to the outside partner of the New Venture. Because we are required to purchase the lots owned by both the Existing Venture and the New Venture, and we now control both ventures, the financial statements of both ventures have been consolidated with our financial statements as of December 31, 2002, including real estate inventories of $101.8 million and minority interest in consolidated joint ventures of $80.6 million. During the year ended December 31, 2002 an additional 44 lots were purchased from the Existing Venture for $19.8 million, which includes a $4.0 million preferred return to the outside partner of the Existing Venture. The 44 lots were purchased through a land banking arrangement. The intercompany sale and related profit from the 242 lots and the 44 lots have been eliminated in consolidation.

In January 2003, California Lyon and two unaffiliated parties formed a limited liability company (“Development LLC”) for the purpose of acquiring three parcels of land totaling 236 acres in Irvine and Tustin, California (formerly part of the Tustin Marine Corps Air Station) and developing the land into

Management’s discussion and analysis of financial condition and results of operations

1,910 residential homesites. The development process is anticipated to be completed by mid 2004 at which time California Lyon will have the obligation under certain specific conditions to purchase approximately one-half in value of the lots. We anticipate that homebuilding activities and first deliveries will begin in 2005. California Lyon has an indirect, minority interest in the Development LLC, which is the borrower under a secured line of credit. Advances under the line of credit are to be used to pay acquisition and development costs and expenses. The maximum commitment amount is $35 million, which is limited by specified agreed debt-to-value ratios. The line of credit is secured by a deed of trust on the real property and improvements thereon owned by the Development LLC, as well as pledges of all net sale proceeds, related contracts and other ancillary property. Subject to specified terms and conditions, California Lyon and the other indirect and direct members of the Development LLC, including certain affiliates and parents of such other members, each (i) have guaranteed on an unsecured basis to the bank the repayment of the Development LLC’s indebtedness under the line of credit, completion of certain infrastructure improvements to the land, payment of necessary loan remargining obligations, and the Development LLC’s performance under its environmental indemnity and covenants, and (ii) have agreed to take all actions and pay all amounts to assure that the Development LLC is in compliance with financial covenants. California Lyon has posted a letter of credit equal to approximately $5 million to secure such obligations as well as the Development LLC’s obligations to the bank under the line of credit. California Lyon and the other indirect and direct members of the Development LLC, including certain affiliates and parents of such other members, have entered into a Reimbursement and Indemnity Agreement to allocate any liability arising from their guaranty obligations to the bank, including the posting and pledge to the bank of the letters of credit by the parties. Delaware Lyon has entered into a joinder agreement to be jointly and severally liable for California Lyon’s obligations under the Reimbursement and Indemnity Agreement. As a result of these agreements and guarantees, Delaware Lyon and California Lyon may be liable in specified circumstances for the full amount of the obligations guaranteed to the bank.

Assessment District Bonds.

In some jurisdictions in which we develop and construct property, assessment district bonds are issued by municipalities to finance major infrastructure improvements and fees. Such financing has been an important part of financing master-planned communities due to the long-term nature of the financing, favorable interest rates when compared to our other sources of funds and the fact that the bonds are sold, administered and collected by the relevant government entity. As a landowner benefited by the improvements, we are responsible for the assessments on our land. When our homes or other properties are sold, the assessments are either prepaid or the buyers assume the responsibility for the related assessments. See Note 10 of “Notes to Consolidated Financial Statements.”

Cash Flows—Comparison of Years Ended December 31, 2002 and 2001.

Net cash provided by (used in) operating activities changed from a use of $2.3 million in 2001 to a source of $16.2 million in 2002. The change was primarily a result of an increase in operating income as a result of increased operating revenues in 2002.

Net cash provided by (used in) investing activities changed from a use of $4.1 million in 2001 to a source of $11.1 million in 2002 primarily as a result of an increase in net distributions from unconsolidated joint ventures in 2002.

Net cash (used in) provided by financing activities changed from a source of $11.4 million in 2001 to a use of $30.3 million primarily as a result of purchases of common stock in 2002.

Management’s discussion and analysis of financial condition and results of operations

Cash Flows—Comparison of Years Ended December 31, 2001 and 2000.

Net cash (used in) provided by operating activities changed from a source of $9.3 million in 2000 to a use of $2.3 million in 2001. The change was primarily a result of increased expenditures in real estate inventories for 2001.

Net cash (used in) provided by investing activities changed from a source of $19.2 million in 2000 to a use of $4.1 million in 2001 primarily as a result of an increase in notes receivable originations associated with the mortgage company warehouse credit facility and a decrease in net distributions from unconsolidated joint ventures in 2001.

Net cash provided by (used in) financing activities changed from a use of $16.0 million in 2000 to a source of $11.4 million primarily as a result of increased net borrowings from notes payable and a decrease in the net repurchase of 12½% Senior Notes in 2001.

INFLATION

Our revenues and profitability may be affected by increased inflation rates and other general economic conditions. In periods of high inflation, demand for our homes may be reduced by increases in mortgage interest rates. Further, our profits will be affected by our ability to recover through higher sales prices increases in the costs of land, construction, labor and administrative expenses. Our ability to raise prices at such times will depend upon demand and other competitive factors.

CRITICAL ACCOUNTING POLICIES

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and costs and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those which impact its most critical accounting policies. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Management believes that the following accounting policies are among the most important to a portrayal of our financial condition and results of operations and require among the most difficult, subjective or complex judgments:

Real Estate Inventories and Cost of Sales.

Real estate inventories are carried at cost net of impairment losses, if any. Real estate inventories consist primarily of deposits, raw land, lots under development, homes under construction and completed homes of real estate projects. All direct and indirect land costs, offsite and onsite improvements and applicable interest and other carrying charges are capitalized to real estate projects during periods when the project is under development. Land, offsite costs and all other common costs are allocated to land parcels benefited based upon relative fair values before construction. Onsite construction costs and related carrying charges (principally interest and property taxes) are allocated to the individual homes within a phase based upon the relative sales value of the homes. The estimation process involved in determining relative fair values and sales values is inherently uncertain because it involves estimates of current market values for land parcels before construction as well as future sales values of individual homes within a phase. Our estimate of future sales values is supported by our budgeting process. The estimate of future sales values is inherently uncertain because it requires estimates of current market conditions as well as future market events and conditions. Additionally, in determining the allocation of costs to a particular land parcel or

Management’s discussion and analysis of financial condition and results of operations individual home, we rely on project budgets that are based on a variety of assumptions, including assumptions about construction schedules and future costs to be incurred. It is possible that actual results could differ from budgeted amounts for various reasons, including construction delays, increases in costs that have not yet been committed, or unforeseen issues encountered during construction that fall outside the scope of contracts obtained. While the actual results for a particular construction project are accurately reported over time, a variance between the budget and actual costs could result in the understatement or overstatement of costs and a related impact on gross margins in a specific reporting period. To reduce the potential for such distortion, we have set forth procedures which have been applied by us on a consistent basis, including assessing and revising project budgets on a monthly basis, obtaining commitments from subcontractors and vendors for future costs to be incurred, reviewing the adequacy of warranty accruals and historical warranty claims experience, and utilizing the most recent information available to estimate costs. The variances between budget and actual amounts identified by us have historically not had a material impact on our consolidated results of operations. Management believes that our policies provide for reasonably dependable estimates to be used in the calculation and reporting of costs. We relieve our accumulated real estate inventories through cost of sales for the cost of homes sold, as described more fully below in the section entitled “Sales and Profit Recognition.”

Impairment of Real Estate Inventories.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“Statement No. 144”). This pronouncement superseded Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (“Statement No. 121”) and was required to be adopted on January 1, 2002. Statement No. 144 retained the fundamental provisions of Statement No. 121 as it relates to assets to be held and used and assets to be sold. Statement No. 144 requires impairment losses to be recorded on assets to be held and used by us when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. The estimation process used in determining the undiscounted cash flows of the assets is inherently uncertain because it involves estimates of future revenues and costs. As described more fully above in the section entitled “Real Estate Inventories and Cost of Sales”, estimates of revenues and costs are supported by our budgeting process. When an impairment loss is required for assets to be held and used by us, the related assets are adjusted to their estimated fair value.

Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than a forced or liquidation sale. The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as the availability of suitable financing to fund development and construction activities. The realization of our real estate inventories is dependent upon future uncertain events and conditions and, accordingly, the actual timing and amounts realized by us may be materially different from their estimated fair values.

Sales and Profit Recognition.

A sale is recorded and profit recognized when a sale is consummated, the buyer’s initial and continuing investments are adequate, any receivables are not subject to future subordination, and the usual risks and rewards of ownership have been transferred to the buyer in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate. When it is determined that the earnings process is not complete, profit is deferred for

Management’s discussion and analysis of financial condition and results of operations recognition in future periods. The profit recorded by us is based on the calculation of cost of sales that is dependent on our allocation of costs, which is described in more detail above in the section entitled “Real Estate Inventories and Cost of Sales.”

Our critical accounting policies are more fully described in Note 1 of “Notes to Consolidated Financial Statements.”

RELATED PARTY TRANSACTIONS

See “Certain relationships and related transactions” and Note 9 of “Notes to Consolidated Financial Statements” for a description of our transactions with related parties.

IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board issued Statement No. 142 Goodwill and Other Intangible Assets (“Statement No. 142”), effective for fiscal years beginning after December 15, 2001. Under the new rule, goodwill is no longer amortized but is subject to impairment tests in accordance with Statement No. 142. We performed our first required annual impairment test of goodwill as of January 1, 2002 and determined that goodwill was not impaired. As of December 31, 2002, there have been no indicators of impairment related to our goodwill.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-lived Assets (“Statement No. 144”). This pronouncement supersedes Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of (“Statement No. 121”) and a portion of APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (“APB No. 30”), and was required to be adopted on January 1, 2002. Statement No. 144 retains the fundamental provisions of Statement No. 121 as it relates to assets to be held and used and assets to be sold, but adds provisions for assets to be disposed of other than by sale. It also changes the accounting for the disposal of a segment under APB No. 30 by requiring the operations of any assets with their own identifiable cash flows that are disposed of or held for sale to be removed from operating income and reported as discontinued operations. Treating such assets as discontinued operations would also require the reclassification of the operations of any such assets for any prior periods presented. Our adoption of Statement No. 144 has not had a material impact on our financial condition or the results of our operations.

In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, Rescission of SFAS Nos. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections (“Statement No. 145”). Statement No. 145 prevents gains or losses on extinguishment of debt not meeting the criteria of APB 30 to be treated as extraordinary. Statement No. 145 is effective for fiscal years beginning after March 15, 2002. Upon adoption of Statement No. 145, our previously reported extraordinary items related to gain from retirement of debt will be reclassified and not reported as extraordinary items.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“Interpretation No. 45”). The disclosure requirements of Interpretation No. 45 are effective as of December 31, 2002. The initial recognition and measurement requirements of Interpretation No. 45 are effective on a prospective basis to guarantees issued or modified after December 31, 2002.

Management’s discussion and analysis of financial condition and results of operations

We are currently evaluating the impact of the required accounting treatment under Interpretation No. 45 for guarantees issued or modified after December 31, 2002. We have not determined the anticipated impact of the application of Interpretation No. 45 to guarantees issued or modified after December 31, 2002. However, in the case of a guarantee issued as part of a transaction with multiple elements with an unrelated party, Interpretation No. 45 generally requires the recording at inception of the guarantee of a liability equal to the guarantee’s estimated fair value. In the absence of observable transactions for identical or similar guarantees, estimated fair value will likely be based on the expected present value which is the sum of the estimated probability-weighted range of contingent payments under the guarantee arrangement. The recording of a liability could have a corresponding effect on various of our financial ratios and other financial and operational indicators. See Notes 4, 5 and 10 of “Notes to Consolidated Financial Statements” for additional information related to our guarantees.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (“Statement No. 148”). Statement No. 148 amends Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“Statement No. 123”) to provide three alternative methods of transition for Statement No. 123’s fair value method of accounting for stock-based employee compensation for companies that elect to adopt the provisions of Statement No. 123. Transition to the fair value accounting method of Statement No. 123 is not required by Statement No. 148. We have elected to use the intrinsic value method of accounting for stock compensation in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and related interpretations. Statement No. 148 also amends the disclosure provisions of Statement No. 123 to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based compensation on reported net income and earnings per share in annual and interim financial statements. The disclosure provisions of Statement No. 148 are required to be adopted by all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of Statement No. 123 or the intrinsic value method of APB No. 25. The disclosure provisions of Statement No. 148 have been adopted by us with appropriate disclosure included in Note 1 of “Notes to Consolidated Financial Statements”.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities (“Interpretation No. 46”), which applies immediately to arrangements created after January 31, 2003. Interpretation No. 46 applies to arrangements created before February 1, 2003 beginning on July 1, 2003. We are currently evaluating whether the application of Interpretation No. 46 would require the consolidation of any of our joint venture or land banking arrangements existing at December 31, 2002. The consolidation of the assets, liabilities and operations of any of our joint venture or land banking arrangements would have a corresponding effect on various of our financial ratios and other financial and operational indicators. Interpretation No 46 may be applied by restating previously issued financial statements with a cumulative-effect adjustment as of the beginning of the first year restated. See Notes 4 and 10 of “Notes to Consolidated Financial Statements” for additional information regarding our joint venture and land banking arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our exposure to market risk for changes in interest rates relates to our floating rate debt with a total outstanding balance at December 31, 2002 of $167.3 million where the interest rate is variable based upon certain bank reference or prime rates. If interest rates were to increase by 10%, the estimated impact on our consolidated financial statements would be no reduction to income before provision for income taxes based on amounts outstanding and rates in effect at December 31, 2002, but would increase capitalized interest by approximately $0.8 million which would be amortized to cost of sales as home closings occur.

Market Overview

The following is a brief overview of the business, economic and demographic trends in the three growing Sunbelt states of California, Arizona, and Nevada and the metropolitan areas within those states in which we operate. Most of these markets have experienced compound annual growth rates (CAGR) in population and employment that exceed the overall rates in the nation. We believe the growth characteristics of the markets in which we operate represent a significant opportunity for us. The following table, which was derived from data compiled by Global Insight from U.S. Bureau of Labor Statistics and U.S. Census Bureau statistics presents actual data for the years 1996 to 2001 and projected data for the years 2002 to 2006 for these trends for the areas listed below.

As used herein and unless otherwise noted, the terms Orange County, Los Angeles, Ventura, Riverside, Sacramento, San Francisco, and San Jose refer to the Primary Metropolitan Statistical Areas (PMSAs) encompassing such cities or counties, and San Diego, Las Vegas, and Phoenix refer to the Metropolitan Statistical Areas (MSAs) encompassing those cities, in each case as defined by the Office of Management and Budget. The population rankings of the metropolitan areas set forth herein are based on data from the U.S. Census Bureau’s 2000 Census.

					Single-Family Housing Activity
	Population		Employment(1)		Starts		Permits
	1996-2001 CAGR (%)	2001-2006 CAGR (%)	1996-2001 CAGR (%)	2001-2006 CAGR (%)	1996-2001 CAGR (%)	2001-2006 CAGR (%)	1996-2001 CAGR (%)	2001-2006 CAGR (%)

U.S.(2)	1.15	0.99	2.07	1.13	1.76	0.70
California	1.61	1.49	2.90	1.02	8.15	6.55
Los Angeles	1.08	0.74	1.56	0.59			11.99	2.85
Orange County	1.75	1.01	3.67	1.29			(3.17)	10.54
Riverside	2.60	2.06	5.08	2.44			15.20	3.05
Sacramento	2.29	1.74	3.89	1.48			12.85	3.06
San Diego	1.53	1.40	3.96	1.95			9.69	5.48
San Francisco	0.45	0.49	2.47	0.25			(2.07)	15.41
San Jose	0.72	1.02	2.93	(0.01)			(16.65)	20.17
Ventura	1.63	1.23	3.33	1.17			8.52	4.63
Nevada	4.70	2.53	4.57	2.44	(1.65)	(2.50)
Las Vegas	5.41	2.73	5.64	3.00			3.14	(1.74)
Arizona	2.95	2.34	3.67	1.44	0.03	2.53
Phoenix	3.37	2.39	3.98	1.67			4.46	1.25

SOURCE: Global Insight

(1)	Refers to private sector non-farm employment.
(2)	2002 U.S. employment data is actual.

SOUTHERN CALIFORNIA DIVISION

The Southern California Division consists of operations in the counties of Los Angeles, Orange and Ventura and a portion of Riverside County. With over 45 years of experience in this region, we provide quality housing to a variety of niches within the diverse geographic market. On a combined basis, we closed 874 homes for the year ended December 31, 2002, with base sales prices ranging from $246,000 to $1,035,000 and an average base sales price of $417,300.

The Los Angeles–Riverside–Orange County metropolitan area is the second most populous metropolitan area in the United States as recognized by the U.S. Census Bureau.

Market overview

Los Angeles

Los Angeles’ diverse economy, strong demographic trends, continued price appreciation and pent-up housing demand continue to support this market, according to the Meyers Group. Single family housing permits are expected to increase by 12.71% in 2003 according to data compiled by Global Insight. Based on such data, population and employment are expected to increase by 0.66% and 0.53%, respectively in 2003. According to the Meyers Group, major employers in Los Angeles include Boeing, Kaiser Permanente, Ralph’s Grocery and Kelly Services.

Riverside

As land availability is reduced in neighboring Los Angeles and Orange County, Riverside is expected to continue to meet overflow housing demand. Furthermore, the Riverside County Integrated Plan (RCIP), aimed at improving commutes along major highways, is expected to expand access to many homebuilding markets in Riverside. Although single family housing permits are expected to decrease by 1.98% in 2003, population and employment are expected to increase by 1.96% and 1.87%, respectively, in 2003 according to data compiled by Global Insight. According to the Meyers Group, major employers in Riverside include Stater Bros. Markets, Wal-Mart Stores, United Parcel Service, and the University of California-Riverside.

Orange County

In Orange County, we were ranked as the fourth largest homebuilder in 2002, based on the number of homes sold, according to the Meyers Group. Single family housing permits are expected to increase by 20.80% in 2003 according to data compiled by Global Insight. Based on such data, population and employment are expected to increase by 0.93% and 0.73%, respectively, in 2003. According to the Meyers Group, major employers in Orange County include Walt Disney, the University of California-Irvine, Boeing, and Albertson’s.

SAN DIEGO DIVISION

The San Diego Division consists of operations in San Diego County and a portion of Riverside County. With over 30 years of experience in the area, we were ranked as the eighth largest homebuilder in 2002 in San Diego County, based on the number of homes sold, according to the Meyers Group. On a combined basis, we closed 469 homes for the year ended December 31, 2002, with base sales prices ranging from $180,000 to $645,000, and an average base sales price of $357,900.

San Diego

The San Diego metropolitan area is the 17th most populous metropolitan area in the United States as recognized by the U.S. Census Bureau. Positive employment growth and a diversified economy enhance San Diego’s economic outlook. Single family housing permits are expected to increase by 19.59% in 2003 according to data compiled by Global Insight. Based on such data, population and employment are expected to increase by 1.32% and 1.89%, respectively, in 2003. According to the Meyers Group, major employers in San Diego include the University of California at San Diego, Sharp Healthcare, Scripps Health and the Naval Amphibean Base Coronado.

NORTHERN CALIFORNIA DIVISION

The Northern California Division consists of operations in Contra Costa, El Dorado, Sacramento, Santa Clara, San Joaquin, Solano, Placer, and Stanislaus Counties. We have over 35 years of experience in the market and in 2002 were ranked as a top five builder in Solano and El Dorado Counties and a top ten builder in San Joaquin County based on the number of homes sold, according to The Ryness Company. We provide quality housing to a variety of niches within this diverse geographic market. On a combined basis, we closed 555 homes for the year ended December 31, 2002, with base sales prices ranging from $209,000 to $1,003,000, and an average base sales price of $347,200.

Market overview

San Francisco Bay Area

The San Francisco-Oakland-San Jose metropolitan area (the “San Francisco Bay Area”) is the fifth most populous metropolitan area in the United States as recognized by the U.S. Census Bureau. Although the San Francisco Bay Area has experienced low housing affordability and recent job losses, housing demand remains strong due to low levels of housing supply. Single family housing permits in San Francisco are expected to increase by 41.07% in 2003 according to data compiled by Global Insight. Based on such data, population is expected to increase by 0.43% and employment is expected to decrease 0.02% in 2003. Single family housing permits in San Jose are expected to increase by 47.93% in 2003 according to data compiled by Global Insight, and population and employment are expected to increase by 0.99% and 0.34%, respectively, in 2003. According to the Meyers Group, major employers in the San Francisco Bay Area include Cisco Systems, Pacific Bell, the University of California-San Francisco and Hewlett-Packard.

Sacramento

The Sacramento-Yolo metropolitan area is the 25th most populous metropolitan area in the United States as recognized by the U.S. Census Bureau. Housing affordability compared to neighboring markets, a diversified economy and strong infrastructure provide support for homebuilding demand in the metropolitan area. Although single family housing permits are expected to decrease in Sacramento by 4.70% in 2003, population and employment are expected to increase by 1.59% and 0.60%, respectively, in 2003 according to data compiled by Global Insight. According to the Meyers Group, major employers in the metropolitan area include Intel, Raley’s, Pacific Bell and Hewlett-Packard.

NEVADA DIVISION

The Nevada Division consists of operations in Clark County. We entered the Nevada market in 1995 and we believe that during the last three years our projects were among the top selling projects in Summerlin. Summerlin has been the best selling master planned community in the nation for nine out of the ten years through December 31, 2001. We closed 354 homes for the year ended December 31, 2002, with base sales prices ranging from $132,000 to $595,000, and an average base sales price of $243,900.

Las Vegas

The Las Vegas metropolitan area is the 32nd most populous and the fastest growing metropolitan area in the U.S. as recognized by the U.S. Census Bureau, with an 83.3% increase in population from 1990 to 2000. Housing affordability, combined with positive job and population growth, bolster homebuilding demand, primarily in the entry level and move up housing segments. Although single family housing permits are expected to decrease by 1.11% in 2003, population and employment are expected to increase by 2.76% and 3.22%, respectively, in 2003 according to data compiled by Global Insight. According to the Meyers Group, major employers in Las Vegas include Bellagio Casino Hotel, MGM Grand Hotel, Bally’s & Paris Casino Hotels and Mirage Casino-Hotel.

ARIZONA DIVISION

The Arizona Division consists of operations in Maricopa County. With over 30 years of experience in the Arizona market, we closed 270 homes for the year ended December 31, 2002, with base sales prices ranging from $110,000 to $324,000, and an average base sales price of $194,100.

Phoenix

The Phoenix-Mesa metropolitan area is the 14th most populous metropolitan area in the United States as recognized by the U.S. Census Bureau. Single family housing permits in Phoenix are expected to increase by 0.28% in 2003 according to data compiled by Global Insight. Based on such data, population and employment are expected to increase by 2.41% and 1.32%, respectively, in 2003. Population growth was in excess of 100,000 people per year through much of the 1990s and the trend is expected to continue in 2003, according to the Meyers Group. According to the Meyers Group, major employers in the metropolitan area include Honeywell, Wal-Mart Stores, Banner Health Systems and Raytheon Company.

Business

GENERAL

We are primarily engaged in the design, construction and sale of single family detached and attached homes in California, Arizona and Nevada. Since the founding of our predecessor in 1956, on a combined basis we have sold over 56,000 homes. We believe that we are one of the largest homebuilders in California in terms of both sales and homes delivered on a combined basis in 2002. We conduct our homebuilding operations through five geographic divisions: Southern California, San Diego, Northern California, Arizona and Nevada. We believe that we are well positioned for future growth in all of our markets. According to Global Insight, California, Arizona and Nevada were the 3rd, 6th, and 14th largest states, respectively, by single family housing starts in 2001. For the year ended December 31, 2002, on a combined basis we had revenues from home sales of $956.5 million and delivered 2,522 homes. For the same period, our consolidated EBITDA, which includes cash distributions of income from unconsolidated joint ventures, was $94.1 million. See Note 3 of “Selected historical consolidated financial data.”

We consider ourselves an opportunistic niche builder with expertise in all aspects of the homebuilding industry. We design, construct and sell a wide range of homes designed to meet the specific needs of each of our markets. We primarily emphasize sales to entry-level and move-up home buyers and we believe that this diversified product strategy enables us to best serve a wide range of buyers and adapt quickly to a variety of market conditions. As of December 31, 2002, we marketed our homes through 36 sales locations in both our wholly-owned projects and projects being developed in unconsolidated joint ventures. For the year ended December 31, 2002, the average sales price for homes delivered on a combined basis was $379,200, with base sales prices ranging from $110,000 to $1,035,000 and with square footage ranging from 1,183 to 4,695.

Our land acquisition strategy, as a merchant homebuilder, is to undertake projects with life-cycles of 24-36 months, in order to reduce development and market risk. We believe our inventory of owned lots is adequate to supply our homebuilding operations at current levels for approximately two years. As of December 31, 2002, on a combined basis, we controlled 13,723 lots, of which 6,110 were owned.

For the year ended December 31, 2002, on a combined basis we generated 2,607 net new home orders, a 3% increase over the 2,541 net new home orders generated for the year ended December 31, 2001. The dollar amount of our backlog of homes sold but not closed as of December 31, 2002 was $259.1 million, a 47% increase over the $176.5 million as of December 31, 2001.

BUSINESS STRATEGY

Our business strategies focus on the following:

Focus On High Growth Core Markets

Our housing markets are located in three rapidly growing Sunbelt states, California, Arizona and Nevada, which we believe offer us attractive opportunities for long-term growth. In California, we operate in the markets of: San Diego County, Riverside County, Orange County, Los Angeles County, Ventura County, San Francisco East Bay, San Jose, Sacramento County and other central California counties. In Arizona and Nevada, we primarily operate in the Phoenix and Las Vegas markets, respectively. These areas are generally characterized by high job growth and in-migration trends, creating strong demand for new housing.

On a combined basis, we believe that we have been one of the largest homebuilders in California in both homes delivered and sales volume for the last twenty years and continue to command a significant

Business

market share. In Ventura County, California, we ranked as the largest homebuilder, and, in prestigious Orange County, California, we ranked as the fourth largest homebuilder in 2002, based on number of homes sold, according to the Meyers Group. In California, we believe that our strong reputation and long-standing relationships provide us with a significant competitive advantage, particularly as it relates to dealings with land sellers, subcontractors and material suppliers. In addition to our strength in California, we believe there are significant opportunities for us to grow in Arizona and Nevada.

Maintain Conservative Financial Position and Improve Credit Profile

We operate with a conservative approach to capital and inventory risk and focus on decreasing our reliance on leverage. We successfully de-leveraged our balance sheet over the past five years while growing our stockholders’ equity (deficit) from $(5.7) million as of December 31, 1997 to $181.7 million as of December 31, 2002. We plan to continue to diminish our reliance on leverage and use our cash flow from operations for on-balance sheet inventory investment. We believe that our operating and financial performance will also benefit from our enhanced focus on wholly-owned projects and limiting our use of joint venture structures, in which our joint venture partners have historically required returns on their invested capital in excess of 20%.

Acquire Strong Land Positions Through Disciplined Acquisition Strategies

We believe that, next to our people, land is our most valuable asset and that our long-standing relationships with land sellers give us a competitive advantage in the acquisition of well positioned lots, particularly in California. We believe that our strategy as a merchant homebuilder, versus that of a master-planned community developer, allows us to limit exposure to land investment and entitlement risk, as we focus on the development of entitled parcels that can be completed within a two to three-year period. We attempt to minimize our exposure to land risk through disciplined management of completed housing inventory, as well as the use of land options and flexible land acquisition arrangements.

Maintain Low Cost Structure

Throughout our history, we have focused on minimizing construction costs and overhead, and we believe this strategy has been critical to maintaining competitive margins and profitability. We reduce costs by:

➢	Obtaining favorable pricing from subcontractors through long-term relationships and high volume;

➢	Reducing interest carry costs by acquiring entitled lots, minimizing our inventory of unsold or speculative homes and shortening the construction cycle;

➢	Minimizing overhead by centralizing certain administrative activities; and

➢	Monitoring homebuilding production, scheduling and budgeting through the effective use of management information systems.

Leverage Experienced Management Team with Significant Equity Ownership

Our executive officers and divisional presidents average more than 25 years of experience in the homebuilding and development industries within California and the Southwest. We combine decentralized management in those aspects of our business where detailed knowledge of local market conditions is important (such as governmental processing, construction, land development and sales and marketing), with centralized management in those functions where, we believe, central control is required (such as approval of land acquisitions, financial, treasury, human resources and legal matters). We plan to continue to seek experienced professionals with deep market expertise while retaining our existing employees. In addition, our management owns a substantial portion of our outstanding common stock, aligning management’s incentives with those of our stockholders.

Business

OUR MARKETS

We are currently operating through five geographic divisions: Southern California, San Diego, Northern California, Arizona, and Nevada. Each of the divisions has responsibility for the management of our homebuilding and development operations within the geographic boundaries of the division. The New Mexico Division ceased operations in mid-2000.

The following table sets forth sales from real estate operations attributable to each of our homebuilding divisions during the preceding three fiscal years and the three months ended December 31, 2002 and 2001:

	Three Months Ended December 31,				Year Ended December 31,
	2002		2001		2002		2001		2000
	Dollar Amount	% of Total	Dollar Amount	% of Total	Dollar Amount	% of Total	Dollar Amount	% of Total	Dollar Amount	% of Total
	(Dollars in Thousands)
Wholly-owned
Southern California(1)	$92,206	25%	$49,255	15%	$232,868	24%	$118,611	15%	$107,249	14%
San Diego(2)	30,670	8%	46,354	15%	115,843	12%	117,652	15%	90,137	12%
Northern California(3)	36,148	10%	36,167	11%	84,679	9%	75,108	10%	111,026	14%
Arizona(4)	19,167	5%	16,178	5%	65,571	7%	46,262	6%	26,309	3%
New Mexico(5)	—	0%	—	0%	—	—	—	—	6,011	1%
Nevada(6)	23,655	7%	25,796	8%	103,449	11%	101,423	13%	66,134	8%

	201,846	55%	173,750	54%	602,410	63%	459,056	59%	406,866	52%

Unconsolidated joint ventures
Southern California(1)	76,536	21%	69,005	21%	167,518	16%	156,336	20%	112,233	14%
San Diego(2)	33,752	9%	21,713	7%	90,843	9%	49,748	6%	116,048	15%
Northern California(3)	55,868	15%	57,443	18%	121,415	12%	115,385	15%	146,571	19%

	166,156	45%	148,161	46%	379,776	37%	321,469	41%	374,852	48%

Combined
Southern California(1)	168,742	46%	118,260	36%	400,386	40%	274,947	35%	219,482	28%
San Diego(2)	64,422	17%	68,067	22%	206,686	21%	167,400	21%	206,185	27%
Northern California(3)	92,016	25%	93,610	29%	206,094	21%	190,493	25%	257,597	33%
Arizona(4)	19,167	5%	16,178	5%	65,571	7%	46,262	6%	26,309	3%
New Mexico(5)	—	0%	—	0%	—	—	—	—	6,011	1%
Nevada(6)	23,655	7%	25,796	8%	103,449	11%	101,423	13%	66,134	8%

	$368,002	100%	$321,911	100%	$982,186	100%	$780,525	100%	$781,718	100%

(1)	The Southern California Division consists of operations in the counties of Los Angeles, Orange, and Ventura and a portion of Riverside County.
(2)	The San Diego Division consists of operations in San Diego County and a portion of Riverside County.
(3)	The Northern California Division consists of operations in Contra Costa, El Dorado, Santa Clara, Sacramento, San Joaquin, Solano, Placer and Stanislaus Counties.
(4)	The Arizona Division consists of operations in the Phoenix area.
(5)	The New Mexico Division consisted of operations in Albuquerque and Santa Fe. We ceased our operations in New Mexico in mid-2000.
(6)	The Nevada Division consists of operations in the Las Vegas area.

Business

LAND ACQUISITION AND DEVELOPMENT

As of December 31, 2002, on a combined basis we controlled 13,723 lots. Of these lots, 6,110 were owned and entitled. As used in this prospectus, “entitled” land has a development agreement and/or vesting tentative map, or a final recorded plat or map from the appropriate county or city government. Development agreements and vesting tentative maps generally provide for the right to develop the land in accordance with the provisions of the development agreement or vesting tentative map unless an issue arises concerning health, safety or general welfare.

We estimate that our current inventory of land owned is adequate to supply our homebuilding operations at current operating levels for approximately two years.

We use a land acquisition team, which includes members of our senior management, to manage the risks associated with land ownership and development. It is our policy that land can be purchased or sold only with the prior approval of our senior management. Our land acquisition strategy has been to undertake projects with shorter life-cycles in order to reduce development and market risk while maintaining an inventory of owned lots sufficient for construction of homes over a two-year period. Our strategy consists of the following elements:

➢	Completing due diligence prior to committing to acquire land;

➢	Reviewing the status of entitlements and other governmental processing to mitigate zoning and other development risk;

➢	Focusing on land as a component of a home’s cost structure, rather than on the land’s speculative value;

➢	Limiting land acquisition size to reduce investment levels in any one project where possible;

➢	Utilizing option, joint ventures and other non-capital intensive structures to control land where feasible;

➢	Funding land acquisitions whenever possible with non-recourse seller financing;

➢	Employing centralized control of approval over all land transactions;

➢	Expanding our homebuilding operations in the Southwest, particularly in our long established markets of California and Arizona and in Nevada, where we entered the market in 1995; and

➢	Diversifying with respect to geography, markets and product types.

Prior to committing to the acquisition of land, we conduct feasibility studies covering pertinent aspects of the proposed commitment. These studies may include a variety of elements from technical aspects such as title, zoning, soil and seismic characteristics, to marketing studies that review population and employment trends, schools, transportation access, buyer profiles, sales forecasts, projected profitability, cash requirements, and assessment of political risk and other factors. Prior to acquiring land, we consider assumptions concerning the needs of the targeted customer and determine whether the underlying land price enables us to meet those needs at an affordable price. Before purchasing land we attempt to project the commencement of construction and sales over a reasonable time period. We utilize outside architects and consultants, under close supervision, to help review our acquisitions and design our products.

In January 2003, California Lyon and two unaffiliated parties formed a limited liability company (“Development LLC”) for the purpose of acquiring three parcels of land totaling 236 acres in Irvine and Tustin, California (formerly part of the Tustin Marine Corps Air Station) and developing the land into 1,910 residential homesites. This unique acquisition is positioned to deliver homes in multiple product segments in what we believe is one of the highest demand and supply constrained markets in the country.

Business

Upon completion of the development, California Lyon has the obligation under certain specific conditions to purchase approximately one-half of the homesites. It is anticipated that homebuilding activities and first deliveries will begin in 2005. See the section entitled “Description of indebtedness—Limited Liability Company Facility” for more information relating to this transaction and related financing.

HOMEBUILDING AND MARKET STRATEGY

We currently have a wide variety of product lines that enables us to meet the specific needs of each of our markets. Although we primarily emphasize sales to the entry-level and move-up home buyers, we believe that this diversified product strategy enables us to best serve a wide range of buyers and adapt quickly to a variety of market conditions. In order to reduce exposure to local market conditions our sales locations are geographically dispersed. At December 31, 2002, we had 36 sales locations.

Because the decision as to which product to develop is based on our assessment of market conditions and the restrictions imposed by government regulations, homestyles and sizes vary from project to project. Our detached housing ranges from 1,302 to 4,695 square feet, and our attached housing ranges in size from 1,183 to 1,825 square feet.

Due to our product and geographic diversification strategy, the prices of our homes also vary substantially. Base sales prices for our detached housing range from approximately $110,000 to $1,035,000 and base sales prices for our attached housing range from approximately $299,000 to $390,000. On a combined basis, the average sales price of our homes for the year ended December 31, 2002 was $379,200.

We generally standardize and limit the number of home designs within any given product line. This standardization permits on-site mass production techniques and bulk purchasing of materials and components, thus enabling us to better control and reduce construction costs.

We contract with a number of architects and other consultants who are involved in the design process of our homes. Designs are constrained by zoning requirements, building codes, energy efficiency laws and local architectural guidelines, among other factors. Engineering, landscaping, master-planning and environmental impact analysis work are subcontracted to independent firms that are familiar with local requirements.

Substantially all construction work is done by subcontractors with us acting as the general contractor. We manage subcontractor activities with on-site supervisory employees and management control systems. We do not have long- term contractual commitments with our subcontractors or suppliers. However, we generally have been able to obtain sufficient materials and subcontractors during times of material shortages. We believe that our relationships with our suppliers and subcontractors are good.

Business

DESCRIPTION OF PROJECTS AND COMMUNITIES UNDER DEVELOPMENT

Our homebuilding projects usually take two to three years to develop. The following table presents project information relating to each of our homebuilding divisions as of December 31, 2002 and only includes projects with lots owned as of December 31, 2002 or homes closed for the year ended December 31, 2002.

County, Project, City	Year of First Delivery	Estimated Number of Homes at Completion(1)	Units Closed as of December 31, 2002	Backlog at December 31, 2002(2)(3)	Lots Owned as of December 31, 2002(4)	Homes Closed for the Year Ended December 31, 2002	Sales Price Range(5)

SOUTHERN CALIFORNIA
Wholly-owned:
Orange County
Andover, West Irvine	2001	138	138	0	0	65	$299,000–331,000
Terraza at Vista del Verde, Yorba Linda	2001	106	100	3	6	77	$565,000–615,000
Monticello, Irvine	2002	112	98	8	14	98	$330,000–390,000
Montellano at Talega, San Clemente	2002	61	28	17	33	28	$955,000–1,035,000
Castellon at Talega, San Clemente	2003	76	0	0	76	0	$805,000–885,000
Sterling Glen, Ladera Ranch	2002	102	91	11	11	91	$502,000–535,000
Davenport, Ladera Ranch	2003	163	0	0	163	0	$297,000–335,000
Weatherhaven, Ladera Ranch	2002	71	3	19	68	3	$461,000–526,000
Laurel at Quail Hill, Irvine	2003	83	0	11	21	0	$426,000–576,000
Linden at Quail Hill, Irvine	2003	100	0	14	38	0	$521,000–586,000
Riverside County
Providence Ranch, Corona	2002	97	92	0	5	0	$270,000–305,000
Providence Ranch North, Corona	2002	83	81	2	2	81	$246,000–300,000
Providence Ranch III, Corona	2003	67	0	22	67	0	$275,000–330,000
Ventura County
Cantada, Oxnard	2002	113	112	1	1	85	$343,000–363,000

Total wholly-owned		1,372	743	108	505	528

Unconsolidated joint ventures:
Orange County
Reston, Ladera Ranch	2000	117	117	0	0	15	$365,000–425,000
Hampton Road, Ladera Ranch	2000	82	82	0	0	19	$447,000–477,000
Compass Pointe, San Clemente	2000	92	92	0	0	11	$540,000–575,000
Avalon, Huntington Beach	2000	113	113	0	0	4	$460,000–490,000
Beachside, Huntington Beach	2001	86	81	4	5	74	$620,000–640,000
Riverside County
Heartland 1, North Corona	2003	163	0	0	163	0	$265,000–290,000
Heartland 2, North Corona	2003	167	0	0	167	0	$275,000–310,000
Heartland 3, North Corona	2003	121	0	0	121	0
Ventura County
Quintana, Thousand Oaks	2001	90	57	25	33	49	$555,000–650,000
Coronado, Oxnard	2002	110	74	5	36	74	$435,000–460,000
Cantabria, Oxnard	2002	87	74	11	13	74	$350,000–370,000
Los Angeles County
Toscana, Moorpark	2002	70	26	25	44	26	$503,000–538,000
Westridge, Valencia	2003	87	0	0	87	0	$625,000–775,000

Total unconsolidated joint ventures.		1,385	716	70	669	346

SOUTHERN CALIFORNIA DIVISION TOTAL		2,757	1,459	178	1,174	874

Business

County, Project, City	Year of First Delivery	Estimated Number of Homes at Completion(1)	Units Closed as of December 31, 2002	Backlog at December 31, 2002(2)(3)	Lots Owned as of December 31, 2002(4)	Homes Closed for the Year Ended December 31, 2002	Sales Price Range(5)

NORTHERN CALIFORNIA
Wholly-owned:
San Joaquin County
Lyon Villas, Tracy	1999	135	129	0	6	45	$270,000–310,000
Lyon Estates, Tracy	1997	120	90	0	30	7	$291,000–327,000
Lyon Ironwood, Lathrop	2000	116	116	0	0	35	$209,000–263,000
Ironwood II, Lathrop	2003	88	0	7	88	0	$234,000–276,000
Lyon Estates at Stonebridge, Lathrop	2001	146	82	29	64	59	$281,000–321,000
Contra Costa County
Lyon Rhapsody, Brentwood	2001	81	81	0	0	38	$239,000–298,000
Olde Ivy, Brentwood	2003	77	0	0	77	0	$285,000–328,000
Heartland, Brentwood	2003	75	0	0	75	0	$288,000–328,000
Gables, Brentwood	2003	100	0	0	100	0	$298,000–378,000
The Bluffs, Hercules	2003	70	0	4	70	0	$576,000–641,000
The Shores, Hercules	2003	99	0	3	99	0	$531,000–591,000
Sacramento County
Lyon Palazzo, Natomas	2001	100	91	9	9	53	$273,000–322,000
Santa Clara County
The Ranch at Silver Creek, San Jose	2003	538	0	0	494	0
Stanislaus County
Lyon Seasons, Modesto	2002	71	45	9	26	45	$277,000–336,000
Walker Ranch, Patterson	2003	119	0	0	119	0	$285,000–345,000

Total wholly-owned		1,935	634	61	1,257	282

Unconsolidated joint ventures:
Contra Costa County
Lyon Ridge, Antioch	1999	127	127	0	0	1	$348,000–407,000
Lyon Tierra, San Ramon	2001	46	46	0	0	15	$463,000–501,000
Lyon Dorado, San Ramon	2001	54	53	1	1	32	$788,000–1,003,000
Overlook, Hercules	2003	133	0	0	133	0	$465,000–525,000
Solano County
Cascade/Paradise Valley, Fairfield	2003	9	0	2	9	0	$586,000–626,000
Brook, Fairfield	2001	121	114	7	7	91	$312,000–359,000
Falls, Fairfield	2001	102	102	0	0	67	$321,000–409,000
El Dorado County
Lyon Casina, El Dorado Hills	2001	123	40	31	83	33	$315,000–369,000
Lyon Prima, El Dorado Hills	2001	137	39	11	98	34	$366,000–433,000
Placer County
Pinehurst at Morgan Creek	2003	117	0	0	117	0	$476,000–578,000
Cypress at Morgan Creek	2003	73	0	0	73	0	$441,000–511,000

Total unconsolidated joint ventures		1,042	521	52	521	273

NORTHERN CALIFORNIA DIVISION TOTAL		2,977	1,155	113	1,778	555

Business

County, Project, City	Year of First Delivery	Estimated Number of Homes at Completion(1)	Units Closed as of December 31, 2002	Backlog at December 31, 2002(2)(3)	Lots Owned as of December 31, 2002(4)	Homes Closed for the Year Ended December 31, 2002	Sales Price Range(5)

SAN DIEGO
Wholly-owned:
Riverside County
Horsethief Canyon Ranch Series “400”, Corona	1995	554	553	0	1	97	$240,000–307,000
Horsethief Canyon Ranch Series “500”, Corona	1995	445	445	0	0	35	$239,000–257,000
Vail Ranch, Temecula	2000	152	152	0	0	1	$196,000–213,000
Sycamore Ranch, Fallbrook	1997	195	158	14	37	41	$474,000–645,000
Three Sisters, Corona	2003	274	0	0	96	0	$353,000–448,000
Willow Glen, Temecula	2003	74	0	0	74	0	$278,000–308,000
Tessera, Beaumont	2003	138	0	0	77	0	$180,000–205,000
Sedona, Murietta	2003	144	0	0	16	0	$301,000–386,000
San Diego County
The Groves, Escondido	2001	93	67	10	25	64	$367,000–382,000
The Orchards, Escondido	2002	78	22	7	41	22	$368,000–401,000
Vineyards, Escondido	2003	75	0	0	23	0	$440,000–495,000
Meadows, Escondido	2003	42	0	0	2	0	$378,000–428,000
Loma Real, San Marcos	2000	87	87	0	0	18	$403,000–446,000
Los Reyes, San Marcos	2000	68	68	0	0	28	$445,000–470,000
Sonora Ridge, Chula Vista	2003	172	0	0	20	0	$296,000–325,000

Total wholly-owned		2,591	1,552	31	412	306

Unconsolidated joint ventures:
San Diego County
Mendocino Trails, Chula Vista	2001	83	83	0	0	38	$260,000–271,000
Providence, San Diego	2001	123	74	30	49	69	$587,000–627,000
Tanglewood, San Diego	2002	161	29	29	132	29	$359,000–384,000
Summerwood, San Diego	2002	95	27	14	68	27	$395,000–427,000

Total unconsolidated joint ventures		462	213	73	249	163

SAN DIEGO DIVISION TOTAL		3,053	1,765	104	661	469

ARIZONA
Wholly-owned:
Maricopa County
Sage Creek — Encanto, Avondale	2000	176	176	0	0	13	$110,000–123,000
Sage Creek — Arcadia, Avondale	2000	167	166	1	1	63	$137,000–160,000
Sage Creek — Solano, Avondale	2000	82	82	0	0	23	$170,000–191,000
Mesquite Grove — Parada, Chandler	2001	112	38	44	74	36	$185,000–229,000
Mesquite Grove — Estates, Chandler	2001	93	32	28	61	30	$288,000–324,000
Power Ranch, Gilbert	2001	103	51	19	52	48	$177,000–235,000
Tramonto, Phoenix	2001	76	32	21	44	30	$190,000–252,000
Country Place, Tolleson	2001	115	29	23	45	27	$117,000–139,000
Gateway Crossing, Gilbert	2003	236	0	1	4	0	$126,000–162,000
Mountaingate, Surprise	2004	682	0	0	682	0	$143,000–289,000

ARIZONA DIVISION TOTAL		1,842	606	137	963	270

Business

Project (County) Product	Year of First Delivery	Estimated Number of Homes at Completion(1)	Units Closed as of December 31, 2002	Backlog at December 31, 2002(2)(3)	Lots Owned as of December 31, 2002(4)	Homes Closed for the Year Ended December 31, 2002	Sales Price Range(5)

NEVADA
Wholly-owned:
Clark County
Montecito Tesoro, Las Vegas	2000	121	121	0	0	1	$164,000–181,000
Montecito Classico, Las Vegas	2000	100	100	0	0	28	$192,000–227,000
Glenleigh Gardens at Summerlin, Las Vegas	2000	96	96	0	0	22	$246,000–276,000
Springfield at Summerlin, Las Vegas	2001	85	85	0	0	41	$208,000–228,000
Topaz Ridge at Summerlin, Las Vegas	2002	89	39	19	17	39	$537,000–595,000
Stallion Mountain, Las Vegas	2001	116	116	0	0	60	$157,000–179,000
Fairfield at Summerlin, Las Vegas	2001	89	89	0	0	80	$287,000–310,000
Annendale, North Las Vegas	2001	194	86	10	108	82	$164,000–188,000
Santalina at Summerlin, Las Vegas	2002	74	1	33	73	1	$245,000–272,000
Encanto at Summerlin, Las Vegas	2003	79	0	25	79	0	$319,000–347,000
Calimesa, North Las Vegas	2003	90	0	7	90	0	$150,000–172,000
Iron Mountain, Las Vegas	2003	70	0	1	70	0	$315,000–372,000
Vista Verde, Las Vegas	2003	122	0	0	122	0	$229,000–272,000
Miraleste, Las Vegas	2003	122	0	0	122	0	$309,000–341,000
The Classics, North Las Vegas	2003	150	0	0	150	0	$158,000–181,000
The Springs, North Las Vegas	2003	209	0	0	209	0	$145,000–171,000
The Estates, North Las Vegas	2003	130	0	0	130	0	$175,000–198,000
The Cottages, North Las Vegas	2003	364	0	0	364	0	$132,000–149,000

NEVADA DIVISION TOTAL		2,300	733	95	1,534	354

GRAND TOTALS:
Wholly-owned		10,040	4,268	432	4,671	1,740
Unconsolidated joint ventures		2,889	1,450	195	1,439	782

		12,929	5,718	627	6,110	2,522

(1)	The estimated number of homes to be built at completion is subject to change, and there can be no assurance that we will build these homes.
(2)	Backlog consists of homes sold under sales contracts that have not yet closed, and there can be no assurance that closings of sold homes will occur.
(3)	Of the total homes subject to pending sales contracts as of December 31, 2002, 512 represent homes completed or under construction and 115 represent homes not yet under construction.
(4)	Lots owned as of December 31, 2002 include lots in backlog at December 31, 2002.
(5)	Sales price range reflects base price only and excludes any lot premium, buyer incentive and buyer selected options, which vary from project to project.

SALES AND MARKETING

The management team responsible for a specific project develops marketing objectives, formulates pricing and sales strategies and develops advertising and public relations programs for approval of senior management. We make extensive use of advertising and other promotional activities, including newspaper advertisements, brochures, television and radio commercials, direct mail and the placement of strategically located sign boards in the immediate areas of our developments. In addition, we market all of our products through our website at www.lyonhomes.com. In general, our advertising emphasizes our strengths with respect to the quality and value of our products.

We normally build, decorate, furnish and landscape three to five model homes for each product line and maintain on-site sales offices, which typically are open seven days a week. We believe that model homes play a particularly important role in our marketing efforts. Consequently, we expend a significant amount of effort in creating an attractive atmosphere at our model homes. Interior decorations vary among our models and are carefully selected

Business

based upon the lifestyles of our targeted buyers. Structural changes in design from the model homes are not generally permitted, but home buyers may select various other optional construction and design amenities.

We employ in-house commissioned sales personnel or contract with a third-party firm to sell our homes. In some cases, outside brokers are also involved in the selling of our homes. We typically engage our sales personnel on a long-term, rather than a project-by-project basis, which we believe results in a more motivated sales force with an extensive knowledge of our operating policies and products. Sales personnel are trained by us and attend weekly meetings to be updated on the availability of financing, construction schedules and marketing and advertising plans.

We strive to provide a high level of customer service during the sales process and after a home is sold. The participation of the sales representatives, on-site construction supervisors and the post-closing customer service personnel, working in a team effort, is intended to foster our reputation for quality and service, and ultimately lead to enhanced customer retention and referrals.

Our homes are typically sold before or during construction through sales contracts that are usually accompanied by a small cash deposit. Such sales contracts are usually subject to certain contingencies such as the buyer’s ability to qualify for financing. The cancellation rate of buyers who contracted to buy a home but did not close escrow at our projects was approximately 19% during 2002. Cancellation rates are subject to a variety of factors beyond our control such as adverse economic conditions and increases in mortgage interest rates. Our inventory of completed and unsold homes was 28 homes as of December 31, 2002.

WARRANTY

We provide our homebuyers with a one-year limited warranty covering workmanship and materials. We also provide our homebuyers with a limited warranty that covers “construction defects,” as defined in the limited warranty agreement, for the length of our legal liability for such defects (which may be up to ten years in some circumstances), as determined by the law of the state in which we build. The limited warranty covering construction defects is transferable to subsequent buyers not under direct contract with us and requires that homebuyers agree to the definitions and procedures set forth in the warranty, including the submission of unresolved construction-related disputes to binding arbitration. We began providing this limited warranty at the end of 2001.

In connection with the limited warranty covering construction defects, we obtained a three-year insurance policy in November 2001. We have been informed by our insurance carrier that this insurance policy will respond to construction defect claims on homes that close during each policy period for the duration of our legal liability and that the policy will respond to potential losses relating to construction, including soil subsidence. The insurance policy provides a single policy of insurance to us and the subcontractors enrolled in our insurance program. As a result, we are no longer required to obtain proof of insurance from these subcontractors nor be named as an additional insured under their individual insurance policies. We still require that subcontractors not enrolled in our insurance program provide proof of insurance and name us as an additional insured under their insurance policy. Furthermore, we generally require that our subcontractors provide us with an indemnity prior to receiving payment for their work.

There can be no assurance, however, that the terms and limitations of the limited warranty will be enforceable against the homebuyers, that we will be able to renew our insurance coverage or renew it at reasonable rates, that we will not be liable for damages, the cost of repairs, and/or the expense of litigation surrounding possible construction defects, soil subsidence or building-related claims or that claims will not arise out of uninsurable events, such as landslides or earthquakes, or circumstances not covered by insurance and not subject to effective indemnification agreements with our subcontractors.

Business

SALE OF LOTS AND LAND

In the ordinary course of business, we continually evaluate land sales and have sold, and expect that we will continue to sell, land as market and business conditions warrant. We may also sell both multiple lots to other builders (bulk sales) and improved individual lots for the construction of custom homes where the presence of such homes adds to the quality of the community. In addition, we may acquire sites with commercial, industrial and multi-family parcels which will generally be sold to third-party developers.

CUSTOMER FINANCING—DUXFORD FINANCIAL, INC.

We seek to assist our home buyers in obtaining financing by arranging with mortgage lenders to offer qualified buyers a variety of financing options. Substantially all home buyers utilize long-term mortgage financing to purchase a home and mortgage lenders will usually make loans only to qualified borrowers.

Duxford Financial, Inc., a wholly-owned subsidiary, began operations effective December 1, 1994 and is in operation to service our homebuilding divisions. The mortgage company operates as a mortgage broker/loan correspondent and originates conventional, FHA and VA loans.

INFORMATION SYSTEMS AND CONTROLS

We assign a high priority to the development and maintenance of our budget and cost control systems and procedures. Our divisional offices are connected to corporate headquarters through a fully integrated accounting, financial and operational management information system. Through this system, our management regularly evaluates the status of our projects in relation to budgets to determine the cause of any variances and, where appropriate, adjusts our operations to capitalize on favorable variances or to limit adverse financial impacts.

REGULATION

We and our competitors are subject to various local, state and federal statutes, ordinances, rules and regulations concerning zoning, building design, construction and similar matters, including local regulation which imposes restrictive zoning and density requirements in order to limit the number of homes that can ultimately be built within the boundaries of a particular project. We and our competitors may also be subject to periodic delays or may be precluded entirely from developing in certain communities due to building moratoriums or “slow-growth” or “no-growth” initiatives that could be implemented in the future in the states in which we operate. Because we usually purchase land with entitlements, we believe that the moratoriums would adversely affect us only if they arose from unforeseen health, safety and welfare issues such as insufficient water or sewage facilities. Local and state governments also have broad discretion regarding the imposition of development fees for projects in their jurisdiction. However, these are normally locked in when we receive entitlements.

We and our competitors are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site’s environmental conditions and the present and former uses of the site. These environmental laws may result in delays, may cause us and our competitors to incur substantial compliance and other costs, and may prohibit or severely restrict development in certain environmentally sensitive regions or areas. Our projects in California are especially susceptible to restrictive government regulations and environmental laws. However, environmental laws have not, to date, had a material adverse impact on our operations.

Our subsidiary, Duxford Financial, Inc., is subject to state licensing laws as a mortgage broker as well as federal and state laws concerning real estate loans. Our subsidiary, Duxford Escrow, Inc., is licensed and

Business

subject to regulation under the California Escrow Law. California Lyon is licensed as a general building contractor in California, Arizona and Nevada. In addition, California Lyon holds a corporate real estate license under the California Real Estate Law.

COMPETITION

The homebuilding industry is highly competitive, particularly in the low and medium-price ranges where we currently concentrate our activities. Although we are one of California’s largest homebuilders, we do not believe we have a significant market position in any geographic area that we serve due to the fragmented nature of the market. A number of our competitors have larger staffs, larger marketing organizations, and substantially greater financial resources than we do. However, we believe that we compete effectively in our existing markets as a result of our product and geographic diversity, substantial development expertise, and our reputation as a low-cost producer of quality homes. Further, we sometimes gain a competitive advantage in locations where changing regulations make it difficult for competitors to obtain entitlements and/or government approvals that we have already obtained.

EMPLOYEES

Each of our operating divisions has responsibility for our homebuilding and development operations within the geographical boundaries of that division.

Our executive officers and division presidents average more than 25 years of experience in the homebuilding and development industries within California and the Southwest. We combine decentralized management in those aspects of our business where detailed knowledge of local market conditions is important (such as governmental processing, construction, land development and sales and marketing), with centralized management in those functions where we believe central control is required (such as approval of land acquisitions, financial, treasury, human resources and legal matters).

As of December 31, 2002, we employed 539 full-time and 31 part-time employees, including corporate staff, supervisory personnel of construction projects, maintenance crews to service completed projects, as well as persons engaged in administrative, finance and accounting, mortgage, engineering, land acquisition, sales and marketing activities.

We believe that our relations with our employees have been good. Some employees of the subcontractors that we utilize are unionized, but virtually none of our employees are union members. Although there have been temporary work stoppages in the building trades in our areas of operation, to date none have had any material impact upon our overall operations.

PROPERTIES

Our corporate headquarters are located at 4490 Von Karman Avenue, Newport Beach, California, which we lease from a trust of which William H. Lyon is the sole beneficiary. We lease or own properties for our division offices and Duxford Financial, Inc., but none of these properties is material to the operation of our business. For information about properties owned by us for use in our homebuilding activities, see the section entitled “Description of Projects and Communities Under Development.”

LEGAL PROCEEDINGS

We are involved in various legal proceedings, most of which relate to routine litigation and some of which are covered by insurance. In the opinion of our management, none of the uninsured claims involve claims that are material and unreserved or will have a material adverse effect on our financial condition.

Management

DIRECTORS AND EXECUTIVE OFFICERS

The following table lists our directors and executive officers and provides their respective ages and current positions as of January 31, 2003. Biographical information for each director and executive officer is provided below.

Name	Age	Position at Delaware Lyon

General William Lyon	79	Chairman of the Board of Directors and Chief Executive Officer
Wade H. Cable	54	Director, President and Chief Operating Officer
General James E. Dalton(a)(b)	72	Director
Richard E. Frankel	57	Director
William H. Lyon	29	Director
William H. McFarland(a)(b)	62	Director
Michael L. Meyer(a)(b)	64	Director
Raymond A. Watt(a)(b)	83	Director
Randolph W. Westerfield(a)(b)	61	Director
Douglas F. Bauer	41	Senior Vice President and Northern California Division President
Mary J. Connelly	51	Senior Vice President and Nevada Division President
W. Thomas Hickcox	50	Senior Vice President and Arizona Division President
Thomas J. Mitchell	42	Senior Vice President and Southern California Division President
Larry I. Smith	48	Senior Vice President and San Diego Division President
Michael D. Grubbs	44	Senior Vice President and Chief Financial Officer
Richard S. Robinson	55	Senior Vice President – Finance
Cynthia E. Hardgrave	54	Vice President – Tax and Internal Audit
W. Douglass Harris	59	Vice President, Corporate Controller and Corporate Secretary

(a)	Member of the audit committee.
(b)	Member of the compensation committee.

General William Lyon was elected director and Chairman of the Board of the former The Presley Companies in 1987 and has served us in that capacity since November 1999. General Lyon is our Chief Executive Officer. General Lyon also serves as the Chairman of the Board, President and Chief Executive Officer of Corporate Enterprises, Inc. In recognition of his distinguished career in real estate development, General Lyon was elected to the California Building Industry Foundation Hall of Fame in 1985. General Lyon is a retired USAF Major General and was Chief of the Air Force Reserve from 1975 to 1979. General Lyon is a director of Fidelity Financial Services, Inc.

Wade H. Cable has served since 1985 as a Director, President and Chief Executive Officer of the former The Presley Companies. Mr. Cable has served as our President and Chief Operating Officer since November 1999. Prior to joining us, he worked for thirteen years with Pacific Enterprises as a senior executive in various of its real estate operations, including two years as an Executive Vice President of Pacific Lighting Real Estate Group and four years as the President of Fredricks Development Company, a residential developer and homebuilder.

General James E. Dalton, USAF (Ret.), was elected in 1991 to the board of directors of the former The Presley Companies and has served us in that capacity since November 1999. He serves as Chairman of

Management

our audit committee. General Dalton was the President of Logicon R&D Associates, a subsidiary of Logicon Corporation (a defense contractor providing advanced technology systems and services), a position he held from 1985 until his retirement in December 1998. He also served as General Manager of Logicon’s Defense Technology Group from 1995 until his retirement in December 1998. General Dalton currently acts as an independent consultant to several companies in the defense industry and is a director of Defense Group, Inc. and Finance America, Inc.

Richard E. Frankel has been associated with homebuilding entities for over 25 years, and joined our board of directors on January 25, 2000. From 1993 to 1997, he held key positions including Chief Financial Officer, Investment Division Manager, Vice Chairman and President of the former William Lyon Homes, which sold substantially all of its assets to us in 1999. He currently serves as Chairman and Chief Executive Officer of Duxford Financial, Inc., a wholly-owned subsidiary of Delaware Lyon.

William H. Lyon, son of Chairman William Lyon, worked full time with the former William Lyon Homes from November 1997 through November 1999, has been employed by us since November 1999, and has been a member of our board of directors since January 25, 2000. Since joining us, Mr. Lyon has participated in a training program designed to expose him to the many facets of real estate development, and currently he is Director of Corporate Development. Mr. Lyon received a dual B.S. in Industrial Engineering and Product Design from Stanford University in 1997.

William H. McFarland was elected to the California Building Industry Foundation Hall of Fame, and has had a distinguished career in residential real estate and large-scale community development in California. He has been a member of our board of directors since January 25, 2000. Mr. McFarland previously served in executive and director capacities of The Irvine Company, Irvine Community Development Company and Irvine Apartment Communities. Today Mr. McFarland is a private developer and investor in real estate projects in California, and serves on the boards of Opus West Corporation, Cornerstone Ventures, Inc. and e-dn.com.

Michael L. Meyer joined our board of directors on January 25, 2000, and currently is Chief Executive Officer of Michael L. Meyer Company, a principal and/or advisor to real estate entities, an officer of Advantage 4, LLC, a real estate telecommunications company, and a principal of TransPac Partners LLC and Pacific Capital Investors which are both involved in real estate in Japan. In 1998, Mr. Meyer retired as Managing Partner of the E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP Orange County, California office. Mr. Meyer was elected to the California Building Industry Foundation Hall of Fame and currently serves on the board of directors of City National Bank, City National Corporation and Cornerstone Ventures, Inc.

Raymond A. Watt was elected to the board of directors of the former The Presley Companies in 1997 and has served us in that capacity since November 1999. Mr. Watt serves as Chairman of our compensation committee. Mr. Watt is the founder and Chairman of the Board of Watt Group, Inc., a commercial and residential real estate development and building company, positions he has held since 1960. Mr. Watt has been honored with election to the California Building Industry Foundation Hall of Fame, serves as a director of Watt Communities, Inc. and Linserath, Inc., both real estate developers, and has served on the boards of several civic organizations.

Dr. Randolph W. Westerfield is Dean of the Marshall School of Business, University of Southern California and has been a member of our board of directors since January 25, 2000. He has been a consultant to a number of large U.S. corporations. With expertise in the areas of corporate financial policy, investment management and analysis, mergers and acquisitions, and stock market price behavior, Dr. Westerfield is co-author of three leading textbooks in corporate financial management. He currently serves on the board of directors of Health Management Associates.

Management

Douglas F. Bauer, Senior Vice President and Northern California Division President, joined us in 1999 when we acquired substantially all of the assets of the former William Lyon Homes, where Mr. Bauer had served as Vice President — Finance and Chief Financial Officer, and Northern California Division President since his hire in January 1989. Prior experience includes seven years at Security Pacific National Bank in Los Angeles, California in various financial positions. Mr. Bauer has more than 20 years experience in the real estate development and homebuilding industry.

Mary J. Connelly, Senior Vice President and Nevada Division President, joined The Presley Companies in May 1995, after eight years’ association with Gateway Development — six of which were served as Managing Partner in Nevada. Ms. Connelly was Vice President — Finance for our San Diego Division from 1985 to 1987, and she has more than 20 years experience in the real estate development and homebuilding industry.

W. Thomas Hickcox, Senior Vice President and Arizona Division President, joined us in May 2000. Mr. Hickcox was previously President of Continental Homes in Phoenix, Arizona, with 16 years of service at that company. Mr. Hickcox has more than 20 years experience in the real estate development and homebuilding industry.

Thomas J. Mitchell, Senior Vice President and Southern California Division President, joined us in 1999 when we acquired substantially all of the assets of the former William Lyon Homes, where Mr. Mitchell had served as a Project Manager, Vice President, and Division President since his hire in December 1988. Mr. Mitchell has more than 20 years experience in the real estate development and homebuilding industry.

Larry I. Smith, Senior Vice President and San Diego Division President, joined The Presley Companies in May 1995 and has served us in that capacity since November 1999, after six years as Vice President and Southern California Division Manager of Coleman Homes, Inc. Previous experience includes ten years in sales and marketing executive positions and consulting activities with southern California real estate firms. Mr. Smith has more than 20 years experience in the real estate development and homebuilding industry.

Michael D. Grubbs, Senior Vice President and Chief Financial Officer, joined us in 1999 when we acquired substantially all of the assets of the former William Lyon Homes, where Mr. Grubbs had served as Vice President and Corporate Controller after his hire in December 1992. Mr. Grubbs has more than 20 years experience in residential real estate and homebuilding finance.

Richard S. Robinson, Senior Vice President — Finance, joined us in 1999 when we acquired substantially all of the assets of the former William Lyon Homes, where Mr. Robinson had served since May 1997 as Senior Vice President, and as Vice President — Treasurer and other administrative positions at The William Lyon Company or one of its subsidiaries or affiliates, since his hire in June 1979. His experience in residential real estate development and homebuilding finance totals more than 30 years.

Cynthia E. Hardgrave, Vice President — Tax and Internal Audit, joined us in 1999 when we acquired substantially all of the assets of the former William Lyon Homes, where Ms. Hardgrave had served in various tax management positions since her hire in July 1989. Ms. Hardgrave has more than 15 years experience in real estate tax and audit.

W. Douglass Harris, Vice President and Corporate Controller joined The Presley Companies in June 1992 and has served us in that capacity since November 1999. Mr. Harris has served as our Corporate Secretary since October 2002. Previously, Mr. Harris spent seven years with Shapell Industries, Inc., another major California homebuilder, as its Vice President and Corporate Controller. Mr. Harris has been involved with the real estate development and homebuilding industry for more than 20 years.

Management

COMPENSATION OF DIRECTORS OF DELAWARE LYON

In 2002, outside directors received an annual retainer of $30,000 per year plus $1,000 for each Delaware Lyon board of directors meeting attended and $1,000 per year per committee for service on committees of Delaware Lyon’s board of directors, which they take in cash. We adopted the William Lyon Homes Outside Directors Deferred Compensation Plan effective as of February 11, 2002, whereby each outside director may elect to defer payment of a portion or all of his annual compensation until his retirement date or a fixed payment date in the future at which time he would receive all deferred amounts and accumulated earnings thereon, if any, in a lump sum. Currently, General Dalton is our only director who intends to defer all of his 2002 director compensation under the plan. Directors of California Lyon are not compensated for their services as such.

Under our Non-Qualified Retirement Plan for Outside Directors, each outside director is eligible to receive $2,000 per month beginning on the first day of the month following death, disability or retirement at age 72; or, in the case of an outside director who ceases participation in the plan prior to death, disability or retirement at age 72 but has completed at least ten years of service as a director, eligibility for benefit payments pursuant to the plan begins on the first day of the month following the latter of (a) the day on which such person attains the age of 65, or (b) the day on which such person’s service terminates after completing at least ten years of service as a director. The monthly payments are to continue for the number of months that equals the number of months the outside director served as our director and are payable to the director’s beneficiary in the event of the director’s death. If a retired outside director receiving payments under the plan resumes his status as a director or becomes an employee, the payments under the plan are suspended during the period of such service.

No options were granted during 2002 to any director. On May 9, 2000, Messrs. Dalton, Frankel, McFarland, Meyer, Watt and Westerfield were each granted options to purchase 10,000 shares of our common stock at a price of $8.6875 per share. These options vested or will vest in the following installments: one third on May 9, 2001, one third on May 9, 2002 and one third on May 9, 2003. All of the options expire if unexercised on May 9, 2010. Mr. Cable was granted options to purchase 50,000 shares of our common stock. The option price, vesting schedule and expiration date of Mr. Cable’s options are the same as those granted to the other directors. The grant of options to Mr. Cable is also discussed in the section entitled “Executive Compensation.” No options were granted to General William Lyon or William H. Lyon.

Management

EXECUTIVE COMPENSATION

Summary Compensation Table.

The following table summarizes the annual and long-term compensation during 2002 of our Chief Executive Officer and the four additional most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 in total during the fiscal year ended December 31, 2002 (collectively, the “Named Officers”).

		Annual Compensation			Long-Term Compensation
Awards
Name and Principal Position	Year	Salary($)(1)	Bonus Paid in Specified Year But Earned in Earlier Years ($)(2)(3)(4)(5)	Bonus Earned During Specified Year But Payable in Future Years($)(3)(4)(5)(6)	Securities Underlying Options(#)	All Other Compensation ($)(7)

General William Lyon(8) Chairman of the Board and Chief Executive Officer	2002 2001 2000	$495,000 495,000 495,000	$1,985,408 1,440,023 0	$2,488,838 2,007,200 1,920,030	0 0 0	$0 0 0
Wade H. Cable Director, President and Chief Operating Officer	2002 2001 2000	424,330 424,330 424,330	2,294,158 1,823,773 617,500	2,488,838 2,007,200 1,920,030	0 0 50,000	5,100 5,100 5,100
Thomas J. Mitchell(8) Senior Vice President and Southern California Division President	2002 2001 2000	206,000 206,000 200,000	647,259 385,875 0	1,060,582 691,512 514,500	0 0 25,000	5,100 5,100 5,100
Douglas F. Bauer(8) Senior Vice President and Northern California Division President	2002 2001 2000	206,000 206,000 200,000	484,970 477,338 0	500,000 434,476 636,450	0 0 25,000	5,100 5,100 5,100
Mary J. Connelly Senior Vice President and Nevada Division President	2002 2001 2000	200,000 200,000 175,366	461,627 321,014 172,131	500,000 429,332 288,510	0 0 25,000	5,100 5,100 5,100

(1)	Includes amounts, which the executive would have been entitled to be paid, but which at the election of the executive were deferred by payment into our 401(k) plan and deferred compensation plan. Does not include perquisites and other personal benefits, securities or property received by the executive unless the aggregate amount of such compensation is greater than 10 percent of the total annual salary and bonus reported for the executive.

(2)	Represents amounts paid in 2002, 2001, or 2000, respectively, under our then existing executive bonus plan or employment agreement with the executive, but which were earned prior to the year of payment.

(3)	The 2002 Cash Bonus Plan (the “2002 Plan”) provides that the Chief Executive Officer (“CEO”), the Chief Operating Officer (“COO”) and the Chief Financial Officer (“CFO”) are eligible to receive bonuses based upon specified percentages of our pre-tax, pre-bonus income. Division presidents are eligible to receive bonuses based upon specified percentages of their respective division pre-tax, pre-bonus income. All other participants are eligible to receive bonuses based upon specified percentages of a bonus pool determined as a specified percentage of pre-tax, pre-bonus income. Awards are paid out over two years, with 75% paid out following the determination of bonus awards, and 25% paid out one year later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

(4)	The 2001 Cash Bonus Plan (the “2001 Plan”) provides that the CEO, COO and the CFO are eligible to receive bonuses based upon specified percentages of our pre-tax, pre-bonus income. Bonus targets for division presidents are based upon division performance, as compared to the division’s 2001 Business Plan. For all other participants, the 2001 Plan stipulates annual setting of individual bonus targets, expressed as a percent of each participant’s salary, with awards based on performance against goals pertaining to each participant’s operating area. All awards are prorated downward if the sum of all of our calculated awards exceeds 20% of our consolidated pre-tax income before bonuses. Awards are paid out over two years, with 75% paid out following the determination of bonus awards, and 25% paid out one year later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

Management

(5)	The 2000 Cash Bonus Plan (the “2000 Plan”) provides that the CEO and COO are eligible to receive bonuses based upon specified percentages of our pre-tax, pre-bonus income. Bonus targets for division presidents are based upon division performance, as compared to the division’s 2000 Business Plan. For all other participants, the 2000 Plan stipulates annual setting of individual bonus targets, expressed as a percent of each participant’s salary, with awards based on performance against goals pertaining to each participant’s operating area. All awards are prorated downward if the sum of all of our calculated awards exceeds 20% of our consolidated pre-tax income before bonuses. Awards are paid out over two years, with 75% paid out following the determination of bonus awards, and 25% paid out one year later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

(6)	Includes amounts, which the executive would have been entitled to be paid, but which at the election of the executive were deferred by payment into our executive deferred compensation plan.

(7)	Represents matching contributions into the executive’s 401(k) plan account in an amount equal to 3% of the executive’s eligible earnings.

(8)	General William Lyon and Mssrs. Bauer and Mitchell served as executive officers from November 11, 1999 until the end of 1999, but did not earn salaries from us. They did earn salaries from the former William Lyon Homes. During 2000, General William Lyon and Mssrs. Bauer and Mitchell were paid bonuses of $530,956, $248,745 and $387,947, respectively, which were earned in prior years from the former William Lyon Homes. During 2001, General William Lyon and Mr. Mitchell were paid bonuses of $75,851 and $73,298, respectively, which were earned in prior years from the former William Lyon Homes.

Our board of directors has approved a cash bonus plan for all of our full-time, salaried employees, including the CEO, COO, CFO, division presidents, executives, managers, field construction staff, and certain other employees. Under the terms of this plan, the CEO, COO and CFO are eligible to receive bonuses based upon specified percentages of our pretax, pre-bonus income. Division presidents are eligible to receive bonuses based upon specified percentages of their respective division pre-tax, pre-bonus income. All other participants are eligible to receive bonuses based upon specified percentages of a bonus pool determined as a specified percentage of pre-tax, pre-bonus income.

For our CEO, COO, CFO, division presidents, executives and managers, awards are paid out over two years, with 75% paid out following the determination of bonus awards, and 25% paid out one year later. The deferred amounts will be forfeited in the event of termination for any reason except retirement, death or disability.

Effective on February 11, 2002, we implemented a deferred compensation plan that allows certain officers and employees to defer a portion of total income (base salary and bonuses). The deferral amount can be up to 20% of total income with a minimum of $10,000 annually.

Options/SAR Grants in Fiscal Year Ended December 31, 2002

No options were granted during 2002 to any director or Named Officer.

On March 7, 2000, the compensation committee of our board of directors unanimously voted to recommend for approval to our board of directors a proposed compensation package which included the William Lyon Homes 2000 Stock Incentive Plan (the “Stock Incentive Plan”). Subject to adoption and approval of the Stock Incentive Plan by our stockholders, on April 6, 2000, acting by unanimous written consent, our board of directors approved and adopted the Stock Incentive Plan. At our 2000 Annual Meeting on May 9, 2000, our stockholders adopted and approved the Stock Incentive Plan. The Stock Incentive Plan is administered by the compensation committee, by a delegation of the board of directors.

The purpose of the Stock Incentive Plan is to attract and retain the best available personnel, to provide additional incentive to our key employees, officers and directors, and to promote the success of our business. One million shares of common stock are reserved for issuance under the Stock Incentive Plan, subject to adjustments related to changes in our capitalization.

Management

Both options intended to qualify as incentive stock options and nonqualified options may be granted under the Stock Incentive Plan. Nonqualified stock options may be granted to employees, consultants and directors. Incentive stock options may be granted only to employees. Options may be coupled with a stock appreciation right. Grants or sales of common stock also may be made to employees, consultants or directors upon terms and conditions determined by the Stock Incentive Plan’s administrator.

The Stock Incentive Plan will continue in effect for a term of ten years, unless terminated earlier as provided for in the Stock Incentive Plan. The term of each option will be stated in the applicable option agreement, provided, however, that in no event may the term be more than ten years from the date of grant.

Effective on May 9, 2000, we issued options under the Stock Incentive Plan to purchase a total of 627,500 shares of common stock at $8.6875 per share. During the year ended December 31, 2001, we issued additional options under the Stock Incentive Plan to purchase 32,500 shares of common stock at an average price of $11.50 per share. During the year ended December 31, 2002, options were exercised to purchase 102,504 shares and 3,334 shares of our common stock at a price of $8.6875 and $13.000, respectively. During the year ended 2001, options were exercised to purchase 49,176 shares of our common stock at a price of $8.6875 per share in accordance with the Stock Incentive Plan. As of December 31, 2002, 56,666 options have been forfeited and 448,320 options remain unexercised. The unexercised options are as follows: 419,154 options priced at $8.6875, 12,500 options priced at $9.1000, and 16,666 options priced at $13.0000. All unexercised options expire on May 9, 2010.

During the year ended December 31, 2002, options were exercised under the 1991 Stock Option Plan to purchase 13,912 shares and 7,998 shares of our common stock at a price of $5.0000 and $14.3750, respectively. At December 31, 2002 there were no outstanding options to purchase common stock under the 1991 Stock Option Plan.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table sets forth the information noted for all exercises of stock options during the fiscal year ended December 31, 2002 by each of the Named Officers and the fiscal year end value of unexercised options.

			Number of Securities Underlying Unexercised Options/SARS At Fiscal Year-End(#)(1)		Value of Unexercised In-The-Money Options/SARS At Fiscal Year-End($)(1)(2)
	Shares Acquired On Exercise(#)(1)	Value Realized($)(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
General William Lyon	—	—	—	—	—	—
Wade H. Cable 1991 Plan 2000 Plan	13,912 —	$212,854 —	0 33,335	0 16,665	$0 438,105	$0 219,020
Thomas J. Mitchell	—	—	16,668	8,332	$219,059	$109,503
Douglas F. Bauer	8,333	$148,098	0	8,332	0	$109,503
Mary J. Connelly	—	—	8,333	8,332	$109,516	$109,503

(1)	Exercised, exercisable and unexercisable options for each of the Named Officers include options granted on May 9, 2000 under the Stock Incentive Plan. The options vest as follows: one-third on May 9, 2001, one-third on May 9, 2002 and one-third on May 9, 2003. The exercise price of these options is $8.6875. The value of unexercised in-the-money options is calculated by determining the difference between the closing price of our common stock on the New York Stock Exchange ($21.83 per share) at December 31, 2002 and the exercise price of the options.
(2)	The value realized is calculated by determining the difference between the closing price of our common stock on the New York Stock Exchange at exercise and the exercise price.

Management

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Employees of California Lyon, including our executive officers, enter into annual employment agreements with California Lyon which provide that their employment is at-will. The employment agreements between California Lyon and each of General William Lyon, Wade Cable, Thomas Mitchell, Douglas Bauer and Mary Connelly provide for an annual salary effective January 1, 2003 of $600,000, $500,000, $225,000, $225,000 and $225,000 respectively. Each employment agreement also provides for a monthly automobile allowance of $400.

We have entered into indemnification agreements with all of our directors and the Named Officers, among others, to provide them with the maximum indemnification allowed under our bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being our director, officer or employee, to the extent such indemnification is permitted by the laws of Delaware.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our compensation committee are General James E. Dalton, William H. McFarland, Michael L. Meyer, Raymond A. Watt and Randolph W. Westerfield. None of the members of the compensation committee has ever been an officer or employee of us or any of our subsidiaries. None of our executive officers has ever served as a director or member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served in either of those capacities for us. We plan to use the net proceeds of the offering of the notes to repay all of the 12 1/2% Senior Notes, including the $1,000,000 in principal amount held by Mr. McFarland. See the section entitled “Certain relationships and related transactions.”

Certain relationships and related transactions

Proposed Repayment of 12½% Senior Notes Held by General William Lyon, a Trust for which William H. Lyon is the Sole Beneficiary, Wade H. Cable and William H. McFarland.

On May 1, 2001, we completed a consent solicitation with respect to the 12½% Senior Notes and received consents from holders of $39,279,000 of the then outstanding notes to extend the maturity date from July 1, 2001 to July 1, 2003 and to make certain amendments to the note covenants. Although we initially intended to accept consents from no more than 50% of holders, we elected to accept additional consents, as contemplated by the consent solicitation documents. The consenting holders received a fee of 4% of the principal balance. Subsequently, during May and June 2001, we also repurchased $31,444,000 of the 12½% Senior Notes from non-consenting holders.

In June 2001, General William Lyon, our Chairman and Chief Executive Officer, and a trust for which his son William H. Lyon, a director, is the sole beneficiary, purchased from us at par $30,000,000 of the 12½% Senior Notes. William H. McFarland, another member of our board of directors, purchased from us at par $1,000,000 of the 12½% Senior Notes. In parity with holders consenting during the consent solicitation, these directors received a consent fee of 4% of the principal balance and consented to the amendments effected by our consent solicitation statement dated February 28, 2001.

As of December 31, 2002, $70,279,000 aggregate principal amount of our 12 1/2% Senior Notes was outstanding. We intend to use a portion of the net proceeds of the offering of the notes to repay all of the 12 1/2% Senior Notes, including $30,000,000 in principal amount held by General William Lyon and the trust for his son William H. Lyon, $2,323,000 in principal amount held by Wade H. Cable and the $1,000,000 in principal amount held by William H. McFarland.

Acquisition of Real Estate Projects from Entities Controlled by General William Lyon and/or William H. Lyon.

We purchased real estate projects for a total purchase price of $8,468,000 during the year ended December 31, 2000 from entities controlled by General William Lyon and William H. Lyon. In addition, one-half of the net profits in excess of six to eight percent from the development are to be paid to the seller. During the year ended December 31, 2002, $1,770,000 was paid to the seller in accordance with this agreement.

On October 26, 2000, our board of directors (with General William Lyon and William H. Lyon abstaining) approved the purchase of 579 lots for a total purchase price of $12,581,000 from an entity controlled by General William Lyon and William H. Lyon. The terms of the purchase agreement provide for an initial option payment of $1,000,000 and a rolling option takedown of the lots. Phase takedowns of approximately 20 lots each are anticipated to occur at two to three month intervals for each of several product types through September 2004. In addition, one-half of the net profits in excess of six percent from the development are to be paid to the seller. During the years ended December 31, 2002 and 2001, we purchased 183 lots and 143 lots, respectively, under this agreement for a total purchase price of $4,150,000 and $2,777,000, respectively. In addition, during the year ended December 31, 2002, payments in the amount of $1,614,000 were made for one-half of the net profits in excess of six percent from the development. This land acquisition qualifies as an affiliate transaction under our 12½% Senior Notes due July 1, 2003 Indenture dated as of June 29, 1994 (“Indenture”). Pursuant to the terms of the Indenture, we have determined that the land acquisition is on terms that are no less favorable to us than those that would have been obtained in a comparable transaction by us with an unrelated person. We have delivered to the Trustee under the Indenture a resolution of our board of directors set forth in an Officers’ Certificate certifying that the land acquisition is on terms that are no less favorable to us than

Certain relationships and related transactions

those that would have been obtained in a comparable transaction by us with an unrelated person and the land acquisition has been approved by a majority of the disinterested members of our board of directors. Further, we have delivered to the Trustee under the Indenture a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified.

On July 9, 2002, our board of directors (with General William Lyon and William H. Lyon abstaining) approved the purchase of 144 lots, through a land banking arrangement, for a total purchase price of $16,660,000 from an entity that purchased the lots from General William Lyon. The terms of the purchase agreement provide for an initial deposit of $3,300,000 (paid on July 23, 2002) and monthly option payments of 11.5% on the seller’s outstanding investment. Such option payments entitle us to phase takedowns of approximately 14 lots each, which are anticipated to occur at one to two month intervals through December 2003. As of December 31, 2002, 16 lots have been purchased under this agreement for a purchase price of $1,851,000. Had we purchased the property directly, the acquisition would qualify as an affiliate transaction under the Indenture. Even though our agreement is not with General William Lyon, we have chosen to treat it as an affiliate transaction. Pursuant to the terms of the Indenture, we have determined that the land acquisition is on terms that are no less favorable to us than those that would have been obtained in a comparable transaction by us with an unrelated person. We have delivered to the Trustee under the Indenture a resolution of our board of directors set forth in an Officers’ Certificate certifying that the land acquisition is on terms that are no less favorable to us than those that would have been obtained in a comparable transaction by us with an unrelated person and the land acquisition has been approved by a majority of the disinterested members of our board of directors. Further, we have delivered to the Trustee under the Indenture a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified.

Purchase of Land from Unconsolidated Joint Venture.

We purchased land for a total purchase price of $17,079,000, $5,371,000 and $7,128,000 during the years ended December 31, 2002, 2001 and 2000, respectively, from one of our unconsolidated joint ventures.

Agreements with Entities Controlled by William Lyon and William H. Lyon.

For the years ended December 31, 2002 and 2001, we incurred reimbursable on-site labor costs of $178,000 and $175,000, respectively, for providing customer service to real estate projects developed by entities controlled by General William Lyon and William H. Lyon, of which $72,000 was due to us at December 31, 2002. In addition, we earned fees of $99,000 and $108,000, respectively, for tax and accounting services performed for entities controlled by General William Lyon and William H. Lyon during the years ended December 31, 2002 and 2001.

For the year ended December 31, 2000, we earned management fees and were reimbursed for on-site labor costs of $330,000 and $593,000, respectively, for managing and selling real estate owned by entities controlled by General William Lyon and William H. Lyon.

Rent Paid to a Trust of which William H. Lyon is the Sole Beneficiary.

For the years ended December 31, 2002, 2001 and 2000, we incurred charges of $729,000, $729,000 and $717,000, respectively, related to rent on our corporate office, from a trust of which William H. Lyon is the sole beneficiary.

Certain relationships and related transactions

Charges Incurred Related to the Charter and Use of Aircraft Owned by an Affiliate of William Lyon.

During the years ended December 31, 2002 and 2001, we incurred charges of $177,000 and $201,000, respectively, related to the charter and use of aircraft owned by an affiliate of General William Lyon.

Certain Family Relationships.

William H. Lyon is the son of General William Lyon. General William Lyon is our Chairman of our board of directors and our Chief Executive Officer. William H. Lyon is one of our directors and an employee.

Mortgage Loans.

In 2002, we offered home mortgage loans to our employees and directors through our mortgage company subsidiary, Duxford Financial, Inc. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collectability or present other unfavorable features and were sold to investors typically within  7 to 15 days.

Home Purchase.

We offer a 2% discount on new homes sold to our employees. In 2002, one of our executive officers, Larry Smith, and another employee purchased a new home from us for $327,048.

Principal stockholders

The following table sets forth certain information as to the number of shares of Delaware Lyon’s common stock beneficially owned as of January 31, 2003. The following table includes information for (a) each person or group that is known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each of our directors, (c) each executive officer named in the Summary Compensation Table, and (d) all of our directors and executive officers as a group. California Lyon is a wholly-owned subsidiary of Delaware Lyon.

	As of January 31, 2003
	Shares Beneficially Owned		Shares Acquirable Within 60 Days(1)		Percentage of All Common Stock(2)

General William Lyon(3)	3,707,573	(4)	33,335	(5)	38.32%
The William Harwell Lyon Trust(6)	1,749,259				17.98%
William H. Lyon(3)	0	(7)			*
Wade H. Cable(3)	0		33,335		*
Wade H. Cable & Susan M. Cable, Trustees of the Cable Family Trust, Est. 7-11-88(3)	247,705	(8)			2.55%
Richard E. Frankel(3)	0		6,667	(9)	*
General James E. Dalton(3)	0		6,667		*
William H. McFarland(3)	0		3,333		*
William H. & Rose-Marie McFarland, Trustees (U/T/A dated February 13, 1998)(3)	3,334
Michael L. Meyer(3)	0		6,667		*
Michael L. Meyer, Trustee of the Michael L. Meyer Living Trust, Est. July 4, 1989(3)	20,000				*
Raymond A. Watt(3)	0				*
R.A. Watt 1994 Family Trust(3)	6,667				*
Randolph W. Westerfield(3)	3,333				*
Thomas J. Mitchell(3)	0		16,668		*
Douglas F. Bauer(3)	0				*
Mary J. Connelly(3)	0		8,333		*
Bricoleur Capital Management LLC(10)	1,733,940				17.82%
FMR Corp(11)	672,000				6.91%
All of our directors and executive officers as a group (18 persons)	5,490,366	(12)	131,840		57.02%

*	Less than 1%
(1)	Reflects the number of shares that could be purchased by exercise of options exercisable at January 31, 2003 or within 60 days thereafter under the William Lyon Homes 2000 Stock Incentive Plan.
(2)	Shares of common stock subject to options that are currently exercisable or exercisable within 60 days are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Stockholder is at the following mailing address: c/o William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, CA 92660.
(4)	Includes 247,705 shares held by the Cable Family Trust. General William Lyon has the power to direct the vote of all of the shares beneficially owned by the Cable Family Trust pursuant to a voting agreement among William Lyon, Wade H. Cable and Susan M. Cable, Trustees of the Cable Family Trust and Wade H. Cable, individually, dated as of May 31, 2002 (“Voting Agreement”).

Principal stockholders

(5)	Includes 33,335 shares issuable upon exercise of outstanding options and deemed beneficially owned by Wade H. Cable. General William Lyon has the power to direct the vote of all of the shares beneficially owned by Wade H. Cable pursuant to the Voting Agreement.

(6)	Stockholder is at the following mailing address: c/o Richard Sherman, Esq., Irell & Manella LLP, 840 Newport Center Drive, Suite 400, Newport Beach, CA 92660.

(7)	Does not include 1,749,259 shares of common stock held in The William Harwell Lyon Trust of which William H. Lyon is the sole beneficiary. William H. Lyon does not have or share, directly or indirectly, the power to vote or to direct the vote of these shares, and thus, William H. Lyon disclaims beneficial ownership of these shares.

(8)	Does not include 1,203 shares directly owned by children of Mr. Cable, as to which shares Mr. Cable disclaims beneficial ownership.

(9)	Includes 6,667 shares of common stock purchasable by Frankel Associates, L.P. upon the exercise of options exercisable at January 31, 2003 or within 60 days thereafter. Richard Frankel assigned the options we granted to him to Frankel Associates, L.P., a family limited partnership. Mr. Frankel is the President of the general partner of Frankel Associates, L.P.

(10)	Stockholder is at the following mailing address: 12230 El Camino Real, Suite 100, San Diego, CA 92130. According to Item 6 of the Schedule 13G filed by stockholder for the year 2002 and dated February 13, 2003, as an investment adviser for certain accounts in which the reported shares are held, stockholder has been granted the authority to dispose of and vote those shares. Stockholder’s holdings are based upon on the holdings disclosed in the Schedule 13G and any other information made available to us. Stockholder has advised us that the shares are held in multiple funds and that no single fund is a beneficial owner of more than 5% of our common stock.

(11)	Based solely on the Schedule 13G filed by the stockholder on February 13, 2003, stockholder is at the following mailing address: 82 Devonshire Street, Boston, MA 02109. According to Item 6 of the Schedule 13G, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock. The interest of one fund, Fidelity Low Price Stock Fund, amounted to 507,000 shares at December 31, 2002.

(12)	Includes 1,749,259 shares held by The William Harwell Lyon Trust of which William H. Lyon is the sole beneficiary. William H. Lyon does not have or share, directly or indirectly, the power to vote or direct the vote of these shares, and thus, William H. Lyon disclaims beneficial ownership of these shares.

Except as otherwise indicated in the above notes, shares shown as beneficially owned are those as to which the named person possesses sole voting and investment power. However, under California law, personal property owned by a married person may be community property which either spouse may manage and control, and we have no information as to whether any shares shown in this table are subject to California community property law.

Description of certain indebtedness

The following is a description of our indebtedness and the indebtedness of our joint ventures that will be outstanding after giving effect to the sale of the notes and application of the estimated net proceeds as described in “Use of Proceeds”. This description is qualified in its entirety by reference to the relevant credit facilities and related documents governing the debt.

REVOLVING CREDIT FACILITIES

General Overview

California Lyon is the borrower under three secured revolving credit facilities, each of which is described in more detail below. Availability under each credit facility is subject not only to the maximum amount committed under the respective facility, but also to both various borrowing base and concentration limitations. The borrowing base limits lender advances to certain agreed percentages of asset value. The allowed percentage generally increases as the asset progresses from land under development to residence subject to contract of sale. Advances for each type of collateral become due in whole or in part, subject to possible re-borrowing, and/or the collateral becomes excluded from the borrowing base, after a specified period or earlier upon sale. Concentration limitations further restrict availability under the credit facilities. The effect of these borrowing base and concentration limitations essentially is to mandate minimum levels of California Lyon investment in a project, with higher percentages of investment required at earlier phases of a project, and with greater absolute dollar amounts of investment required as a project progresses. Each revolving credit facility is secured by deeds of trust on the real property and improvements thereon owned by California Lyon in the subdivision project(s) approved by the respective lender, as well as pledges of all net sale proceeds, related contracts and other ancillary property. California Lyon has also provided each lender with an unsecured environmental indemnity that is a contingent obligation in addition to its obligation to repay loans under the respective credit facilities.

The notes will be effectively subordinated to all of California Lyon’s indebtedness under these three credit facilities to the extent of the value of assets securing the relevant indebtedness. Any deficiency obligation of California Lyon after the application of assets securing such indebtedness to the reduction thereof, and any obligation of California Lyon under its environmental indemnities, will rank pari passu with the notes.

Some of California Lyon’s obligations under the revolving credit facilities are guaranteed on an unsecured basis and an environmental indemnity has been given by Delaware Lyon. Delaware Lyon’s obligations under its guarantees and environmental indemnity rank pari passu with its obligations under its guaranty of the notes.

Under the revolving credit facilities, we are required to comply with a number of covenants, the most restrictive of which require Delaware Lyon to maintain:

➢	A tangible net worth, as defined, of $120.0 million, adjusted upwards quarterly by 50% of Delaware Lyon’s quarterly net income after March 31, 2002,

➢	A ratio of total liabilities to tangible net worth, each as defined, of less than 3.25 to 1; and

➢	Minimum liquidity, as defined, of at least $10.0 million.

Each credit agreement contains various representations and warranties, covenants and events of default typical for credit facilities of this type. These include cross-defaults relating to certain other obligations of California Lyon for borrowed money (including both the existing 12 1/2% Senior Notes and other

Description of certain indebtedness

California Lyon credit facilities); a cross-default relating to a credit agreement between one of the lenders and one of the limited partnerships described below; and defaults or covenants with respect to such matters as the posting of cash or letters of credit in certain circumstances, the application or deposit of excess net sales proceeds, maintenance of specified ratios, limitations on investments in joint ventures, maintenance of fixed charge coverages, maintenance of profitability, stock ownership changes, changes in management, lot ownership, and average sales prices of homes.

As of December 31, 2002, after giving effect to the sale of the notes and the application of the proceeds therefrom as described under “Use of proceeds,” our pro forma secured indebtedness under these facilities would have been $54.4 million, and we would have had commitments available to permit us to borrow an additional $98.5 million of secured indebtedness, as limited by our borrowing base formulas.

Specific Revolving Credit Facilities

$75 Million Revolving Credit Facility

This facility “expires” in June 2003. After that date California Lyon may borrow amounts, subject to applicable borrowing base and concentration limitations, under this facility solely to complete the construction of residences begun prior to such date in approved projects funded by disbursements under this facility. The final maturity date is the earlier of the date upon which the last residence, the construction of which was financed with proceeds of this loan, is sold or the date upon which such last residence is excluded from the borrowing base by the passage of time under this facility.

Interest under this facility is payable monthly at rates varying from prime to prime plus 0.10%, or LIBOR plus 2.40% to 2.60%, in each instance depending on California Lyon’s ratio of total liabilities to tangible net worth. As of December 31, 2002, interest under this facility was being charged at the rate of 3.7125% (LIBOR plus 2.40%). Additionally, California Lyon pays an annual loan facility fee of $375,000.

California Lyon has also entered into a separate secured project loan with the lender under this facility. The amount available under this facility is reduced by the amount that the lender has committed to the separate project loan. The terms of the separate project loan are substantially similar to those of this facility. A default under the separate project loan would constitute a cross-default under this facility. We consider the separate project loan as outstanding under this facility and include amounts outstanding under the separate project loan within indebtedness outstanding under our revolving credit facilities.

$50 Million Revolving Credit Facility

This facility has an “initial maturity” in September 2004. After that date: a) the maximum commitment under this facility reduces at the rate of $6.25 million per quarter beginning December 2004, and b) advances may only be used to complete previously approved projects subject to the borrowing base as of the initial maturity date. Interest under this facility is payable monthly at a rate equal to the lender’s “prime rate.” At December 31, 2002, that rate was 4.25%. Also, prior to initial maturity California Lyon pays an annual commitment fee of $250,000, payable in quarterly installments. This facility includes a $5 million sub-limit for the issuance of letters of credit to support residential projects owned and developed by California Lyon.

$150 Million Revolving Credit Facility

This facility finally matures in September 2006, although after September 2004, advances under this facility may only be made to complete projects approved on or before such date. Effective in January 2003, the maximum commitment under this facility was increased from $100 million to

Description of certain indebtedness

$150 million as reduced by the aggregate amount of loan commitments under separate project loans issued by the lender or its affiliates to California Lyon or its affiliates with respect to projects that are not cross-collateralized with the collateral under this credit facility.

Amounts outstanding under this facility bear interest, payable monthly, at prime plus 0.375%. As of December 31, 2002, interest under this facility was being charged at the rate of 4.625%. Effective in January 2003, the annual commitment fee payable by California Lyon in quarterly installments was increased from $500,000 to $750,000.

California Lyon has entered into a separate secured project loan with the lender under this facility. The amount available under this facility is reduced by the amount that the lender has committed to the separate project loan. The terms of the separate project loan are substantially similar to those of this facility. A default under the separate project loan would constitute a cross-default under this facility. We consider the separate project loan as outstanding under this facility and include amounts outstanding under the separate project loan within indebtedness outstanding under our revolving credit facilities.

DUXFORD’S WAREHOUSE FACILITY

To fund the origination of residential mortgage loans in support of California Lyon’s home building activities, Duxford Financial, Inc., a direct subsidiary of Delaware Lyon (although not a subsidiary of California Lyon) that will guarantee the notes (“Duxford”), and one of its unconsolidated joint ventures are parties to a mortgage warehouse revolving line of credit. The facility is secured by substantially all of the assets of each of the borrowers, including the mortgage loans held for sale, all rights of each of the borrowers with respect to contractual obligations of third party investors to purchase such mortgage loans, and all proceeds of sale of such mortgage loans. Duxford’s guarantee of the notes will be effectively subordinated to all of its indebtedness under the mortgage warehouse facility to the extent of the value of the assets securing that facility.

The mortgage warehouse facility provides for revolving loans of up to $20.0 million in the aggregate outstanding at any time, $15 million of which is committed (lender obligated to lend if stated conditions are satisfied) and $5 million of which is not committed (lender advances are optional even if stated conditions are otherwise satisfied). Advances under the facility are subject to various limitations, including conformity of the mortgage loan being funded to FHA, VA, FNMA and/or FHLMC guidelines, with certain exceptions, the existence of an ultimate committed third party purchaser for the mortgage loan, and a maximum advance per mortgage loan generally equal to the lesser of the principal balance of the loan less amounts being disbursed to the borrower thereunder and 99% of the purchase price to be paid for the loan by the required committed third party purchaser.

Each advance under the facility bears interest at the interest rate applicable to the mortgage loan being funded, with a floor of one month LIBOR and a cap of one month LIBOR plus 2.75%. Each advance under the facility is generally due and payable at the earlier of 45 days after the advance is made, the date the mortgage loan is sold to a third party purchaser, the date the mortgage loan becomes past due 60 days or more, or the date upon which the facility terminates, whether at maturity or upon borrower default. The scheduled maturity of the mortgage warehouse facility is May 31, 2003.

The facility also requires Duxford to maintain certain financial covenants, including maintaining a combined tangible net worth, as defined, of at least $1.5 million, a combined net worth, as defined, meeting or exceeding the greater of $1.5 million and 5% of combined total liabilities, as defined, and liquidity, as defined, meeting or exceeding $1.0 million.

At December 31, 2002, the outstanding balance on the mortgage warehouse line of credit was $18.1 million.

Description of certain indebtedness

LIMITED PARTNERSHIP FACILITIES

As of December 31, 2002, California Lyon was the general partner of eleven active unconsolidated joint venture limited partnerships that had incurred land acquisition and development debt pursuant to separate credit facilities. As of December 31, 2002, the total amount outstanding under these limited partnership facilities totaled $90.1 million. The limited partnership facilities are secured by deeds of trust on the respective limited partnership’s project as well as security interests in various of the limited partnership’s ancillary rights and personal property. As a general partner, California Lyon may be liable for a joint venture’s liabilities and obligations should the joint venture fail or be unable to pay these liabilities or obligations. Any liability of California Lyon as a general partner would be an unsecured obligation, pari passu with its obligation with respect to the notes. In addition, Delaware Lyon has provided unsecured environmental indemnities to some of the lenders who provide loans to the partnerships. Delaware Lyon has also provided completion guarantees and repayment guarantees for some of the limited partnerships under their credit facilities. The repayment guarantees only become effective upon repayment of our outstanding 12 1/2% Senior Notes. We anticipate that the lender who holds these repayment guarantees will terminate them prior to consummation of this offering.

Generally, these limited partnership credit facilities are subject to project-specific limitations on the amount of advances similar to the borrowing base and concentration limitations described above with respect to California Lyon’s revolving credit facilities. The limited partnership facilities generally have final maturities relating to the contemplated completion of the specific project, with specific advances becoming due earlier as a function of the passage of time or when the related collateral is sold or otherwise becomes ineligible as collateral.

Interest on the limited partnership facilities generally is payable monthly at rates ranging from prime to prime plus  1/2% per annum. Actual interest rates applicable under these limited partnership facilities as of December 31, 2002, ranged from approximately the prime rate per annum (4.25%) to prime plus  1/2% per annum (4.75%).

Some of the credit facilities contain financial covenants applicable to California Lyon, as general partner, or Delaware Lyon. These financial covenants include covenants requiring the maintenance of a specified tangible net worth, specified financial ratios, liquidity, and cash reserves. In addition to typical events of default, including cross-defaults, some of the limited partnership facilities specify changes in ownership or management. Under the most restrictive financial covenants under the credit facilities, Delaware Lyon must maintain:

➢	A minimum tangible net worth, as defined, of $120.0 million, adjusted upwards quarterly by 50% of Delaware Lyon’s net income after March 31, 2002;

➢	A ratio of total indebtedness to tangible net worth, each as defined, of less than 3.25 to 1:0; and

➢	Minimum liquidity, as defined, of at least $10.0 million.

LIMITED LIABILITY COMPANY FACILITY

In January 2003 California Lyon and two unaffiliated parties formed a limited liability company (“Development LLC”) for the purpose of acquiring land in Irvine and Tustin, California (formerly part of the Tustin Marine Corps Air Station) and developing the land into residential homesites. California Lyon has an indirect, minority interest in the Development LLC, which is the borrower under a secured revolving line of credit. Advances under the line of credit are to be used to pay acquisition and development costs and expenses. The maximum commitment amount is $35 million, which is limited by specified agreed debt-to-value ratios. At the election of the Development LLC and subject to specified

Description of certain indebtedness

terms and conditions, each advance under the line of credit bears interest at either a per annum variable rate (defined as the rate per annum most recently announced by the bank as its prime rate) or a per annum fixed rate (defined as the rate per annum equal to the sum of the LIBOR rate per annum and 2.5%). The line of credit is secured by a deed of trust on the real property and improvements thereon owned by the Development LLC, as well as pledges of all net sale proceeds, related contracts and other ancillary property. The Development LLC also has provided the bank with an unsecured environmental indemnity that is a contingent obligation in addition to its obligation to repay advances under the line of credit. The line of credit matures on January 23, 2005, but may be extended to July 23, 2005, subject to specified terms and conditions. At January 31, 2003, the Development LLC had outstanding indebtedness of approximately $30.6 million under the line of credit.

Subject to specified terms and conditions, California Lyon and the other indirect and direct members of the Development LLC, including certain affiliates and parents of such other members, each (i) have guaranteed on an unsecured basis to bank the repayment of the Development LLC’s indebtedness under the line of credit, completion of certain infrastructure improvements to the land, payment of necessary loan remargining obligations, and the Development LLC’s performance under the environmental indemnity and covenants, and (ii) have agreed to take all actions and pay all amounts to assure that the Development LLC is in compliance with financial covenants. Pursuant to the guaranty, California Lyon also has made representations and warranties and covenants to the bank, including, without limitation, financial covenants that require California Lyon to maintain:

➢	A minimum tangible net worth of not less than $120 million;

➢	A ratio of total liabilities-to-tangible net worth of not greater than 3.25:1.0; and

➢	Minimum liquidity of not less than $10 million.

California Lyon also has posted a letter of credit equal to approximately $5 million to secure the Development LLC’s obligations to the bank under the line of credit.

California Lyon and the other indirect and direct members of the Development LLC, including certain affiliates and parents of such other members, have entered into a Reimbursement and Indemnity Agreement to allocate any liability arising from their guaranty obligations to the bank, including, the posting and pledge to the bank of the letters of credit by the parties. Delaware Lyon has entered into a joinder agreement to be jointly and severally liable for California Lyon’s obligations under the Reimbursement and Indemnity Agreement. As a result of these agreements and guarantees, Delaware Lyon and California Lyon may be liable in specified circumstances for the full amount of the obligations guaranteed to the bank. The liabilities of California Lyon and Delaware Lyon are unsecured obligations, pari passu with their obligations as issuer and a guarantor of the notes.

Description of the notes

As used below in this “Description of the notes” section, the “Issuer” means William Lyon Homes, Inc., a California corporation, and its successors, but not any of its subsidiaries. The Issuer will issue the notes described in this prospectus (the “Notes”) under an Indenture, dated as of                     , 2003 (the “Indenture”), among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. You may obtain a copy of the Indenture from the Issuer at its address set forth elsewhere in this prospectus.

The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “—Certain Definitions.”

Principal, Maturity and Interest

The Notes will mature on                     , 2013. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable on                      and                      of each year, commencing on                     , 2003, to Holders of record at the close of business on                      or                     , as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

The Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

An aggregate principal amount of Notes equal to $200.0 million is being issued in this offering. The Issuer may issue additional Notes of up to $150.0 million aggregate principal amount having identical terms and conditions to the Notes being issued in this offering (the “Additional Notes”), subject to compliance with the “Limitations on Additional Indebtedness” covenant described below. Any Additional Notes will be part of the same issue as the Notes being issued in this offering and will vote on all matters as one class with the Notes being issued in this offering, including, without limitation, waivers, amendments, redemptions and offers to purchase. For purposes of this “Description of the Notes,” except for the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness,” references to the Notes include Additional Notes, if any.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder’s Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

The Notes will be general unsecured obligations of the Issuer. The Notes will rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of

Description of the notes

payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

The Notes and each Note Guarantee will be effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor (including Indebtedness under the Credit Facilities) to the extent of the value of the assets securing such Indebtedness.

The Notes will also be structurally subordinated to all existing and future obligations, including Indebtedness, of Joint Ventures and any Unrestricted Subsidiaries. Claims of creditors of Joint Ventures and Unrestricted Subsidiaries, including trade creditors and holders of Indebtedness, will generally have priority as to the assets of those Joint Ventures and Unrestricted Subsidiaries over the claims of the Issuer and the holders of the Issuer’s Indebtedness, including the Notes.

As of December 31, 2002 on a pro forma basis, the Issuer would have had approximately $54.4 million of secured Indebtedness outstanding and approximately $98.5 million of additional secured indebtedness available to be borrowed under our Credit Facilities, as limited by our borrowing base formulas. Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Parent and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “—Certain Covenants—Limitations on Additional Indebtedness” and “—Limitations on Liens.”

Note Guarantees

The Issuer’s obligations under the Notes and the Indenture will be jointly and severally guaranteed (the “Note Guarantees”) by the Guarantors.

Not all of our Subsidiaries will guarantee the Notes. Unrestricted Subsidiaries will not be Guarantors. In addition, under certain circumstances, our Joint Ventures could become non-Guarantor Restricted Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

As of the date of the Indenture, all of the Parent’s Subsidiaries (other than Duxford Title Reinsurance Company), including the Issuer, will be “Restricted Subsidiaries,” and the Parent and all of the Restricted Subsidiaries (other than the Issuer) will be Guarantors. Under the circumstances described below under the subheading “—Certain Covenants—Designation of Unrestricted Subsidiaries,” the Parent will be permitted to designate some of its other Subsidiaries (other than the Issuer) as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be:

➢	an Unrestricted Subsidiary will generally not be subject to the restrictive covenants in the Indenture;

➢	a Subsidiary that has previously been a Guarantor and that is Designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

➢	the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Parent for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

Description of the notes

The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Credit Facilities permitted under clause (1) of “—Certain Covenants —Limitations on Additional Indebtedness”) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See “Risk Factors—Risks Associated with the Notes and the Offering—The guarantees of our subsidiaries may be avoidable as fraudulent transfers and any new guarantees may be avoidable as preferences.” Each Subsidiary Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Subsidiary Guarantor then held by the Parent and the Restricted Subsidiaries, then that Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; provided that the Net Available Proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See “—Certain Covenants—Limitations on Asset Sales.” In addition, the Indenture will provide that any Subsidiary Guarantor that is Designated as an Unrestricted Subsidiary or that otherwise ceases to be a Subsidiary Guarantor, in each case in accordance with the provisions of the Indenture, will be released from its Note Guarantee upon effectiveness of such Designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

Optional Redemption

Except as set forth below, the Notes may not be redeemed prior to                     , 2008. At any time on or after                     , 2008, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning                      of the years indicated:

Year	Optional Redemption Price

2008	%
2009	%
2010	%
2011 and thereafter	100.000%

At any time prior to                     , 2006, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to         % of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Description of the notes

Selection and Notice of Redemption

In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described in the second paragraph under “—Optional Redemption,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change of Control

Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuer purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice:

(1)  describing the transaction or transactions that constitute the Change of Control;

(2)  offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

(3)  describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuer or the Parent will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the

Description of the notes

Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Parent, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

The Indenture will contain, among others, the following covenants:

Limitations on Additional Indebtedness

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the Issuer or any Guarantor may incur additional Indebtedness (including Acquired Indebtedness) if no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the Indebtedness and if, after giving effect thereto, either (a) the Consolidated Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (b) the ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth would be less than 3.00 to 1.00 (either (a) or (b), the “Ratio Exception”).

Notwithstanding the above, so long as no Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of the following Indebtedness, each of the following shall be permitted (the “Permitted Indebtedness”):

(1)  Indebtedness of the Parent and any Restricted Subsidiary under the Credit Facilities and Indebtedness of Restricted Joint Ventures in an aggregate amount at any time outstanding (whether incurred under the Ratio Exception or as Permitted Indebtedness) not to exceed the greater of (x) $215.0 million and (y) the amount of the Borrowing Base as of the date of such incurrence;

Description of the notes

(2)  the Notes and the Note Guarantees issued on the Issue Date;

(3)  Indebtedness of the Parent and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Notes);

(4)  Indebtedness of the Parent and the Restricted Subsidiaries under Hedging Obligations; provided that (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5)  Indebtedness of the Parent owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Parent or any other Restricted Subsidiary; provided, however, that (a) any Indebtedness of the Parent or the Issuer owed to a Restricted Subsidiary is unsecured and subordinated, pursuant to a written agreement, to the Parent or the Issuer’s obligations under the Indenture and the Notes and (b) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Parent or a Restricted Subsidiary, such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6)  Indebtedness in respect of bid, performance or surety bonds issued for the account of the Parent or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the Parent or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7)  Purchase Money Indebtedness incurred by the Parent or any Restricted Subsidiary, in an aggregate amount not to exceed at any time outstanding $15.0 million;

(8)  Non-Recourse Indebtedness of the Parent or any Restricted Subsidiary incurred for the acquisition, development and/or improvement of real property and secured by Liens only on such real property and Directly Related Assets;

(9)  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(10)  Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(11)  Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Ratio Exception, clause (2) or (3) above or this clause (11);

(12)  the guarantee by the Parent or any Restricted Subsidiary of Indebtedness (other than Permitted Restricted Joint Venture Indebtedness and Indebtedness incurred pursuant to clause (8), (13), or (15) hereof or, in the case of the guarantee by a Restricted Subsidiary that is not a Guarantor, pursuant to the Ratio Exception) of a Restricted Subsidiary, in the case of the Parent, or of the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary, in either case, that was permitted to be incurred by another provision of this covenant;

(13)  Indebtedness of any Restricted Subsidiary engaged primarily in the mortgage origination and lending business (a “Mortgage Subsidiary”) under warehouse lines of credit and repurchase agreements, and Indebtedness secured by mortgage loans and related assets of such Restricted Subsidiary, in each case incurred in the ordinary course of such business; provided that the only legal recourse for collection of obligations owing on such Indebtedness is against such Restricted Subsidiary, any other Mortgage Subsidiary and their respective assets;

Description of the notes

(14) Indebtedness of the Parent or any Restricted Subsidiary in an aggregate amount not to exceed $10.0 million at any time outstanding; and

(15) Indebtedness of Consolidated Joint Ventures in an aggregate amount at any time outstanding not to exceed $115.0 million less the aggregate amount of liabilities that would constitute Indebtedness of the Parent and the Restricted Subsidiaries but for clause (c) of the last paragraph of the definition of “Indebtedness” on the date of determination.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (15) above or is entitled to be incurred pursuant to the Ratio Exception, the Parent shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (1) above and (b) Indebtedness of Joint Ventures on the date they become Consolidated Joint Ventures shall be deemed to have been incurred under clause (15) above.

Limitations on Restricted Payments

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1)  a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2)  the Parent cannot incur $1.00 of additional Indebtedness pursuant to the Ratio Exception; or

(3)  the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3) or (5) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a)  50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b)  100% of the aggregate net cash proceeds received by the Parent either (x) as contributions to the common equity of the Parent after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than to the extent any such proceeds are used to redeem Notes in accordance with the second paragraph under “—Optional Redemption,” plus

(c)  the aggregate amount by which Indebtedness of the Parent or any Restricted Subsidiary is reduced on the Parent’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) of Indebtedness issued subsequent to the Issue Date into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Parent or any Restricted Subsidiary upon such conversion or exchange), plus

(d)  in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

Description of the notes

(e)  upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Parent’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Parent’s Investments in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (3) and were not previously repaid or otherwise reduced, plus

(f)  $5.0 million.

The foregoing provisions will not prohibit:

(1)  the payment by the Parent or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2)  so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of any Equity Interests of the Parent or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3)  so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Subordinated Indebtedness of the Parent or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness” covenant and the other terms of the Indenture;

(4)  so long as no Default shall have occurred and be continuing at the time of or as a consequence of such redemption, the redemption of Equity Interests of the Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all such redemptions shall not exceed $2.0 million during any calendar year; or

(5)  repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represents a portion of the exercise price thereof;

provided that no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket, except to the extent the proceeds thereof exceed the amounts used to effect the transactions described therein.

Maintenance of Consolidated Tangible Net Worth

If the Parent’s Consolidated Tangible Net Worth declines below $75.0 million (the “Minimum Tangible Net Worth”) at the end of any fiscal quarter, the Parent must deliver an Officers’ Certificate to the Trustee within 55 days after the end of that fiscal quarter (100 days after the end of any fiscal year) to notify the Trustee. If, on the last day of each of any two consecutive fiscal quarters (the last day of the second fiscal quarter being referred to as a “Deficiency Date”), the Parent’s Consolidated Tangible Net Worth is less than the Minimum Tangible Net Worth of the Parent, then the Issuer must make an offer (a “Net Worth Offer”) to all Holders of Notes to purchase 10% of the aggregate principal amount of the Notes originally issued (the “Net Worth Offer Amount”) at a purchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that no such Net Worth Offer shall be required if, after the Deficiency Date but prior to the date the Issuer is required to make the Net Worth Offer, capital in cash or Cash Equivalents is

Description of the notes

contributed for Qualified Equity Interests sufficient to increase the Parent’s Consolidated Tangible Net Worth after giving effect to such contribution to an amount equal to or above the Minimum Tangible Net Worth.

The Issuer must make the Net Worth Offer no later than 65 days after each Deficiency Date (110 days if such Deficiency Date is the last day of the Parent’s fiscal year). The Net Worth Offer is required to remain open for a period of 20 Business Days following its commencement or for such longer period as required by law. The Issuer is required to purchase the Net Worth Offer Amount of the Notes on a designated date no later than five Business Days after the termination of the Net Worth Offer, or if less than the Net Worth Offer Amount of Notes shall have been tendered, all Notes then tendered.

If the aggregate principal amount of Notes tendered exceeds the Net Worth Offer Amount, the Issuer is required to purchase the Notes tendered to it pro rata among the Notes tendered (with such adjustments as may be appropriate so that only Notes in denominations of $1,000 and integral multiples thereof shall be purchased).

In no event will the failure of the Parent’s Consolidated Tangible Net Worth to equal or exceed the Minimum Tangible Net Worth at the end of any fiscal quarter be counted toward the requirement to make more than one Net Worth Offer. The Issuer may reduce the principal amount of Notes to be purchased pursuant to the Net Worth Offer by subtracting 100% of the principal amount (excluding premium) of the Notes redeemed by the Issuer prior to the purchase (otherwise than under this provision). The Issuer, however, may not credit Notes that have been previously used as a credit against any obligation to repurchase Notes pursuant to this provision.

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Worth Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Net Worth Offer” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Net Worth Offer” provisions of the Indenture by virtue of this compliance.

If a Net Worth Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Net Worth Offer. In addition, we cannot assure you that the Issuer will be able to obtain the consents necessary to consummate a Net Worth Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

The Parent’s Consolidated Tangible Net Worth, on a pro forma basis, was approximately $174.4 million as of December 31, 2002.

Limitations on Dividend and Other Restrictions Affecting Restricted Subsidiaries

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary (other than the Issuer) to:

(a)  pay dividends or make any other distributions on or in respect of its Equity Interests;

(b)  make loans or advances or pay any Indebtedness or other obligation owed to the Parent or any other Restricted Subsidiary; or

(c)  transfer any of its assets to the Parent or any other Restricted Subsidiary;

Description of the notes

except for:

(1)  encumbrances or restrictions existing under or by reason of applicable law;

(2)  encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

(3)  non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4)  encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the Credit Facilities) as in effect on that date;

(5)  restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6)  restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

(7)  any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets so acquired;

(8)  encumbrances or restrictions arising in connection with Refinancing Indebtedness; provided, however, that any such encumbrances and restrictions are not materially more restrictive than those contained in the agreements creating or evidencing the Indebtedness being refinanced;

(9)  customary provisions in leases, licenses, partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of leasehold interests or ownership interests in such partnership, limited liability company, joint venture or similar Person;

(10)  Purchase Money Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;

(11)  Non-Recourse Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets secured by such Non-Recourse Indebtedness or on the Equity Interests in the Person holding such assets;

(12)  customary restrictions in other Indebtedness incurred in compliance with the covenant described under “—Limitations on Additional Indebtedness;” provided that such restrictions, taken as a whole, are, in the good faith judgment of the Parent’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clause (4) above; and

(13) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided that such amendments or refinancings are, in the good faith judgment of the Parent’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations on Transactions with Affiliates

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets

Description of the notes

to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1)  such Affiliate Transaction is on terms that are no less favorable to the Parent or the relevant Restricted Subsidiary than those that may have been obtained in a comparable transaction at such time on an arm’s-length basis by the Parent or that Restricted Subsidiary from a Person that is not an Affiliate of the Parent or that Restricted Subsidiary; and

(2)  the Parent delivers to the Trustee:

(a)  with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary in excess of $2.0 million, an Officers’ Certificate of the Parent certifying that such Affiliate Transaction complies with clause (1) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

(b)  with respect to any Affiliate Transaction involving aggregate value expended or received by the Parent or any Restricted Subsidiary of $10.0 million or more, the certificates described in the preceding clause (b) and (x) a written opinion as to the fairness of such Affiliate Transaction to the Parent or such Restricted Subsidiary from a financial point of view or (y) a written appraisal supporting the value of such Affiliate Transaction, in either case, issued by an Independent Financial Advisor.

The foregoing restrictions shall not apply to:

(1)  transactions exclusively between or among (a) the Parent and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Parent (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2)  reasonable director, officer, employee and consultant compensation (including bonuses) and other benefits (including retirement, health, stock and other benefit plans) and indemnification and insurance arrangements;

(3)  the allocation of employee services among the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent);

(4)  loans and advances permitted by clause (3) of the definition of “Permitted Investments”;

(5)  any agreement as in effect as of the Issue Date or any extension, amendment or modification thereto (so long as any such extension, amendment or modification satisfies the requirements set forth in clause (1) of the first paragraph of this covenant) or any transaction contemplated thereby;

(6)  Restricted Payments which are made in accordance with the covenant described under “—Limitations on Restricted Payments” and Permitted Investments (other than any Permitted Investment made in accordance with clause (13) of the definition of “Permitted Investments” to the extent that such Permitted Investment is in a Joint Venture or Unrestricted Subsidiary of which any officer, director or stockholder of the Parent beneficially owns any Equity Interests (other than indirectly through ownership of Equity Interests in the Parent));

(7)  licensing of trademarks to, and allocation of overhead, sales and marketing, travel and like expenses among, the Parent, its Subsidiaries and the Joint Ventures on a fair and equitable basis in the ordinary course of business; provided that, in the case of any such Subsidiary or Joint Venture, no

Description of the notes

officer, director or stockholder of the Parent beneficially owns any Equity Interests in such Subsidiary or Joint Venture (other than indirectly through ownership of Equity Interests in the Parent); or

(8)  sales or other dispositions of Qualified Equity Interests for cash by the Parent to an Affiliate.

Limitations on Liens

The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever (other than Permitted Liens) against any assets of the Parent or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith:

(1)  in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2)  in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations on Asset Sales

The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1)  the Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2)  at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

(a)  the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Parent or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b)  the amount of any obligations received from such transferee that are within 60 days converted by the Parent or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(c)  the Fair Market Value of any assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Parent or a Restricted Subsidiary acquires voting and management control of such entity) received by the Parent or any Restricted Subsidiary to be used by it in the Permitted Business.

If at any time any non-cash consideration received by the Parent or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

Description of the notes

If the Parent or any Restricted Subsidiary engages in an Asset Sale, the Parent or such Restricted Subsidiary shall, no later than 360 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1)  repay any Indebtedness under the Credit Facilities and, in the case of any such Indebtedness under any revolving credit facility, effect a permanent reduction in the availability of such revolving credit facility;

(2)  repay any Indebtedness which was secured by the assets sold in such Asset Sale; and/or

(3)  invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities, unless such securities represent Equity Interests in an entity engaged solely in a Permitted Business, such entity becomes a Restricted Subsidiary and the Parent or a Restricted Subsidiary acquires voting and management control of such entity) to be used by the Parent or any Restricted Subsidiary in the Permitted Business.

The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1)  the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2)  the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3)  if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4)  upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the provisions of the Indenture.

Description of the notes

The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Limitations on Designation of Unrestricted Subsidiaries

The Parent may designate any Subsidiary of the Parent (other than the Issuer) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) only if:

(1)  no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2)  the Parent would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “—Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Parent’s proportionate interest in such Subsidiary on such date.

No Subsidiary shall be Designated as an “Unrestricted Subsidiary” unless such Subsidiary:

(1)  has no Indebtedness other than Permitted Unrestricted Subsidiary Debt;

(2)  is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding (i) are no less favorable to the Parent or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent or such Restricted Subsidiary or (ii) would be permitted as (a) an Affiliate Transaction under and in compliance with “—Limitations on Transactions with Affiliates”, (b) an Asset Sale under and in compliance with “—Limitations on Asset Sales”, (c) a Permitted Investment or (d) an Investment under and in compliance with “—Limitations on Restricted Payments”;

(3)  is a Person with respect to which neither the Parent nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4)  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any Restricted Subsidiary.

If, at any time after the Designation, any Unrestricted Subsidiary fails to meet the requirements set forth in the preceding paragraph, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the Indebtedness is not permitted to be incurred under the covenant described under “—Limitations on Additional Indebtedness” or the Lien is not permitted under the covenant described under “—Limitations on Liens,” the Parent shall be in default of the applicable covenant.

Notwithstanding the foregoing, the Parent may Designate a Subsidiary as an Unrestricted Subsidiary without complying with the first two paragraphs of this covenant if (a) such Subsidiary is a Consolidated Joint Venture and (b) such Designation is made within 30 days of such Joint Venture becoming a

Description of the notes

Subsidiary. Any such Unrestricted Subsidiary shall, however, be required subsequent to such Designation to comply with the immediately preceding paragraph; provided that such Unrestricted Subsidiary shall not be deemed to be in violation of the requirements set forth in the second paragraph of this covenant to the extent that the Indebtedness, obligation, agreement or other arrangement that would otherwise violate such paragraph was in existence at the time such Joint Venture became a Subsidiary as in effect at such time.

The Parent may not Designate the Issuer as an Unrestricted Subsidiary. As of the Issue Date, the Parent shall be deemed to have Designated Duxford Title Reinsurance Company as an Unrestricted Subsidiary.

The Parent may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1)  no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2)  all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Parent delivered to the Trustee and certifying compliance with the foregoing provisions.

Limitations on Mergers, Consolidations, Etc.

Neither the Parent nor the Issuer will, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into any Person (other than a merger that satisfies the requirements of clause (1) below with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Parent’s or the Issuer’s jurisdiction of incorporation, as the case may be, to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Parent or the Parent and the Restricted Subsidiaries (taken as a whole) or the Issuer or the Issuer and the Restricted Subsidiaries that are Subsidiaries of the Issuer (taken as a whole), as the case may be, to any Person or (b) adopt a Plan of Liquidation unless, in either case:

(1)  either:

(a)  the Parent or the Issuer, as the case may be, will be the surviving or continuing Person; or

(b)  the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation or limited liability company organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer or the Parent, as the case may be, under the Notes or the Parent’s Note Guarantee, as applicable, and the Indenture; provided that, in the case of the Issuer, at any time the Successor is a limited liability company, there shall be a co-issuer of the Notes that is a corporation;

(2)  immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3)  immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection

Description of the notes

therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Parent or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Parent immediately prior to such transaction (disregarding the effect of fees, commissions, discounts, taxes and other amounts payable in respect of such transaction) and (b) the Parent or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Ratio Exception.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Parent or the Issuer, as the case may be, immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided under the caption “—Note Guarantees,” no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, whether or not affiliated with such Subsidiary Guarantor, unless:

(1)  either:

(a)  such Subsidiary Guarantor will be the surviving or continuing Person; or

(b)  the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Subsidiary Guarantor under the Note Guarantee of such Subsidiary Guarantor and the Indenture; and

(2)  immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the assets of the Parent or the Issuer, will be deemed to be the transfer of all or substantially all of the assets of the Parent or the Issuer, as the case may be.

Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Parent or the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

Notwithstanding the foregoing, any Restricted Subsidiary (other than the Issuer) may merge into the Parent or another Restricted Subsidiary.

Additional Note Guarantees

If, after the Issue Date, (a) the Parent or any Restricted Subsidiary shall acquire or create another Subsidiary (other than (i) a Subsidiary that has been designated an Unrestricted Subsidiary and (ii) a Joint

Description of the notes

Venture that has become a Restricted Subsidiary because of a change in GAAP relating to consolidation) or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary, then, in each such case, the Parent shall cause such Restricted Subsidiary to:

(1)  execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2)  deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Conduct of Business

The Parent will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

Reports

Whether or not required by the SEC, so long as any Notes are outstanding, the Parent will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations (including any grace periods or extensions permitted by the SEC):

(1)  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Parent were required to file these Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants; and

(2)  all current reports that would be required to be filed with the SEC on Form 8-K if the Parent were required to file these reports.

In addition, whether or not required by the SEC, the Parent will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request.

Events of Default

Each of the following is an “Event of Default”:

(1)  failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2)  failure by the Issuer to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3)  failure by the Parent or the Issuer to comply with any of its agreements or covenants described above under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.” or in respect of its obligations to make a Change of Control Offer as described above under “—Change of Control”;

(4)  failure by the Parent or the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 30 days after written notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

Description of the notes

(5)  default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness (other than Non-Recourse Indebtedness) of the Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a)  is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

(b)  results in the acceleration of such Indebtedness prior to its express final maturity, or

(c)  results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $10.0 million or more;

(6)  one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Parent or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7)  the Parent, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a)  commences a voluntary case,

(b)  consents to the entry of an order for relief against it in an involuntary case,

(c)  consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d)  makes a general assignment for the benefit of its creditors;

(8)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a)  is for relief against the Parent, the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b)  appoints a Custodian of the Parent, the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Parent, the Issuer or any Significant Subsidiary, or

(c)  orders the liquidation of the Parent, the Issuer or any Significant Subsidiary,

and the order or decree remains unstayed and in effect for 60 days; or

(9)  the Note Guarantee of the Parent or any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

If an Event of Default (other than an Event of Default specified in clause (7) or (8) above with respect to the Issuer), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided,

Description of the notes

however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

The Trustee shall, within 90 days after becoming aware of the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1)  has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2)  has been offered indemnity satisfactory to it in its reasonable judgment; and

(3)  has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “—Events of Default” section).

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1)  rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2)  the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)  the rights, powers, trust, duties, and immunities of the Trustee, and the Issuer’s obligation in connection therewith, and

(4)  the Legal Defeasance provisions of the Indenture.

Description of the notes

In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Trustee must have a valid, perfected, exclusive security interest in such trust,

(2)  in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a)  the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b)  since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3)  in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4)  no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5)  the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Parent or any of its Subsidiaries is a party or by which the Parent or any of its Subsidiaries is bound,

(6)  the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)  the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

Description of the notes

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then the obligations of the Issuer and the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either

(1)  all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2)  (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under “—Optional Redemption,” and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b)  the Issuer has paid all sums payable by it under the Indenture,

(c)  the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

(d)  the Trustee, for the benefit of the Holders, has a valid, perfected, exclusive security interest in this trust.

In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel (as to legal matters) stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer and Exchange

A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in

Description of the notes

the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided that:

(a)  no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Parent or the Issuer under the heading “—Change of Control” or the related definitions that could adversely affect the rights of any Holder; and

(b)  without the consent of each Holder affected, the Issuer, the Guarantors and the Trustee may not:

(1)  change the maturity of any Note;

(2)  reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3)  reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

(4)  make any Note payable in money or currency other than that stated in the Notes;

(5)  modify or change any provision of the Indenture or the related definitions to subordinate the Notes or any Note Guarantee to other Indebtedness in a manner that adversely affects the Holders;

(6)  reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7)  impair the rights of Holders to receive payments of principal of or interest on the Notes;

(8)  release the Parent from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(9)  make any change in these amendment and waiver provisions.

Notwithstanding the foregoing, the Issuer, the Guarantors and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders in the case of a merger or acquisition, to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to make any change that does not materially adversely affect the rights of any Holder, to comply with SEC rules and regulations or changes to applicable law or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Description of the notes

Concerning the Trustee

U.S. Bank National Association is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

“Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date (other than a Consolidated Joint Venture or a Restricted Joint Venture), Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than the Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into the Parent or a Restricted Subsidiary, or Indebtedness expressly assumed by the Parent or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

“Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under “—Certain Covenants—Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

Description of the notes

“asset” means any asset or property.

“Asset Acquisition” means

(1)  an Investment by the Parent or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be merged with or into the Parent or any Restricted Subsidiary, or

(2)  the acquisition by the Parent or any Restricted Subsidiary of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Parent or any Restricted Subsidiary to any Person other than the Parent or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets (including Equity Interests) of the Parent or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1)  transfers of cash or Cash Equivalents;

(2)  transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the provisions described under “—Certain Covenants—Limitations on Mergers, Consolidations, Etc.”;

(3)  Permitted Investments and Restricted Payments permitted under the covenant described under “—Certain Covenants—Limitations on Restricted Payments”;

(4)  the creation or realization of any Permitted Lien;

(5)  transactions in the ordinary course of business, including, without limitation, dedications and other donations to governmental authorities, sales (directly or indirectly), leases, sales and leasebacks and other dispositions of (A) homes, improved land and unimproved land, whether in single or multiple lots, (B) real estate (including related amenities and improvements), whether in single or multiple lots and (C) Equity Interests of a Subsidiary, the assets of which consist entirely of amenities and improvements related to real estate, such as golf courses, and real estate underlying such amenities and improvements;

(6)  dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business; and

(7)  any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.0 million.

“Attributable Indebtedness”, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of any Capitalized Lease included in any such Sale and Leaseback Transaction.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

Description of the notes

“Borrowing Base” means, at any time of determination, the sum of the following without duplication:

(1)  100% of all cash and Cash Equivalents held by the Parent, any Restricted Subsidiary (other than a Consolidated Joint Venture) or any Restricted Joint Venture;

(2)  80% of the book value of Developed Land for which no construction has occurred;

(3)  90% of the cost of the land and construction costs including capitalized interest (as reasonably allocated by the Parent) for all Units for which there is an executed purchase contract with a buyer not Affiliated with the Parent, less any deposits, down payments or earnest money;

(4)  85% of the cost of the land and construction costs including capitalized interest (as reasonably allocated by the Parent) for all Units for which construction has begun and for which there is not an executed purchase agreement with a buyer not Affiliated with the Parent; and

(5)  50% of the costs of Entitled Land (other than Developed Land) on which improvements have not commenced, less mortgage Indebtedness (other than under a Credit Facility) applicable to such land;

provided that the aggregate amount of assets of a Restricted Joint Venture (whether or not it is a Restricted Subsidiary) comprising a portion of the Borrowing Base shall not exceed, at such time of determination, 125% of the amount of Permitted Restricted Joint Venture Indebtedness then outstanding of such Restricted Joint Venture.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(1)  marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;

(2)  demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3)  commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Parent or an Affiliate of the Parent, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4)  repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5)  investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

Description of the notes

“Change of Control” means the occurrence of any of the following events:

(1)  the Parent shall cease to own beneficially and of record all of the Equity Interests of the Issuer;

(2)  any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Parent;

(3)  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Parent (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Parent was approved by a vote of the majority of the directors of the Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Parent;

(4)  (a) all or substantially all of the assets of the Parent and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) the Parent consolidates or merges with or into another Person other than a Permitted Holder or any Person other than a Permitted Holder consolidates or merges with or into the Parent, in either case under this clause (4), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate 100% of the total voting power of the Voting Stock of the Parent immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Parent or the surviving or transferee Person; or

(5)  the Parent or the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of the Parent or the Issuer.

“Consolidated Amortization Expense” for any period means the amortization expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Cash Flow Available for Fixed Charges” for any period means, without duplication, the sum of the amounts for such period of

(1)  Consolidated Net Income, plus

(2)  in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary (other than the Issuer) only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer or the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a)  Consolidated Income Tax Expense,

(b)  Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c)  Consolidated Depreciation Expense,

(d)  Consolidated Interest Expense and interest and other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”, and

Description of the notes

(e)  all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

in each case determined on a consolidated basis in accordance with GAAP, minus

(3)  the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

“Consolidated Depreciation Expense” for any period means the depreciation expense of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges during the most recent four consecutive full fiscal quarters for which internal financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Interest Incurred for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Incurred shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1)  the incurrence of any Indebtedness, the inclusion of any Indebtedness on the balance sheet or the issuance of any Preferred Stock, in each case of the Parent or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2)  any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Parent or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow Available for Fixed Charges (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

If the Parent or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person (other than a Restricted Subsidiary, in the case of the Parent, or the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary), the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Parent or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

In calculating Consolidated Interest Incurred for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(1)  interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

Description of the notes

(2)  if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3)  notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements with a term of at least one year after the Transaction Date relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

“Consolidated Income Tax Expense” for any period means the provision for taxes of the Parent and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” means, as of any date, the total Indebtedness of the Parent and the Restricted Subsidiaries as of such date, determined on a consolidated basis.

“Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense (other than interest and other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”) of the Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without duplication,

(1)  imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

(2)  commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3)  the net costs associated with Hedging Obligations,

(4)  amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5)  the interest portion of any deferred payment obligations,

(6)  all other non-cash interest expense,

(7)  the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Parent or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Parent or a Wholly-Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Parent and the Restricted Subsidiaries, expressed as a decimal,

(8)  all interest payable with respect to discontinued operations, and

(9)  all interest on any Indebtedness of any other Person (other than a Restricted Subsidiary, in the case of the Parent, or the Parent or another Restricted Subsidiary, in the case of a Restricted Subsidiary) guaranteed by the Parent or any Restricted Subsidiary.

“Consolidated Interest Incurred” for any period means the sum, without duplication, of (1) Consolidated Interest Expense and (2) interest capitalized for such period (including interest capitalized with respect to discontinued operations but not including interest or other charges amortized to “cost of sales—homes” or “cost of sales—lots, land and other”).

“Consolidated Joint Venture” means a Joint Venture in existence on the Issue Date which becomes a Subsidiary because of a change in GAAP relating to consolidation.

Description of the notes

“Consolidated Joint Venture Indebtedness” means Indebtedness of Consolidated Joint Ventures included on the consolidated balance sheet of the Parent and its Restricted Subsidiaries.

“Consolidated Net Income” for any period means the net income (or loss) of the Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1)  the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Parent or any of its Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Parent or any of its Restricted Subsidiaries during such period;

(2)  except to the extent includible in the consolidated net income of the Parent pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Parent or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Parent or any Restricted Subsidiary;

(3)  the net income of any Restricted Subsidiary (other than the Issuer) during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period;

(4)  that portion of the net income of any Restricted Subsidiary (other than the Issuer) that is not a Guarantor and is not a Wholly-Owned Restricted Subsidiary attributable to the portion of the Equity Interests of such Restricted Subsidiary that is not owned by the Parent or the Restricted Subsidiaries;

(5)  for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Parent or the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(6)  other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Parent or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Parent or any Restricted Subsidiary or (b) any Asset Sale by the Parent or any Restricted Subsidiary; and

(7)  other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Parent or any Restricted Subsidiary during such period.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “—Certain Covenants—Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (14) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

“Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person

Description of the notes

or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

“Consolidated Tangible Assets” means, as of any date, the total amount of assets of the Parent and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) any assets securing Non-Recourse Indebtedness.

“Consolidated Tangible Net Worth” means, with respect to any Person as of any date, the Consolidated Net Worth of such Person as of such date less (without duplication) all Intangible Assets of such Person as of such date.

“Credit Facilities” means (i) the Loan Agreement dated as of September 25, 2000 between the Issuer and Residential Funding Corporation, as amended, (ii) the Master Loan Agreement dated as of August 31, 2000 between the Issuer and Guaranty Federal Bank, F.S.B, as amended, and (iii) the Revolving Line of Credit Loan Agreement dated as of September 21, 2000 between the Issuer and California Bank & Trust, as amended, in each case (i), (ii) and (iii), including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreements, and any successor or replacement agreement or agreements with the same or any other agents, creditor, lender or group of creditors or lenders. Notwithstanding the foregoing, “Credit Facilities” shall not include any agreements relating to Consolidated Joint Venture Indebtedness or Permitted Restricted Joint Venture Indebtedness.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designation” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries;” and “Designate” and “Designated” shall have correlative meanings.

“Designation Amount” has the meaning given to this term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“Developed Land” means all Entitled Land of the Parent, its Restricted Subsidiaries (other than Consolidated Joint Ventures) and the Restricted Joint Ventures which is undergoing active development or is ready for vertical construction.

“Directly Related Assets” means, with respect to any particular property, assets directly related thereto or derived therefrom, such as proceeds (including insurance proceeds), products, rents, and profits thereof and improvements and accessions thereto.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by their terms, or by the terms of any related agreement or of any security into which they are convertible,

Description of the notes

puttable or exchangeable, are, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under the caption “—Change of Control” and such Equity Interests specifically provide that such Person will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under the caption “—Change of Control.”

“Entitled Land” means all land of the Parent, its Restricted Subsidiaries (other than Consolidated Joint Ventures) and the Restricted Joint Ventures (a) on which Units may be constructed or which may be utilized for commercial, retail or industrial uses, in each case, under applicable laws and regulations and (b) the intended use by the Parent for which is permissible under the applicable regional plan, development agreement or applicable zoning ordinance.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Parent or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase

Description of the notes

or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). Notwithstanding the foregoing, the liability of a general partner for the Indebtedness of a partnership that is secured by assets of such partnership whose Fair Market Value on the Issue Date exceeds the amount of such Indebtedness shall not be deemed to be a guarantee for purposes of this definition; provided that (i) the general partner has not otherwise guaranteed or assumed such Indebtedness, (ii) such Indebtedness is not included on the balance sheet of the general partner and is not required to be so included in accordance with GAAP as in effect on the date of such determination (except, in each case in this clause (ii), if the partnership was a Joint Venture which became a Subsidiary and which was Designated as an Unrestricted Subsidiary in accordance with the fourth paragraph of the covenant described under “Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries”), (iii) to the extent the aggregate amount of liabilities of the Parent and the Restricted Subsidiaries that would constitute guarantees but for this sentence on the date of determination exceeds $115.0 million less the aggregate amount of Indebtedness outstanding under clause (15) of the definition of “Permitted Indebtedness” on the date of determination, then such excess shall be deemed to be guarantees by the Parent and the Restricted Subsidiaries and (iv) such partnership was in existence on the Issue Date. “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

“Guarantors” means the Parent and each Restricted Subsidiary of the Parent on the Issue Date (other than the Issuer), and each other Person that is required to become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee. On the Issue Date, the Guarantors will be the Parent, California Equity Funding, Inc., a California corporation, PH-LP Ventures, a California corporation, Duxford Financial, Inc., a California corporation, Sycamore CC, Inc., a California corporation, Presley CMR, Inc., a California corporation, William Lyon Southwest, Inc., an Arizona corporation, PH-Reilly Ventures, a California corporation, Mountain Gate Ventures, Inc., an Arizona corporation, and OX I Oxnard, L.P., a California limited partnership.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

“Holder” means any registered holder, from time to time, of the Notes.

“incur” means, with respect to any Indebtedness or obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or obligation; provided that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary or at the time such Person merged with or into the Parent or a Restricted Subsidiary shall be deemed to have been incurred at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

Description of the notes

“Indebtedness” of any Person at any date means, without duplication:

(1)  all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2)  all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)  all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4)  all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5)  the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6)  all Capitalized Lease Obligations of such Person;

(7)  all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8)  all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that (i) Indebtedness of the Parent or its Subsidiaries that is guaranteed by the Parent or the Parent’s Subsidiaries shall be counted only once in the calculation of the amount of Indebtedness of the Parent and its Subsidiaries on a consolidated basis and (ii) only the liabilities relating to any such guarantee that are recorded as liabilities, or required (in accordance with GAAP) to be recorded as liabilities, on the balance sheet of such Person shall be considered Indebtedness of such Person (it being understood that any increase in liabilities recorded or required to be recorded on such Person’s balance sheet shall be deemed to be an “incurrence” of Indebtedness by such Person at the time of such increase);

(9)  all Attributable Indebtedness;

(10)  to the extent not otherwise included in this definition, Hedging Obligations of such Person;

(11)  all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

(12)  the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding and held by any Person other than such Person (or one of its Wholly-Owned Restricted Subsidiaries).

Notwithstanding the foregoing, the following shall not be considered Indebtedness: (a) earn-outs or similar profit sharing or participation arrangements provided for in acquisition agreements which are determined on the basis of future operating earnings or other similar performance criteria (which are not determinable at the time of acquisition) of the acquired assets or entities, (b) accrued expenses, trade payables, customer deposits or deferred income taxes arising in the ordinary course of business, (c) the liability of a general partner for the Indebtedness of a partnership that is secured by assets of such partnership whose Fair Market Value on the Issue Date exceeds the amount of such Indebtedness; provided that, in the case of this clause (c), (i) the general partner has not otherwise guaranteed or assumed such Indebtedness, (ii) such Indebtedness is not included on the balance sheet of the general partner and is not required to be so included in accordance with GAAP as in effect on the date of such determination (except, in each case in this clause (ii), if the partnership is a Consolidated Joint Venture which was Designated as an Unrestricted Subsidiary in accordance with the fourth paragraph of the covenant described under “Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries”), (iii) to the extent the aggregate amount of liabilities of the Parent and the Restricted Subsidiaries that would constitute Indebtedness but for this clause (c) on the date of determination

Description of the notes

exceeds $115.0 million less the aggregate amount of Indebtedness outstanding under clause (15) of the definition of “Permitted Indebtedness” on the date of determination, then such excess shall be considered Indebtedness of the Parent and the Restricted Subsidiaries and (iv) such partnership was in existence on the Issue Date, (d) completion guarantees entered into in the ordinary course of business and (e) obligations in respect of district improvement bonds pertaining to roads, sewers and other infrastructure. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time, as determined in accordance with GAAP. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Independent Director” means a director of the Parent who

(1)  is independent with respect to the transaction at issue;

(2)  does not have any material financial interest in the Parent or any of its Affiliates (other than as a result of holding securities of the Parent); and

(3)  has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, compensation, payment or other benefit, of any type or form, from the Parent or any of its Affiliates, other than customary directors’ fees and indemnity and insurance arrangements for serving on the Board of Directors of the Parent or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Parent’s or Affiliate’s board and board committee meetings.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Parent’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Parent and its Affiliates; provided, however, that the prior rendering of service to the Parent or an Affiliate of the Parent shall not, by itself, disqualify the advisor.

“Intangible Assets” means, with respect to any Person, all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset to its Fair Market Value in accordance with GAAP on the date of acquisition) and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“Investments” of any Person means, without duplication:

(1)  all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

Description of the notes

(2)  all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3)  all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4)  the Designation of any Subsidiary as an Unrestricted Subsidiary.

Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.” If the Parent or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Parent shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors of the Parent. Notwithstanding the foregoing, redemptions of Equity Interests of the Parent shall be deemed not to be Investments.

“Issue Date” means                     , 2003, the date on which the Notes are originally issued.

“Joint Venture” means a corporation, limited liability company, partnership or other entity engaged in a Permitted Business (other than an entity constituting a Subsidiary of the Parent) in which the Parent or any of its Restricted Subsidiaries owns, directly or indirectly, at least 10% of the Equity Interests.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

“Moody’s” means Moody’s Investors Service, Inc., and its successors; provided, that any reference to a particular rating by Moody’s shall be construed to apply to the corresponding rating of any successor.

“Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1)  brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2)  provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3)  amounts required to be paid to any Person (other than the Parent or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4)  payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Parent or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale

Description of the notes

and retained by the Parent or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate of the Parent delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.

“Officer” of any Person means any of the following of such Person: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

“Officers’ Certificate” of any Person means a certificate signed by two Officers of such Person.

“Parent” means William Lyon Homes, a Delaware corporation.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantee of such Guarantor, as applicable.

“Permitted Business” means the businesses engaged in by the Parent and its Subsidiaries on the Issue Date as described in this prospectus and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Holders” means General William Lyon, his wife, his lineal descendants and his other close family members, any corporation, limited liability company or partnership in which he has voting control and is the direct and beneficial owner of a majority of the Equity Interests and any trust for the benefit of him, his wife, his lineal descendants or his other close family members.

“Permitted Investment” means:

(1)  Investments by the Parent or any Restricted Subsidiary in (a) the Issuer or any Guarantor or (b) in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Issuer or a Guarantor;

(2)  Investments in the Parent by any Restricted Subsidiary;

(3)  loans and advances to directors, employees and officers of the Parent and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Parent not in excess of $2.0 million at any one time outstanding;

(4)  Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness”;

(5)  Cash Equivalents;

(6)  receivables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided,

Description of the notes

however, that such trade terms may include such concessionary trade terms as the Parent or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)  Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(8)  Investments made by the Parent or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “—Certain Covenants—Limitations on Asset Sales”;

(9)  lease, utility and other similar deposits in the ordinary course of business;

(10)  Investments made by the Parent or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests;

(11)  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Parent or any Restricted Subsidiary or in satisfaction of judgments;

(12)  Investments in existence on the Issue Date;

(13)  Investments (with each Investment being valued as of the date made and without regard to subsequent changes in value) made by the Parent or any Restricted Subsidiary in Joint Ventures, Consolidated Joint Ventures, Restricted Joint Ventures or in Unrestricted Subsidiaries in an aggregate amount at any one time outstanding not to exceed the sum of (x) 15% of the Parent’s Consolidated Tangible Net Worth at December 31, 2002 plus (y) in the case of the disposition or repayment of or return on any Investment in a Joint Venture, which Investment was in existence on December 31, 2002, an amount equal to the return of capital after December 31, 2002 with respect to such Investment (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes;

(14)  completion guarantees entered into in the ordinary course of business;

(15)  the Designation of a Subsidiary as an Unrestricted Subsidiary in accordance with the fourth paragraph of the covenant described under “Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries”; and

(16)  other Investments in an aggregate amount not to exceed $5.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value).

The amount of Investments outstanding at any time pursuant to clause (16) above shall be deemed to be reduced:

(a)  upon the disposition or repayment of or return on any Investment made pursuant to clause (16) above, by an amount equal to the return of capital with respect to such Investment to the Parent or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b)  upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Parent’s proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (16) above.

Description of the notes

“Permitted Liens” means the following types of Liens:

(1)  (a) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business and (b) Liens for taxes, assessments or governmental charges or claims, in either case, for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

(2)  Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(3)  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(4)  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents, goods covered thereby and other assets relating to such letters of credit and products and proceeds thereof;

(5)  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Parent or any Restricted Subsidiary, including rights of offset and setoff;

(6)  bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Parent or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(7)  leases or subleases, licenses or sublicenses, (or any Liens related thereto) granted to others that do not materially interfere with the ordinary course of business of the Parent or any Restricted Subsidiary;

(8)  Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(9)  Liens securing all of the Notes and Liens securing any Note Guarantee;

(10)  Liens in favor of the Trustee under and as permitted by the Indenture;

(11)  Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(12)  Liens in favor of the Issuer or a Guarantor;

(13)  Liens securing Indebtedness under the Credit Facilities incurred pursuant to clause (1) of “—Limitations on Additional Indebtedness”;

(14)  without limiting any other clause in this definition of “Permitted Liens,” Liens securing Indebtedness of the Parent or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that the aggregate amount of all Consolidated Indebtedness of the Parent and the Restricted Subsidiaries secured by Liens (including all Indebtedness permitted to be secured by the other provisions of this definition, but excluding Non-Recourse Indebtedness) shall not exceed 30% of Consolidated Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof);

Description of the notes

(15)  Liens securing Non-Recourse Indebtedness of the Parent or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that such Liens apply only to (a) the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness and (b) Directly Related Assets;

(16)  Liens securing Purchase Money Indebtedness permitted to be incurred under the Indenture; provided that such Liens apply only to (a) the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness and (b) Directly Related Assets;

(17)  Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than Directed Related Assets) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Parent or a Restricted Subsidiary;

(18)  Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Parent or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(19)  Liens to secure Attributable Indebtedness permitted to be incurred under the Indenture; provided that any such Lien shall not extend to or cover any assets of the Parent or any Restricted Subsidiary other than (a) the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred and (b) Directly Related Assets;

(20)  Liens securing Consolidated Joint Venture Indebtedness permitted to be incurred under the Indenture; provided that, with respect to Indebtedness of any particular Consolidated Joint Venture, such Liens do not extend to assets other than those of the Consolidated Joint Venture;

(21) Liens securing Permitted Restricted Joint Venture Indebtedness permitted to be incurred under the Indenture; provided that, with respect to Indebtedness of any particular Restricted Joint Venture, such Liens do not extend to assets other than those of the Restricted Joint Venture;

(22)  Liens to secure Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; provided that in each case such Liens do not extend to any additional assets (other than Directly Related Assets);

(23)  attachment or judgment Liens not giving rise to a Default and which are being contested in good faith by appropriate proceedings;

(24)  easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Parent and its Subsidiaries;

(25)  zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Parent and its Subsidiaries or the value of such real property for the purpose of such business;

(26)  Liens on Equity Interests in an Unrestricted Subsidiary to the extent that such Liens secure Indebtedness of such Unrestricted Subsidiary owing to lenders who have also been granted Liens on assets of such Unrestricted Subsidiary to secure such Indebtedness; and

(27)  any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under the Indenture.

“Permitted Restricted Joint Venture Indebtedness” means Indebtedness of a Restricted Joint Venture incurred pursuant to clause (1) of “—Limitations on Additional Indebtedness”.

Description of the notes

“Permitted Unrestricted Subsidiary Debt” means Indebtedness of an Unrestricted Subsidiary:

(1)  as to which neither the Parent nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, other than, in the case of clause (a) or (b), obligations of the Parent or any Restricted Subsidiary arising as a result of being the general partner of such Unrestricted Subsidiary to the extent such obligations do not constitute Indebtedness of the Parent or such Restricted Subsidiary in accordance with the definition of “Indebtedness”; and

(2)  as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Parent or any Restricted Subsidiary.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to creditors and holders of Equity Interests of such Person.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

“principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

“Purchase Money Indebtedness” means Indebtedness, including Capitalized Lease Obligations, of the Parent or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price of property, plant or equipment used in the business of the Parent or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness shall not exceed such purchase price or cost (including financing costs), (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and Directly Related Assets and (3) such Indebtedness shall be incurred within 90 days after such acquisition of such asset by the Parent or such Restricted Subsidiary or such installation, construction or improvement.

“Qualified Equity Interests” means Equity Interests of the Parent other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Parent or financed, directly or indirectly, using funds (1) borrowed from the Parent or any Subsidiary of the Parent until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Parent or any Subsidiary of the Parent (including, without limitation, in respect of any employee stock ownership or benefit plan).

“Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests; provided, however, that cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of

Description of the notes

any Notes to be redeemed are received by the Issuer as a capital contribution immediately prior to such redemption.

“Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Additional Indebtedness.”

“redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning.

“Redesignation” has the meaning given to such term in the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries.”

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Refinancing Indebtedness” means Indebtedness of the Parent or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Parent or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (plus the amount of any premium paid and the amount of reasonable expenses incurred by the Parent or any Restricted Subsidiary in connection with such repayment or amendment) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:

(1)  if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(2)  the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(3)  the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(4)  the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid, extended or amended is secured.

“Restricted Joint Venture” means a partnership formed after the Issue Date which, at the time of its formation, constituted a Joint Venture (whether or not it subsequently becomes a Restricted Subsidiary) and of which the Issuer or any Guarantor is a general partner, to the extent that (i) the Indebtedness of such partnership is secured by assets whose Fair Market Value on the date of determination exceed the amount of such Indebtedness and (ii) the general partner has not otherwise guaranteed or assumed such Indebtedness.

“Restricted Payment” means any of the following:

(1)  the declaration or payment of any dividend or any other distribution on Equity Interests of the Parent or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as

Description of the notes

such) of Equity Interests of the Parent or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Parent or the Issuer, but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Parent or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2)  the redemption of any Equity Interests of the Parent or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Parent or the Issuer, but excluding any such Equity Interests held by the Parent or any Restricted Subsidiary;

(3)  any Investment other than a Permitted Investment; or

(4)  any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

“Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “—Certain Covenants—Limitations on Restricted Payments.”

“Restricted Subsidiary” means any Subsidiary of the Parent other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors; provided, that any reference to a particular rating by S&P shall be construed to apply to the corresponding rating of any successor.

“Sale and Leaseback Transaction” means, with respect to any Person, an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary’s Certificate” means a certificate signed by the Secretary of the Parent.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means (1) any Restricted Subsidiary (other than the Issuer) that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary (other than the Issuer) that, when aggregated with all other Restricted Subsidiaries (other than the Issuer) that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “—Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity that is or is required to be consolidated in the consolidated financial statements of such Person in accordance with GAAP. Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Parent.

Description of the notes

“Subsidiary Guarantor” means any Guarantor other than the Parent.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unit” means a residence, whether single or part of a multifamily building, whether completed or under construction, held by the Parent, any Restricted Subsidiary (other than Consolidated Joint Ventures) or any Restricted Joint Venture for sale in the ordinary course of business.

“Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in accordance with the covenant described under “—Certain Covenants—Limitations on Designation of Unrestricted Subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Parent or through one or more Wholly-Owned Restricted Subsidiaries.

BOOK-ENTRY, DELIVERY AND FORM OF NOTES

The Notes will be represented by one or more global Notes (the “Global Notes”) in definitive form. The Global Notes will be deposited on the Issue Date with, or on behalf of, the Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC (such nominee being referred to herein as the “Global Note Holder”). DTC will maintain the Notes in denominations of $1,000 and integral multiples thereof through its book-entry facilities.

DTC has advised us as follows:

DTC is a limited-purpose trust company that was created to hold securities for its participating organizations, including the Euroclear System and Clearstream Banking, Société Anònyme, Luxembourg (collectively, the “Participants” or the “Depositary’s Participants”), and to facilitate the clearance and settlement of transactions in these securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary’s Participants include securities brokers and dealers

Description of the notes

(including the underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants” or the “Depositary’s Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Depositary’s Participants or the Depositary’s Indirect Participants. Pursuant to procedures established by DTC, ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of the Depositary’s Participants) and the records of the Depositary’s Participants (with respect to the interests of the Depositary’s Indirect Participants).

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the Notes will be limited to such extent.

So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole holder of outstanding Notes represented by such Global Notes under the Indenture. Except as provided below, owners of the Notes will not be entitled to have the Notes registered in their names and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions, or approvals to the Trustee thereunder. None of the Issuer, the Guarantors or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of the Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

Payments in respect of the principal of, premium, if any, and interest on any Notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee may treat the persons in whose names any Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of the Notes (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by the Depositary’s Participants and the Depositary’s Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary’s Participants or the Depositary’s Indirect Participants.

Subject to certain conditions, any person having a beneficial interest in the Global Notes may, upon request to the Trustee and confirmation of such beneficial interest by the Depositary or its Participants or Indirect Participants, exchange such beneficial interest for Notes in definitive form. Upon any such issuance, the Trustee is required to register such notes in the name of and cause the same to be delivered to, such person or persons (or the nominee of any thereof). Such notes would be issued in fully registered form. In addition, if (1) we notify the trustee in writing that DTC is no longer willing or able to act as a depositary and we are unable to locate a qualified successor within 90 days or (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, Notes in such form will be issued to each person that such Global Note Holder and DTC identifies as being the beneficial owner of the related Notes.

Description of the notes

Neither we nor the trustee will be liable for any delay by the Global Note Holder or DTC in identifying the beneficial owners of Notes and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or DTC for all purposes.

The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

United States federal income tax considerations for non-U.S. holders of the notes

GENERAL

The following is a general discussion of the material United States federal income and estate tax consequences of the purchase, ownership and disposition of the notes by an investor who is a “Non-U.S. Holder,” as such term is defined below, and who acquires the notes pursuant to this offering.

A “Non-U.S. Holder” is a beneficial owner of a note that is for United States federal income tax purposes, either a nonresident alien or a corporation, estate or trust that is not a U.S. Holder. A “U.S. Holder” is a beneficial owner of a note who is for United States federal income tax purposes

➢	an individual who is a citizen or resident of the United States,

➢	a corporation created in, or organized under the laws of, the United States or any state or political subdivision thereof,

➢	an estate the income of which is subject to United States federal income taxation regardless of its source, or

➢	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust, or (B) that was in existence on August 20, 1996, was treated as a United States person under the Internal Revenue Code of 1986, as amended (the “Code”) in effect immediately prior to such date and has made a valid election to be treated as a United States person under the Code.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A HOLDER OF THE NOTES THAT IS A PARTNERSHIP AND PARTNERS IN SUCH PARTNERSHIP SHOULD CONSULT THEIR TAX ADVISORS ABOUT THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES.

This summary assumes that investors will hold their notes as “capital assets” under the Code, (generally, property held for investment) and does not discuss special situations, such as those of broker-dealers, tax-exempt organizations, individual retirement accounts and other tax deferred accounts, financial institutions, partnerships or other passthrough entities, insurance companies, certain former citizens or former long term residents of the United States, or persons holding notes as part of a hedging or conversion transaction, a straddle, a constructive sale or synthetic securities transactions or that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. Furthermore, the discussion below is based upon the provisions of the Code, Internal Revenue Services (“IRS”) rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked, or modified, possibly with retroactive effect, so as to result in United States federal income tax consequences different from those discussed below. We have not sought and do not intend to seek, any ruling from the IRS with respect to the tax consequences, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below. In addition, except as otherwise indicated, the following does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

United States federal income tax considerations for non-U.S. holders of the notes

PROSPECTIVE NON-U.S. HOLDERS OF SENIOR NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OR SUBSEQUENT REVISIONS THEREOF.

PAYMENT OF INTEREST

This discussion assumes, based upon the description of the DTC’s book-entry procedures discussed in the section entitled “Description of the Notes—Book-Entry, Delivery and Form of Notes” that upon issuance and throughout the term, all the notes will be in registered form within the meaning of the Code and applicable Treasury regulations. Assuming that a Non-U.S. Holder’s income and gain on a note are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States, the payment to a Non-U.S. Holder of interest on the note will not be subject to U.S. federal withholding tax pursuant to the “portfolio interest exception,” provided that

➢	the Non-U.S. Holder (A) does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock entitled to vote, (B) is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and (C) is not a bank that received the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

➢	either (A) the beneficial owner of the notes certifies to us or our paying agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on IRS Form W-8BEN (or a suitable substitute form) or (B) a securities clearing organization, bank or other financial institution that holds the notes on behalf of such Non-U.S. Holder in the ordinary course of its trade or business (a “financial institution”) certifies under penalties of perjury that such a IRS Form W-8BEN (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof; provided that a foreign financial institution will fulfill the certification requirement by filing IRS Form W-8IMY (or suitable substitute form) if it has entered into an agreement with the IRS to be treated as a qualified intermediary.

If a Non-U.S. Holder cannot satisfy the requirements of the portfolio interest exception described above, payments of interest made to such Non-U.S. Holder will be subject to a 30 percent United States federal withholding tax, unless the beneficial owner of the note provides us or our paying agent, as the case may be, with a properly executed (i) IRS Form W-8BEN (or a suitable substitute form) claiming an exemption from or reduction in the rate of withholding under the benefit of a tax treaty or (ii) IRS Form W-8ECI (or a suitable substitute form) providing a United States identification number and stating that interest paid on the note is effectively connected with the beneficial owner’s conduct of a trade or business in the United States.

If a Non-U.S. Holder of a note is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, and, where an income tax treaty applies, such interest is attributable to a United States permanent establishment, such Non-U.S. Holder, will be subject to U.S. federal income tax on such interest on a net basis at applicable graduated individual or corporate rates. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its effectively connected earnings and profits, subject to adjustment, for that taxable year unless it qualifies for a lower rate under an applicable income tax treaty.

United States federal income tax considerations for non-U.S. holders of the notes

SALE, REDEMPTION, RETIREMENT OR OTHER TAXABLE DISPOSITION OF THE NOTES

A Non-U.S. Holder generally will not be subject to United States federal income tax on gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a note unless (i) the gain is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, and, where an income tax treaty applies, attributable to a United States permanent establishment or, (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

If a Non-U.S. Holder of a note is engaged in the conduct of a trade or business in the United States, gain on the disposition of the note that is effectively connected with the conduct of such trade or business and, where an income tax treaty applies, is attributable to a United States permanent establishment, will be taxed on a net basis at applicable graduated individual or corporate rates. Effectively connected gain of a foreign corporation may, under certain circumstances, be subject as well to a branch profits tax at a rate of 30 percent or a lower applicable treaty rate.

INFORMATION REPORTING AND BACKUP WITHHOLDING

We must report annually to the IRS and to each Non-U.S. Holder on IRS Form 1042-S the amount of interest paid on a note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

Certain Non-U.S. Holders may, under applicable rules, be presumed to be U.S. persons. Unless such persons certify their non-United States status and furnish the payor necessary identifying information, interest paid to such holders of notes generally will be subject to backup withholding. Pursuant to recent tax legislation the rate of backup withholding tax is 30 percent until January 1, 2004 and will be reduced to 29 percent on January 1, 2004 and 28 percent on January 1, 2006.

The payment of proceeds from the disposition of a note, effected by or through a United States office of a broker is also subject to both backup withholding and information reporting unless a Non-U.S. Holder provides the payor with such Non-U.S. Holder’s name and address and either certifies non-United States status or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to the payment of the proceeds of a sale of a note by or through a foreign office of a broker. If, however, such broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation, a foreign person 50 percent or more of whose gross income is from a United States trade or business for a specified three-year period, or, a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more United States persons that, in the aggregate, hold more than 50 percent of the income or capital interest in the partnership, such payments will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met, or the exemption is otherwise established.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the Non-U.S. Holder’s United States federal income tax liability provided that the required information is timely furnished to the IRS.

FEDERAL ESTATE TAX

Subject to applicable estate tax treaty provisions, notes held by an individual Non-U.S. Holder will not be included in such holder’s gross estate for U.S. federal estate tax purposes if the interest on the notes

United States federal income tax considerations for non-U.S. holders of the notes qualifies for the “portfolio interest exemption” from U.S. federal income tax under the rules described above. The United States federal estate tax generally has been repealed for decedents dying in 2010. Unless extended by new legislation, however, the repeal expires and the United States federal estate tax is reinstated beginning January 1, 2011.

NON-U.S. HOLDERS OF THE NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION TO THEIR PARTICULAR SITUATIONS OF THE UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS DISCUSSED IN THIS PROSPECTUS AND THE APPLICATION OF STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS.

Underwriting

Under the terms and subject to the conditions contained in an underwriting agreement dated the date hereof, the underwriters named below, have severally agreed to purchase, and we have agreed to sell to them, severally, the principal amount of notes listed opposite their respective names:

Underwriters	Principal Amount of Notes

UBS Warburg LLC	$
Salomon Smith Barney Inc.

$200,000,000

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of the notes if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. The underwriters will sell the notes to the public when and if the underwriters buy the notes from us.

The underwriters propose to offer the notes directly to the public initially at the offering price set forth on the cover page of this prospectus. The underwriters may offer the notes to securities dealers at that price less a concession not in excess of $       per $1,000 note. Securities dealers may reallow a concession not in excess of $       per $1,000 note on sales to certain other brokers or dealers. The underwriters reserve the right to reject any order for the purchase of the notes. If all of the notes are not sold at the public offering price, the underwriters may change the offering price and other selling terms.

The following table shows the underwriters’ discounts and commissions we have agreed to pay to the underwriters in connection with this offering:

Per $1,000 note	$
Total	$

We have been advised by the underwriters that they intend to make a market in the notes but they are not obligated to do so and may stop their market making at any time. Liquidity of the trading markets for the notes cannot be assured.

In order to facilitate the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the notes, the underwriters may bid for, and purchase, the notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to a particular dealer for distributing the notes in the offering if the dealer repurchases previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected in the over-the-counter market or elsewhere.

We estimate that the expenses we will incur in connection with the sale of the notes, other than underwriting discounts, will be $1.0 million. This estimate includes expenses relating to the filing fee for the registration statement, printing, rating agency fees, trustees’ fees and accounting and legal fees, among other expenses.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

In the ordinary course of their respective businesses, the underwriters and certain of their affiliates have in the past and may in the future engage in investment and commercial banking or other transactions of a financial nature with us or our affiliates, including the provision of certain advisory services and the making of loans to us and our affiliates.

Legal matters

The validity of the notes offered hereby will be passed upon for us by Irell & Manella LLP, Newport Beach, California. Richard Sherman, Esq., a partner in Irell & Manella LLP, is the trustee of The William Lyon Harwell Trust which beneficially owns 1,749,259 shares of common stock of the Registrant. William Harwell Lyon, a director of the Registrant and an employee of a wholly-owned subsidiary of the Registrant, is the sole beneficiary of The William Lyon Harwell Trust. Certain legal matters will be passed upon for the underwriters by Cahill Gordon & Reindel, New York, New York.

Experts

Our financial statements appearing and incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein and incorporated by reference. Such financial statements have been included herein and incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Where you can find more information

We are subject to the information reporting requirements of the Exchange Act. You may read our reports and other filings at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may request copies of those documents at prescribed rates by writing to the SEC. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The site’s address is http://www.sec.gov. You also may request copies of our documents, which will be provided to you at no cost, by writing or telephoning us as follows: Corporate Secretary, William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, California 92660, telephone (949) 833-3600. Our internet address is www.lyonhomes.com. Information provided by our website shall not be deemed to be incorporated by reference into, and shall not be considered a part of, this prospectus.

Incorporation of certain documents by reference

The SEC allows us to ‘‘incorporate by reference’’ the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any information that we file later with the SEC will automatically update and supercede this information. We are incorporating by reference Delaware Lyon’s Annual Report on Form 10-K for the year ended December 31, 2002.

All documents that Delaware Lyon files with the SEC, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the notes offered by this prospectus, shall be deemed to be incorporated by reference into, and to be a part of, this prospectus from the date such documents are filed with the SEC.

Any statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superceded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supercedes the statement. Any statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of these filings, at no cost to you, by writing or telephoning us at the following address: William Lyon Homes, 4490 Von Karman Avenue, Newport Beach, CA 92660, (949) 833-3600.

REQUIRED SCHEDULES

Schedules are omitted as the required information is not present, is not present in sufficient amounts, or is included in the Consolidated Financial Statements or Notes thereto.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

William Lyon Homes

We have audited the accompanying consolidated balance sheets of William Lyon Homes as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of William Lyon Homes at December 31, 2002 and 2001, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

/S/    ERNST & YOUNG LLP

Irvine, California

February 10, 2003

William Lyon Homes

CONSOLIDATED BALANCE SHEETS

(in thousands except number of shares and par value per share)

	December 31,
	2002	2001

ASSETS
Cash and cash equivalents	$16,694	$19,751
Receivables — Note 2	28,734	26,224
Real estate inventories — Note 3	491,952	307,335
Investments in and advances to unconsolidated joint ventures — Note 4	65,404	66,753
Property and equipment, less accumulated depreciation of $5,435 and $4,309 at December 31, 2002 and 2001, respectively	2,131	2,171
Deferred loan costs	1,341	2,831
Goodwill — Note 1	5,896	5,896
Other assets	5,429	2,748

	$617,581	$433,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$34,881	$19,346
Accrued expenses	54,312	41,492
Notes payable — Note 5	195,786	151,191
12 1 / 2 % Senior Notes due July 1, 2003 — Note 5	70,279	70,279

	355,258	282,308

Minority interest in consolidated joint ventures — Note 4	80,647	784

Commitments and contingencies — Note 10

Stockholders’ equity — Note 7
Common stock, par value $.01 per share; 30,000,000 shares authorized; 9,728,747 and 10,619,399 shares issued and outstanding at December 31, 2002 and 2001, respectively	97	106
Additional paid-in capital	108,592	127,035
Retained earnings	72,987	23,476

	181,676	150,617

	$617,581	$433,709

See accompanying notes.

William Lyon Homes

CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per common share amounts)

	Year Ended December 31,
	2002	2001	2000

Operating revenue
Home sales	$593,762	$452,002	$403,850
Lots, land and other sales	8,648	7,054	3,016
Management fees — Note 1	10,892	9,127	10,456

	613,302	468,183	417,322

Operating costs
Cost of sales — homes	(504,330)	(382,608)	(335,891)
Cost of sales — lots, land and other	(9,404)	(5,158)	(3,378)
Sales and marketing	(22,862)	(18,149)	(16,515)
General and administrative	(39,366)	(37,171)	(35,348)
Amortization of goodwill — Note 1	—	(1,242)	(1,244)

	(575,962)	(444,328)	(392,376)

Equity in income of unconsolidated joint ventures — Note 4	27,748	22,384	24,416

Operating income	65,088	46,239	49,362
Interest expense, net of amounts capitalized — Note 5	—	(227)	(5,557)
Other income (expense), net — Note 8	2,693	7,513	7,324

Income before income taxes and extraordinary item	67,781	53,525	51,129

Provision for income taxes — Notes 4 and 10
Income taxes — benefit credited to paid-in capital	—	—	(9,287)
Income taxes — net of benefit	(18,270)	(5,847)	(3,070)

Income before extraordinary item	49,511	47,678	38,772
Extraordinary item — gain from retirement of debt, net of applicable income taxes — Notes 1, 7 and 8	—	—	496

Net income	$49,511	$47,678	$39,268

Basic earnings per common share: — Note 1
Before extraordinary item	$4.85	$4.50	$3.69
Extraordinary item	—	—	0.05

After extraordinary item	$4.85	$4.50	$3.74

Diluted earnings per common share: — Note 1
Before extraordinary item	$4.73	$4.44	$3.69
Extraordinary item	—	—	0.05

After extraordinary item	$4.73	$4.44	$3.74

See accompanying notes.

William Lyon Homes

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands)

	Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)
	Shares	Amount			Total

Balance—December 31, 1999	10,439	$104	$116,667	$(63,470)	$53,301
Issuance of common stock upon exercise of stock options—Note 6	131	2	654	—	656
Net income for the year	—	—	—	39,268	39,268
Income tax benefits related to temporary differences existing prior to the quasi-reorganization—Notes 1 and 7	—	—	9,287	—	9,287

Balance—December 31, 2000	10,570	106	126,608	(24,202)	102,512
Issuance of common stock upon exercise of stock options—Note 6	49	—	427	—	427
Net income for the year	—	—	—	47,678	47,678

Balance—December 31, 2001	10,619	106	127,035	23,476	150,617
Issuance of common stock upon exercise of stock options—Note 6	128	1	1,117	—	1,118
Purchase and retirement of common stock—Note 6	(1,018)	(10)	(19,560)	—	(19,570)
Net income for the year	—	—	—	49,511	49,511

Balance—December 31, 2002	9,729	$97	$108,592	$72,987	$181,676

See accompanying notes.

William Lyon Homes

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2002	2001	2000
Operating activities
Net income	$49,511	$47,678	$39,268
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,355	2,519	2,499
Equity in income of unconsolidated joint ventures	(27,748)	(22,384)	(24,416)
Extraordinary gain on repurchase of 12 1 / 2 % Senior Notes	—	—	(561)
Provision for income taxes	18,270	5,847	12,383
Net changes in operating assets and liabilities:
Receivables	(3,767)	2,480	(113)
Real estate inventories	(23,126)	(31,185)	(29,378)
Deferred loan costs	1,490	(2,077)	841
Other assets	(2,681)	(93)	(392)
Accounts payable	8,467	(6,416)	10,109
Accrued expenses	(5,580)	1,333	(899)

Net cash provided by (used in) operating activities	16,191	(2,298)	9,341

Investing activities
Investment in and advances to unconsolidated joint ventures	(26,475)	(30,547)	(20,600)
Distributions from unconsolidated joint ventures	43,074	32,947	45,018
Mortgage notes receivable originations/issuances	(333,029)	(220,505)	(116,773)
Mortgage notes receivable sales/repayments	328,821	214,636	113,474
Purchases of property and equipment	(1,315)	(630)	(1,890)

Net cash provided by (used in) investing activities	11,076	(4,099)	19,229

Financing activities
Proceeds from borrowings on notes payable	913,599	687,641	467,446
Principal payments on notes payable	(920,029)	(669,709)	(462,008)
Repurchase of 12 1 / 2 % Senior Notes	—	(51,637)	(22,107)
Reissuance of 12 1 / 2 % Senior Notes	—	44,715	—
Common stock issued for exercised options	1,118	427	656
Common stock purchased	(19,570)	—	—
Minority interest distributions, net	(5,442)	—	—

Net cash (used in) provided by financing activities	(30,324)	11,437	(16,013)

Net (decrease) increase in cash and cash equivalents	(3,057)	5,040	12,557
Cash and cash equivalents—beginning of year	19,751	14,711	2,154

Cash and cash equivalents—end of year	$16,694	$19,751	$14,711

Supplemental disclosures of cash flow and non-cash activities
Cash paid during the period for interest, net of amounts capitalized	$—	$—	$5,304

Issuance of notes payable for land acquisitions	$51,025	$43,550	$10,042

Investment in joint venture in connection with contribution of land to joint venture	$2,000	$1,100	$2,749

Debt assumed by joint venture in connection with contribution of land to joint venture	$—	$—	$2,401

See accompanying notes.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Summary of Significant Accounting Policies

Operations

William Lyon Homes, a Delaware corporation and subsidiaries (the “Company”) are primarily engaged in designing, constructing and selling single family detached and attached homes in California, Arizona and Nevada.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries and joint ventures. Investments in joint ventures in which the Company has a 50% or less ownership interest are accounted for using the equity method. The accounting policies of the joint ventures are substantially the same as those of the Company. All significant intercompany accounts and transactions are eliminated in consolidation.

Segment Information

The Company designs, constructs and sells a wide range of homes designed to meet the specific needs of each of its markets. For internal reporting purposes, the Company is organized into five geographic home building regions and its mortgage origination operation. Because each of the Company’s geographic home building regions has similar economic characteristics, housing products and class of prospective buyers, the geographic home building regions have been aggregated into a single home building segment. The Company’s mortgage origination operations did not meet the materiality thresholds which would require disclosure for the years ended December 31, 2002, 2001 and 2000, and accordingly, are not separately reported.

The Company evaluates performance and allocates resources primarily based on the operating income of individual home building projects. Operating income is defined by the Company as operating revenue less operating costs plus equity in income of unconsolidated joint ventures. Accordingly, operating income excludes certain expenses included in the determination of net income. Operating income from home building operations totaled $65.1 million, $46.2 million and $49.4 million for the years ended December 31, 2002, 2001 and 2000, respectively.

All revenues are from external customers. There were no customers that contributed 10% or more of the Company’s total revenues during 2002, 2001 or 2000.

Real Estate Inventories and Related Indebtedness

Real estate inventories are carried at cost net of impairment losses, if any. Real estate inventories consist primarily of deposits, raw land, lots under development, homes under construction and completed homes of real estate projects. All direct and indirect land costs, offsite and onsite improvements and applicable interest and other carrying charges are capitalized to real estate projects during periods when the project is under development. Land, offsite costs and all other common costs are allocated to land parcels benefited based upon relative fair values before construction. Onsite construction costs and related carrying charges (principally interest and property taxes) are allocated to the individual homes within a phase based upon the relative sales value of the homes. The Company relieves its accumulated real estate inventories through cost of sales for the cost of homes sold. Selling expenses and other marketing costs are expensed in the period incurred. A provision for warranty costs relating to the Company’s limited

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

warranty plans is included in cost of sales at the time the sale of a home is recorded. The Company generally reserves one percent of the sales price of its homes against the possibility of future charges relating to its one-year limited warranty and similar potential claims. Factors that affect the Company’s warranty liability include the number of homes under warranty, historical and anticipated rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liability and adjusts the amounts as necessary. Changes in the Company’s warranty liability during the year ended December 31 are as follows (in thousands):

	December 31,
	2002	2001	2000

Warranty liability, beginning of year	$2,598	$2,885	$3,125
Warranty provision during year	5,167	4,156	4,132
Warranty settlements during year	(3,478)	(4,443)	(4,372)

Warranty liability, end of year	$4,287	$2,598	$2,885

Interest incurred under the Revolving Credit Facilities, the 12 1/2% Senior Notes and other notes payable, as more fully discussed in Note 5, is capitalized to qualifying real estate projects under development. Any additional interest charges related to real estate projects not under development are expensed in the period incurred.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“Statement No. 144”). This pronouncement superseded Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (“Statement No. 121”) and was required to be adopted on January 1, 2002. Statement No. 144 retained the fundamental provisions of Statement No. 121 as it relates to assets to be held and used and assets to be sold. Statement No. 144 requires impairment losses to be recorded on assets to be held and used by the Company when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of the assets. When an impairment loss is required for assets to be held and used by the Company, the related assets are adjusted to their estimated fair value.

Fair value represents the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than a forced or liquidation sale. The estimation process involved in determining if assets have been impaired and in the determination of fair value is inherently uncertain because it requires estimates of current market yields as well as future events and conditions. Such future events and conditions include economic and market conditions, as well as the availability of suitable financing to fund development and construction activities. The realization of the Company’s real estate projects is dependent upon future uncertain events and conditions and, accordingly, the actual timing and amounts realized by the Company may be materially different from their estimated fair values.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives ranging from three to thirty-five years. Leasehold improvements are stated at cost and are amortized using the straight-line method over the shorter of either their estimated useful lives or term of the lease.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Deferred Loan Costs

Deferred loan costs are amortized over the term of the applicable loans using a method which approximates the level yield interest method.

Goodwill

The amount paid for business acquisitions over the net fair value of assets acquired and liabilities assumed is reflected as goodwill and, until January 1, 2002 was being amortized on a straight-line basis over seven years. Accumulated amortization was $2,793,000 as of December 31, 2001. In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“Statement No. 142”), effective for fiscal years beginning after December 15, 2001. Under the new rule, goodwill is no longer amortized but is subject to impairment tests in accordance with Statement No. 142. The Company performed its first required annual impairment test of goodwill as of January 1, 2002 and determined that goodwill was not impaired. As of December 31, 2002, there have been no indicators of impairment related to the Company’s goodwill. If Statement No. 142 had been adopted effective January 1, 2000, the pro forma impact of the nonamortization of goodwill on the results for the subsequent periods would have been as follows (in thousands except per common share data):

	Year Ended December 31,
	2001	2000

Net income, as reported	$47,678	$39,268
Amortization of goodwill, net of tax	1,106	943

Net income, as adjusted	$48,784	$40,211

Earnings per common share, as adjusted:
Basic	$4.61	$3.83

Diluted	$4.54	$3.83

Sales and Profit Recognition

A sale is recorded and profit recognized when a sale is consummated, the buyer’s initial and continuing investments are adequate, any receivables are not subject to future subordination, and the usual risks and rewards of ownership have been transferred to the buyer in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 66, Accounting for Sales of Real Estate (“Statement No. 66”). When it is determined that the earnings process is not complete, profit is deferred for recognition in future periods. The Company accounts for sale-leaseback transactions in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 98, Accounting for Leases (“Statement No. 98”).

During the year ended December 31, 2001, the Company completed the sale and related leaseback of 56 model homes for a sales price of $16,216,000, of which $13,938,000 was paid in cash and $2,278,000 of which was paid in the form of a partial recourse note receivable. The sale was accounted for on the cost recovery method in accordance with Statement No. 66 and Statement No. 98, and as such deferred profits of $2,385,000 were recorded resulting in gross profits from the sale of $531,000. As of December 31, 2002, the partial recourse note receivable of $1,379,000 and related deferred profits of $1,486,000 are reflected in receivables and accrued expenses, respectively. The Company pays rent on

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

the related lease and earns income on the partial recourse note receivable at LIBOR plus 4.750% (6.13% at December 31, 2002).

Income Taxes

Income taxes are accounted for under the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Effective as of January 1, 1994, the Company completed a capital restructuring and quasi-reorganization. The quasi-reorganization resulted in the adjustment of assets and liabilities to estimated fair values and the elimination of an accumulated deficit effective January 1, 1994. Income tax benefits resulting from the utilization of net operating loss and other carryforwards existing at January 1, 1994 and temporary differences existing prior to or resulting from the quasi-reorganization, are excluded from the results of operations and credited to paid-in capital. During the year ended December 31, 2000, income tax benefits of $9,287,000 were excluded from results of operations and not reflected as a reduction to the Company’s provision for income taxes but credited directly to paid-in capital.

Financial Instruments

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash investments, receivables, and deposits. The Company typically places its cash investments in investment grade short-term instruments. Deposits, included in other assets, are due from municipalities or utility companies and are generally collected from such entities through fees assessed to other developers.

For those instruments, as defined under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 107, Disclosures About Fair Value of Financial Instruments, for which it is practical to estimate fair value, management has determined that the carrying amounts of the Company’s financial instruments approximate their fair value at December 31, 2002.

The Company is an issuer of, or subject to, financial instruments with off-balance sheet risk in the normal course of business which exposes it to credit risks. These financial instruments include letters of credit and obligations in connection with assessment district bonds. These off-balance sheet financial instruments are described in the applicable Notes.

Cash and Cash Equivalents

Short-term investments with a maturity of three months or less when purchased are considered cash equivalents.

Management Fees

Management fees represent fees earned in the current period from unconsolidated joint ventures in accordance with joint venture and/or operating agreements.

Basic and Diluted Earnings Per Common Share

Earnings per share amounts for all periods presented conform to Financial Accounting Standards Board Statement of Financial Accounting Standards No. 128, Earnings Per Share. Basic and diluted earnings per common share for the year ended December 31, 2002 are based on 10,203,497 and 10,474,868 shares of common stock outstanding, respectively. Basic and diluted earnings per common share for the

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

year ended December 31, 2001 are based on 10,583,564 and 10,739,540 shares of common stock outstanding, respectively. Basic and diluted earnings per common share for the year ended December 31, 2000 are based on 10,499,917 and 10,503,572 shares of common stock outstanding, respectively.

Stock-Based Compensation

At December 31, 2002, the Company had stock plans, which are described more fully in Note 6. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”) and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per common share if the Company had applied the fair value recognition provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“Statement No. 123”) to stock-based employee plans (in thousands, except per common share amounts):

	Year Ended December 31
	2002	2001	2000
Net income, as reported	$49,511	$47,678	$39,268
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(937)	(916)	(576)

Net income, as adjusted	$48,574	$46,762	$38,692

Earnings per common share:
Basic—as reported	$4.85	$4.50	$3.74

Basic—as adjusted	$4.76	$4.42	$3.68

Diluted—as reported	$4.73	$4.44	$3.74

Diluted—as adjusted	$4.64	$4.35	$3.68

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities as of December 31, 2002 and 2001 and revenues and expenses for each of the three years in the period ended December 31, 2002. Accordingly, actual results could differ from those estimates in the near-term.

Impact of New Accounting Pronouncements

In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, Recission of SFAS Nos. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections (“Statement No. 145”). Statement No. 145 prevents gains or losses on extinguishment of debt not meeting the criteria of APB 30 to be treated as extraordinary. Statement No. 145 is effective for fiscal years beginning after March 15, 2002. Upon adoption of Statement No. 145, the Company’s previously reported extraordinary items related to gain from retirement of debt will be reclassified and not reported as extraordinary items.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure (“Statement No. 148”). Statement No. 148 amends Statement No. 123 to provide three alternative methods of transition for Statement No. 123’s fair value method of accounting for stock-based employee compensation for companies that elect to adopt the provisions of Statement No. 123. Transition to the fair value accounting method of Statement No. 123 is not required by Statement No. 148. The Company has elected to use the intrinsic value method of accounting for stock compensation in accordance with APB No. 25 and related interpretations. Statement No. 148 also amends the disclosure provisions of Statement No. 123 to require disclosure in the summary of significant accounting policies of the effects of an entity’s accounting policy with respect to stock-based compensation on reported net income and earnings per share in annual and interim financial statements. The disclosure provisions of Statement No. 148 are required to be adopted by all companies with stock-based employee compensation, regardless of whether they account for that compensation using the fair value method of Statement No. 123 or the intrinsic value method of APB No. 25. The disclosure provisions of Statement No. 148 have been adopted by the Company with appropriate disclosure included in Note 1 above.

In November 2002, the Financial Accounting Standards Board issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (“Interpretation No. 45”). The disclosure requirements of Interpretation No. 45 are effective as of December 31, 2002. The initial recognition and measurement requirements of Interpretation No. 45 are effective on a prospective basis to guarantees issued or modified after December 31, 2002. The Company is currently evaluating the impact of the required accounting treatment under Interpretation No. 45 for guarantees issued or modified after December 31, 2002. The Company has not determined the anticipated impact of the application of Interpretation No. 45 to guarantees issued or modified after December 31, 2002. However, in the case of a guarantee issued as part of a transaction with multiple elements with an unrelated party, it generally requires the recording at inception of the guarantee of a liability equal to the guarantee’s estimated fair value. In the absence of observable transactions for identical or similar guarantees, estimated fair value will likely be based on the expected present value which is the sum of the estimated probability-weighted range of contingent payments under the guarantee arrangement. The recording of a liability could have a corresponding effect on various of the Company’s financial ratios and other financial and operational indicators. See Notes 4, 5 and 10 for additional information related to the Company’s guarantees.

In January 2003, the Financial Accounting Standards Board issued Interpretation No. 46, Consolidation of Variable Interest Entities (“Interpretation No. 46”), which applies immediately to arrangements created after January 31, 2003. Interpretation No. 46 applies to arrangements created before February 1, 2003 beginning on July 1, 2003. The Company is currently evaluating whether the application of Interpretation No. 46 would require the consolidation of any of the Company’s joint venture or land banking arrangements existing at December 31, 2002. The consolidation of the assets, liabilities and operations of any of the Company’s joint venture or land banking arrangements would have a corresponding effect on various of the Company’s financial ratios and other financial and operational indicators of the Company. Interpretation No 46 may be applied by restating previously issued financial statements with a cumulative-effect adjustment as of the beginning of the first year restated. See Notes 4 and 10 for additional information regarding the Company’s joint venture and land banking arrangements.

Reclassifications

Certain balances in the December 31, 2001 consolidated balance sheet have been reclassified in order to conform to current year presentation.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 2—Receivables

Receivables consist of the following (in thousands):

	December 31,
	2002	2001

Notes receivable:
First trust deed mortgage notes receivable, pledged as collateral for revolving mortgage warehouse credit facility	$18,139	$10,985
Notes receivable from sale and related leaseback of 56 model homes which is accounted for on the cost recovery method (Note 1)	1,379	2,278
Other notes receivable	—	2,046

	19,518	15,309
Receivables from affiliates for management fees, cost reimbursements and other	3,226	6,573
Other receivables—primarily escrow proceeds	5,990	4,342

	$28,734	$26,224

Note 3—Real estate inventories

Real estate inventories consist of the following (in thousands):

	December 31, 2002
Division	Deposits, Land and Construction in Progress	Completed Inventory, Including Models and Completed Lots Held for Sale	Total

Southern California	$108,176	$8,999	$117,175
San Diego	83,699	2,847	86,546
Northern California	172,780	9,801	182,581
Arizona	39,664	2,001	41,665
Nevada	62,636	1,249	63,885
Other	100	—	100

	$467,055	$24,897	$491,952

	December 31, 2001
Division	Deposits, Land and Construction In Progress	Completed Inventory, Including Models and Completed Lots Held for Sale	Total

Southern California	$82,504	$10,231	$92,735
San Diego	55,678	10,459	66,137
Northern California	62,541	3,978	66,519
Arizona	42,685	2,648	45,333
Nevada	33,491	2,262	35,753
Other	858	—	858

	$277,757	$29,578	$307,335

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 4— Investments in and Advances to Unconsolidated Joint Ventures

The Company and certain of its subsidiaries are general partners or members in 16 active joint ventures involved in the development and sale of residential projects. Such joint ventures are 50% or less owned by the Company and not controlled by the Company and, accordingly, the financial statements of such joint ventures are not consolidated with the Company’s financial statements. The Company’s investments in unconsolidated joint ventures are accounted for using the equity method. Condensed combined financial information of these joint ventures as of December 31, 2002 and 2001 is summarized as follows:

Condensed Combined Balance Sheets

(in thousands)

	December 31,
	2002	2001

ASSETS
Cash and cash equivalents	$18,023	$9,404
Receivables	13,017	5,711
Real estate inventories	234,896	294,698

	$265,936	$309,813

LIABILITIES AND OWNERS’ CAPITAL
Accounts payable	$14,640	$21,931
Accrued expenses	4,535	4,288
Notes payable	90,086	72,344
Advances from William Lyon Homes	7,498	11,768

	116,759	110,331

Owners’ Capital
William Lyon Homes	57,906	54,985
Others	91,271	144,497

	149,177	199,482

	$265,936	$309,813

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Condensed Combined Statements Of Income

(in thousands)

	Year Ended December 31,
	2002	2001	2000

Operating revenue
Home sales	$362,697	$316,098	$367,724
Land sale	17,079	5,371	7,128

	379,776	321,469	374,852
Operating costs
Cost of sales — homes	(298,838)	(258,997)	(307,215)
Cost of sales — land	(13,542)	(4,214)	(7,128)
Sales and marketing	(10,814)	(10,609)	(11,567)

Operating income	56,582	47,649	48,942
Other income, net	83	295	581

Net income	$56,665	$47,944	$49,523

Allocation to owners
William Lyon Homes	$27,748	$22,384	$24,416
Others	28,917	25,560	25,107

	$56,665	$47,944	$49,523

Income allocations and cash distributions to the Company are based on predetermined formulas between the Company and the joint venture partners as specified in the applicable partnership or operating agreements. The Company generally receives, after partners’ priority returns and returns of partners’ capital, approximately 50% of the profits and cash flows from joint ventures.

Certain joint ventures have obtained financing from construction lenders which amounted to $90,086,000 at December 31, 2002. As common practice required by commercial lenders, all of the joint ventures that have obtained financing are obligated to repay loans to a level such that they do not exceed certain required loan-to-value or loan-to-cost ratios. Each lender has the right to test the ratios by appraising the property securing the loan at the time. Either a decrease in the value of the property securing the loan or an increase in the construction costs could trigger this pay down obligation. The term of the obligation corresponds with the term of the loan and is limited to the outstanding loan balance. All of the joint ventures that have obtained such financing are in the form of limited partnerships of which the Company is the general partner. While historically all liabilities of these partnerships have been satisfied out of the assets of such partnerships and while the Company believes that this will continue in the future, the Company, as general partner, is potentially responsible for all liabilities and indebtedness of these partnerships. In addition, the Company has provided unsecured environmental indemnities to some of the lenders who provide loans to the partnerships. The Company has also provided completion guarantees and repayment guarantees for some of the limited partnerships under their credit facilities. The repayment guarantees total $22,312,000 as of December 31, 2002 and only become effective upon repayment of the outstanding 12 1/2% Senior Notes.

During the year ended December 31, 2002, one of the joint ventures in which the Company is a general partner completed a land sale to the Company for $17,079,000 resulting in a profit of approximately

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

$3,537,000, all of which was allocated to the Company’s outside partner as preferred return in accordance with the joint venture agreement.

During the year ended December 31, 2002, one of the Company’s existing unconsolidated joint ventures (“Existing Venture”) was restructured such that the Company is required to purchase the 538 lots owned by the Existing Venture on a specified takedown basis through October 15, 2003 at a purchase price equal to the future cost of such lots including a 20% preferred return on invested capital to the outside partner of the Existing Venture (estimated to be $178,578,000, including an estimated preferred return of $36,911,000). During the year ended December 31, 2002, the first 242 lots were purchased from the Existing Venture for $64,468,000, which includes a $12,493,000 preferred return to the outside partner of the Existing Venture. The 242 lots were purchased by a newly formed joint venture (“New Venture”) between the Company and an outside partner. The Company is required to purchase the 242 lots owned by the New Venture on a specified takedown basis through May 15, 2004 at a purchase price equal to $74,210,000 plus a 13 1/2% preferred return on invested capital to the outside partner of the New Venture. Because the Company is required to purchase the lots owned by both the Existing Venture and the New Venture, and the Company now controls both ventures, the financial statements of both ventures have been consolidated with the Company’s financial statements as of December 31, 2002, including real estate inventories of $101,849,000 and minority interest in consolidated joint ventures of $80,647,000. During the year ended December 31, 2002, an additional 44 lots were purchased from the Existing Venture for $19,765,000, which includes a $3,953,000 preferred return to the outside partner of the Existing Venture. The 44 lots were purchased through a land banking arrangement (see Note 10 for additional information regarding the Company’s land banking arrangements). The intercompany sale and related profit from the 242 lots and the 44 lots have been eliminated in consolidation.

Note 5—Notes Payable and 12 1/2% Senior Notes

Notes payable and 12 1/2% Senior Notes consist of the following (in thousands):

	December 31,
	2002	2001

Notes payable:
Revolving Credit Facilities	$118,068	$76,053
Construction notes payable	25,218	21,795
Purchase money notes payable—land acquisitions	28,861	34,358
Collateralized mortgage obligations under revolving mortgage warehouse credit facility, secured by first trust deed mortgage notes receivable	18,139	10,985
Unsecured line of credit	5,500	8,000

	195,786	151,191
12 1/2% Senior Notes due July 1, 2003	70,279	70,279

	$266,065	$221,470

Interest relating to the above debt consists of the following (in thousands):

	Year Ended December 31,
	2002	2001	2000

Interest incurred	$26,783	$21,908	$26,012
Interest capitalized	(26,783)	(21,681)	(20,455)

Interest expense	$—	$227	$5,557

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Senior Notes

As of December 31, 2002, the Company’s outstanding balance under its 12 1/2% Senior Notes was $70,279,000. On May 1, 2001, the Company completed a consent solicitation with respect to the 12 1/2% Senior Notes and received consents from holders of $39,279,000 of the then outstanding notes to extend the maturity date from July 1, 2001 to July 1, 2003 and to make certain amendments to the note covenants. Although the Company initially intended to accept consents from no more than 50% of holders, the Company elected to accept additional consents, as contemplated by the consent solicitation documents. The consenting holders received a fee of 4% of the principal balance. Subsequently, during May and June 2001, the Company had also repurchased $31,444,000 of the Senior Notes from non-consenting holders.

In June 2001, General William Lyon, Chairman and Chief Executive Officer of the Company, and a trust for which his son William Harwell Lyon is a beneficiary, purchased from the Company at par $30,000,000 of the 12 1/2% Senior Notes. William H. McFarland, another member of the Company’s Board of Directors, purchased from the Company at par $1,000,000 of the 12 1/2% Senior Notes. In parity with holders consenting during the consent solicitation, these Directors received a consent fee of 4% of the principal balance and consented to the amendments effected by the Company’s consent solicitation statement dated February 28, 2001.

In July 2001, the Company repaid all of the remaining 12 1/2% Senior Notes which matured on July 1, 2001 amounting to $5,893,000.

In April, May and November 2000, the Company purchased $22,799,000 principal amount of its outstanding 12 1/2% Senior Notes at a cost of $22,107,000. The net gain resulting from the purchase was $496,000 after giving effect to income taxes of $26,000 and amortization of related loan costs of $128,000. Such gain is reflected as an extraordinary item in the Company’s results of operations for the year ended December 31, 2000.

The 12 1/2% Senior Notes due July 1, 2001 are obligations of William Lyon Homes, a Delaware corporation (“Delaware Lyon”), and are unconditionally guaranteed on a senior basis by William Lyon Homes, Inc., a California corporation and a wholly-owned subsidiary of Delaware Lyon. However, William Lyon Homes, Inc. has granted liens on substantially all of its assets as security for its obligations under the Revolving Credit Facilities and other loans. Because the William Lyon Homes, Inc. guarantee is not secured, holders of the 12 1/2% Senior Notes are effectively junior to borrowings under the Revolving Credit Facilities with respect to such assets. Delaware Lyon and its consolidated subsidiaries are referred to collectively herein as the “Company.” Interest on the 12 1/2% Senior Notes is payable on January 1 and July 1 of each year.

The 12 1/2% Senior Notes are senior obligations of Delaware Lyon and rank pari passu in right of payment to all existing and future unsecured indebtedness of Delaware Lyon, and senior in right of payment to all future indebtedness of the Company which by its terms is subordinated to the 12 1/2% Senior Notes.

Upon certain changes of control as described in the Indenture, Delaware Lyon must offer to repurchase the 12 1/2% Senior Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture governing the 12 1/2% Senior Notes restricts Delaware Lyon and certain of its subsidiaries with respect to, among other things: (i) the payment of dividends on and redemptions of capital stock,

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

(ii) the incurrence of indebtedness or the issuance of preferred stock, (iii) the creation of certain liens, (iv) consolidations or mergers with or transfer of all or substantially all of its assets and (v) transactions with affiliates. These restrictions are subject to a number of important qualifications and exceptions.

As of December 31, 2002, the outstanding 12 1/2% Senior Notes with a face value of $70,279,000 have a fair value of approximately the face value, in the opinion of the Company’s management.

Supplemental consolidating financial information of the Company, specifically including information for William Lyon Homes, Inc., is presented below. Investments in subsidiaries are presented using the equity method of accounting. Separate financial statements of William Lyon Homes, Inc. are not provided, as the consolidating financial information contained herein provides a more meaningful disclosure to allow investors to determine the nature of assets held and the operations of the combined groups.

CONSOLIDATING BALANCE SHEET

December 31, 2002

(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

ASSETS
Cash and cash equivalents	$—	$13,890	$2,804	$—	$16,694
Receivables	—	9,468	19,266	—	28,734
Real estate inventories	—	491,906	46	—	491,952
Investments in and advances to unconsolidated joint ventures	—	65,209	195	—	65,404
Property and equipment, net	—	1,962	169	—	2,131
Deferred loan costs	586	755	—	—	1,341
Goodwill	—	5,896	—	—	5,896
Other assets	—	4,519	910	—	5,429
Investments in subsidiaries	180,033	(1,222)	—	(178,811)	—
Intercompany receivables	79,308	7,972	—	(87,280)	—

	$259,927	$600,355	$23,390	$(266,091)	$617,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$—	$34,311	$570	$—	$34,881
Accrued expenses	—	52,736	1,576	—	54,312
Notes payable	—	177,647	18,139	—	195,786
12 1/2% Senior Notes	70,279	—	—	—	70,279
Intercompany payables	7,972	79,308	—	(87,280)	—

Total liabilities	78,251	344,002	20,285	(87,280)	355,258
Minority interest in consolidated joint ventures	—	80,647	—	—	80,647
Stockholders’ equity	181,676	175,706	3,105	(178,811)	181,676

	$259,927	$600,355	$23,390	$(266,091)	$617,581

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING BALANCE SHEET

December 31, 2001

(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

ASSETS
Cash and cash equivalents	$—	$17,270	$2,481	$—	$19,751
Receivables	—	9,736	16,488	—	26,224
Real estate inventories	—	299,932	7,403	—	307,335
Investments in and advances to unconsolidated joint ventures	—	25,359	41,394	—	66,753
Property and equipment, net	—	1,944	227	—	2,171
Deferred loan costs	1,993	838	—	—	2,831
Goodwill	—	5,896	—	—	5,896
Other assets	—	2,691	57	—	2,748
Investments in subsidiaries	147,567	49,174	—	(196,741)	—
Intercompany receivables	79,308	7,972	—	(87,280)	—

	$228,868	$420,812	$68,050	$(284,021)	$433,709

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$—	$19,114	$232	$—	$19,346
Accrued expenses	—	38,956	2,536	—	41,492
Notes payable	—	139,168	12,023	—	151,191
12 1/2% Senior Notes	70,279	—	—	—	70,279
Intercompany payables	7,972	79,308	—	(87,280)	—

Total liabilities	78,251	276,546	14,791	(87,280)	282,308

Minority interest in consolidated joint ventures	—	784	—	—	784

Stockholders’ equity	150,617	143,482	53,259	(196,741)	150,617

	$228,868	$420,812	$68,050	$(284,021)	$433,709

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF INCOME

Year Ended December 31, 2002

(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating revenue
Sales	$—	$536,178	$66,232	$—	$602,410
Management fees	—	9,202	1,690	—	10,892

	—	545,380	67,922	—	613,302

Operating costs
Cost of sales	—	(454,291)	(59,443)	—	(513,734)
Sales and marketing	—	(19,796)	(3,066)	—	(22,862)
General and administrative	—	(39,016)	(350)	—	(39,366)

	—	(513,103)	(62,859)	—	(575,962)

Equity in income of unconsolidated joint ventures	—	23,154	4,594	—	27,748

Income from subsidiaries	49,511	9,906	—	(59,417)	—

Operating income	49,511	65,337	9,657	(59,417)	65,088
Other income (expense), net	—	(2,297)	4,990	—	2,693

Income before income taxes and extraordinary item	49,511	63,040	14,647	(59,417)	67,781
Provision for income taxes
Income taxes — net of benefit	—	(18,270)	—	—	(18,270)

Net income	$49,511	$44,770	$14,647	$(59,417)	$49,511

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF INCOME

Year Ended December 31, 2001

(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating revenue
Sales	$—	$413,763	$45,293	$—	$459,056
Management fees	—	5,466	3,661	—	9,127

	—	419,229	48,954	—	468,183

Operating costs
Cost of sales	—	(346,928)	(40,838)	—	(387,766)
Sales and marketing	—	(15,959)	(2,190)	—	(18,149)
General and administrative	—	(36,872)	(299)	—	(37,171)
Amortization of goodwill	—	(1,242)	—	—	(1,242)

	—	(401,001)	(43,327)	—	(444,328)

Equity in income of unconsolidated joint ventures	—	6,405	15,979	—	22,384

Income from subsidiaries	47,678	23,287	—	(70,965)	—

Operating income	47,678	47,920	21,606	(70,965)	46,239
Interest expense, net of amounts capitalized	—	(227)	—	—	(227)
Other income (expense), net	—	2,369	5,144	—	7,513

Income before income taxes and extraordinary item	47,678	50,062	26,750	(70,965)	53,525
Provision for income taxes
Income taxes—net of benefit	—	(5,847)	—	—	(5,847)

Net income	$47,678	$44,215	$26,750	$(70,965)	$47,678

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF INCOME

Year Ended December 31, 2000

(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating revenue
Sales	$—	$368,237	$38,629	$—	$406,866
Management fees	—	1,906	8,550	—	10,456

	—	370,143	47,179	—	417,322

Operating costs
Cost of sales	—	(305,016)	(34,253)	—	(339,269)
Sales and marketing	—	(14,618)	(1,897)	—	(16,515)
General and administrative	—	(35,107)	(241)	—	(35,348)
Amortization of goodwill	—	(1,244)	—	—	(1,244)

	—	(355,985)	(36,391)	—	(392,376)

Equity in income of unconsolidated joint ventures	—	3,251	21,165	—	24,416

Income from subsidiaries	38,772	32,826	—	(71,598)	—

Operating income	38,772	50,235	31,953	(71,598)	49,362
Interest expense, net of amounts capitalized	—	(5,302)	(255)	—	(5,557)
Other income (expense), net	—	4,434	2,890	—	7,324

Income before income taxes and extraordinary item	38,772	49,367	34,588	(71,598)	51,129
Provision for income taxes
Income taxes—benefit credited to paid-in capital	—	(9,287)	—	—	(9,287)
Income taxes—net of benefit	—	(3,070)	—	—	(3,070)

Income before extraordinary item	38,772	37,010	34,588	(71,598)	38,772
Extraordinary item—gain from retirement of debt net of applicable income taxes	496	—	—	—	496

Net income	$39,268	$37,010	$34,588	$(71,598)	$39,268

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF CASH FLOWS

Year Ended December 31, 2002

(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating activities:
Net income	$49,511	$44,770	$14,647	$(59,417)	$49,511
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	—	1,235	120	—	1,355
Equity in income of unconsolidated joint ventures	—	(23,154)	(4,594)	—	(27,748)
Income from subsidiaries	(49,511)	(9,906)	—	59,417	—
Provision for income taxes	—	18,270	—	—	18,270
Net changes in operating assets and liabilities:
Receivables	—	(8,142)	4,375	—	(3,767)
Intercompany receivables/payables	(1,407)	1,407	—	—	—
Real estate inventories	—	(30,483)	7,357	—	(23,126)
Deferred loan costs	1,407	83	—	—	1,490
Other assets	—	(1,828)	(853)	—	(2,681)
Accounts payable	—	8,129	338	—	8,467
Accrued expenses	—	(5,404)	(176)	—	(5,580)

Net cash provided by operating activities	—	(5,023)	21,214	—	16,191

Investing activities:
Net change in investments in and advances to unconsolidated joint ventures	—	(29,194)	45,793	—	16,599
Net change in mortgage notes receivable	—	2,945	(7,153)	—	(4,208)
Purchases of property and equipment	—	(1,253)	(62)	—	(1,315)
Investment in subsidiaries	—	60,302	—	(60,302)	—
Advances to affiliates	18,452	—	—	(18,452)	—

Net cash provided by investing activities	18,452	32,800	38,578	(78,754)	11,076

Financing activities:
Proceeds from borrowings on notes payable	—	580,585	333,014	—	913,599
Principal payments on notes payable	—	(593,131)	(326,898)	—	(920,029)
Distributions to/contributions from shareholders	—	(12,546)	(64,801)	77,347	—
Common stock issued for exercised options	1,118		—		1,118
Common stock purchased	(19,570)	—	—	—	(19,570)
Minority interest distributions, net	—	(4,658)	(784)	—	(5,442)
Advances from affiliates	—	(1,407)	—	1,407	—

Net cash used in financing activities	(18,452)	(31,157)	(59,469)	78,754	(30,324)

Net decrease in cash and cash equivalents	—	(3,380)	323	—	(3,057)
Cash and cash equivalents at beginning of year	—	17,270	2,481	—	19,751

Cash and cash equivalents at end of year	$—	$13,890	$2,804	$—	$16,694

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF CASH FLOWS

Year Ended December 31, 2001

(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating activities:
Net income	$47,678	$44,215	$26,750	$(70,965)	$47,678
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	—	2,399	120	—	2,519
Equity in income of unconsolidated joint ventures	—	(6,405)	(15,979)	—	(22,384)
Income from subsidiaries	(47,678)	(23,287)	—	70,965	—
Provision for income taxes	—	5,847	—	—	5,847
Net changes in operating assets and liabilities:
Receivables	—	(2,195)	4,675	—	2,480
Intercompany receivables/payables	1,812	(1,812)	—	—	—
Real estate inventories	—	(24,279)	(6,906)	—	(31,185)
Deferred loan costs	(1,812)	(265)	—	—	(2,077)
Other assets	—	(129)	36	—	(93)
Accounts payable	—	(6,401)	(15)	—	(6,416)
Accrued expenses	—	590	743	—	1,333

Net cash used in operating activities	—	(11,722)	9,424	—	(2,298)

Investing activities:
Net change in investments in and advances to unconsolidated joint ventures	—	(846)	3,246	—	2,400
Net change in mortgage notes receivable	—	—	(5,869)	—	(5,869)
Purchases of property and equipment	—	(537)	(93)	—	(630)
Investment in subsidiaries	—	8,775	—	(8,775)	—
Advances to affiliates	6,495	—	—	(6,495)	—

Net cash used in investing activities	6,495	7,392	(2,716)	(15,270)	(4,099)

Financing activities:
Proceeds from borrowings on notes payable	—	468,144	219,497	—	687,641
Principal payments on notes payable	—	(455,072)	(214,637)	—	(669,709)
Repurchase of 12 1 / 2 % Senior Notes	(51,637)	—	—	—	(51,637)
Reissuance of 12 1 / 2 % Senior Notes	44,715	—	—	—	44,715
Distributions to/contributions from shareholders	—	3,608	(11,052)	7,444	—
Common stock issued for exercised options	427	—	—	—	427
Advances from affiliates	—	(7,826)	—	7,826	—

Net cash provided by financing activities	(6,495)	8,854	(6,192)	15,270	11,437

Net increase in cash and cash equivalents	—	4,524	516	—	5,040
Cash and cash equivalents at beginning of year	—	12,746	1,965	—	14,711

Cash and cash equivalents at end of year	$—	$17,270	$2,481	$—	$19,751

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

CONSOLIDATING STATEMENT OF CASH FLOWS

Year Ended December 31, 2000

(in thousands)

	Unconsolidated
	Delaware Lyon	William Lyon Homes, Inc.	Non-Guarantor Subsidiaries	Eliminating Entries	Consolidated Company

Operating activities:
Net income	$39,268	$37,010	$34,588	$(71,598)	$39,268
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	—	2,412	87	—	2,499
Equity in income of unconsolidated joint ventures	—	(3,251)	(21,165)	—	(24,416)
Income from subsidiaries	(38,772)	(32,826)	—	71,598	—
Extraordinary gain on repurchase of Senior Notes	(561)	—	—	—	(561)
Provision for income taxes	—	12,383	—	—	12,383
Net changes in operating assets and liabilities:
Receivables	—	(1,391)	1,278	—	(113)
Intercompany receivables/payables	(327)	327	—	—	—
Real estate inventories	—	(34,872)	5,494	—	(29,378)
Deferred loan costs	392	449	—	—	841
Other assets	—	(321)	(71)	—	(392)
Accounts payable	—	10,300	(191)	—	10,109
Accrued expenses	—	(994)	95	—	(899)

Net cash provided by operating activities	—	(10,774)	20,115	—	9,341

Investing activities:
Net change in investments in and advances to unconsolidated joint ventures	—	5,221	19,197	—	24,418
Net change in mortgage notes receivable	—	642	(3,941)	—	(3,299)
Purchases of property and equipment	—	(1,617)	(273)	—	(1,890)
Investment in subsidiaries	—	37,983	—	(37,983)	—
Advances to affiliates	21,451	—	—	(21,451)	—

Net cash provided by investing activities	21,451	42,229	14,983	(59,434)	19,229

Financing activities:
Proceeds from borrowings on notes payable	—	350,673	116,773	—	467,446
Principal payments on notes payable	—	(349,265)	(112,743)	—	(462,008)
Repurchase of 12 1 / 2 % Senior Notes	(22,107)	—	—	—	(22,107)
Distributions to/contributions from shareholders	—	646	(37,973)	37,327	—
Common stock issued for exercised options	656	—	—	—	656
Advances from affiliates	—	(22,107)	—	22,107	—

Net cash used in financing activities	(21,451)	(20,053)	(33,943)	59,434	(16,013)

Net increase in cash and cash equivalents	—	11,402	1,155	—	12,557
Cash and cash equivalents at beginning of year	—	1,344	810	—	2,154

Cash and cash equivalents at end of year	$—	$12,746	$1,965	$—	$14,711

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Revolving Credit Facilities

As of December 31, 2002, the Company has three revolving credit facilities which have an aggregate maximum loan commitment of $225,000,000 and mature at various dates. A $100,000,000 revolving line of credit matures in September 2006, a $75,000,000 bank revolving line of credit matures in June 2003 and a $50,000,000 bank revolving line of credit initially “matures” in September 2004, after which the amounts available for borrowing begin to reduce. Effective in January 2003, the $100,000,000 revolving line of credit was increased to $150,000,000, which increased the Company’s maximum loan commitment to $275,000,000. Each facility is secured by first deeds of trust on real estate for the specific projects funded by each respective facility and pledges of net sale proceeds and related property. Borrowings under the facilities are limited by the availability of sufficient real estate collateral, which is determined constantly throughout the facility period. The composition of the collateral borrowing base is limited to certain parameters in the facility agreement and is based upon the lesser of the direct costs of the real estate collateral (such as land, lots under development, developed lots or homes) or a percentage of the appraised value of the collateral, which varies depending upon the stage of construction. Repayment of advances is upon the earliest of the close of escrow of individual lots and homes within the collateral pool, the maturity date of individual lots and homes within the collateral pool or the facility maturity date. Also, each credit facility includes financial covenants, which may limit the amount that may be borrowed thereunder. Outstanding advances bear interest at various rates, which approximate the prime rate. As of December 31, 2002, $118,068,000 was outstanding under these credit facilities, with a weighted-average interest rate of 4.331%, and the undrawn availability was $34,843,000 as limited by the Company’s borrowing base calculation. The Company has provided an unsecured environmental indemnity in favor of the lender under the $75,000,000 bank line of credit.

Under the revolving credit facilities, the Company is required to comply with a number of covenants, the most restrictive of which require the Company to maintain: (i) a tangible net worth, as defined of $120,000,000 adjusted upwards quarterly by 50% of the Company’s net income after March 31, 2002; (ii) a ratio of total liabilities to tangible net worth, each as defined, of less than 3.25 to 1.0; and (iii) minimum liquidity, as defined of at least $10,000,000. These facilities include a number of other covenants with respect to such matters as the posting of cash or letters of credit in certain circumstances, the application or deposit of excess net sales proceeds, maintenance of specified ratios, limitations on investments in joint ventures, maintenance of fixed charge coverages, stock ownership changes, and lot ownership.

As a common practice required by commercial lenders, the Company is obligated to repay loans to a level such that they do not exceed certain required loan-to-value or loan-to-cost ratios. Each lender has the right to test the ratios by appraising the property securing the loan at any time. Either a decrease in the value of the property securing the loan or an increase in the construction costs could trigger this pay down obligation. The term of the obligation corresponds with the term of the loan and is limited to the outstanding loan balance. The entire revolving credit facility balance is subject to these obligations as of December 31, 2002.

Unsecured Revolving Line

As of December 31, 2002, the Company had an unsecured revolving Line of Credit with a commercial bank in the amount of $10,000,000. The Unsecured Revolving Line bears interest at prime plus 1% and matures in June 2003. The Unsecured Revolving Line includes financial covenants which may limit the amount which may be borrowed thereunder. As of December 31, 2002, $5,500,000 was outstanding under the Unsecured Revolving Line.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Construction Notes Payable

At December 31, 2002, the Company had construction notes payable amounting to $25,218,000 related to various real estate projects. The notes are due as units close or at various dates on or before June 11, 2004 and bear interest at rates of prime plus 0.25% to 14%, with a weighted-average rate of 5.206% at December 31, 2002. As of December 31, 2002, $10,935,000 of the construction notes payable were subject to the loan-to-value or loan-to-cost ratio maintenance obligations described above.

Seller Financing

Another source of financing available to the Company is seller-provided financing for land acquired by the Company. At December 31, 2002, the Company had $28,861,000 of notes payable outstanding related to land acquisitions for which seller financing was provided. The notes are due at various dates through July 1, 2005 and bear interest at rates ranging from prime plus 2.0% to 12.5%, with a weighted-average interest rate of 8.896% at December 31, 2002.

Revolving Mortgage Warehouse Credit Facility

The Company has a $20,000,000 revolving mortgage warehouse credit facility with a bank to fund its mortgage origination operations, $15,000,000 of which is committed (lender obligated to lend if stated conditions are satisfied) and $5,000,000 of which is not committed (lender advances are optional even if stated conditions are otherwise satisfied). Mortgage loans are generally held for a short period of time and are typically sold to investors within 7 to 15 days following funding. Borrowings are secured by the related mortgage loans held for sale. At December 31, 2002 the outstanding balance was $18,139,000. The facility, which has a current maturity date of May 31, 2003, also contains a financial covenant requiring the borrowers to maintain a combined tangible net worth, as defined, of at least $1,500,000, a combined net worth, as defined, meeting or exceeding the greater of $1,500,000 and 5% of combined total liabilities, as defined, and liquidity, as defined, meeting or exceeding $1,000,000. This facility is non-recourse and is not guaranteed by the Company.

Prime Interest Rates

The prime interest rates at December 31, 2002 and 2001 were 4.25% and 4.75%, respectively. The weighted-average prime interest rates for each of the three years ended December 31, 2002, 2001 and 2000 were 4.67%, 6.91% and 9.23%, respectively.

Note 6—Stockholders’ equity

Stock Repurchase

On September 20, 2001, the Company announced that the Company’s Board of Directors had authorized a program to repurchase up to 20% of the Company’s outstanding common shares. Under the plan, the stock will be purchased in the open market or privately negotiated transactions from time to time in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable legal requirements and other factors. The timing and amounts of any purchases will be as determined by the Company’s management from time to time or may be suspended at any time or from time to time without prior notice, depending on market conditions and other factors they deem relevant. The repurchased shares may be held as treasury stock and used for general corporate purchases or cancelled. As of December 31, 2002, 1,018,400 shares had been purchased and retired under this program in the amount of $19,570,000.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Stock Option Plans

Effective on May 9, 2000, the Company’s Board of Directors approved the William Lyon Homes 2000 Stock Incentive Plan (the “Plan”) and authorized an initial 1,000,000 shares of common stock to be reserved for issuance under the Plan. Under the Plan, options may be granted from time to time to key employees, officers, directors, consultants and advisors of the Company. The Plan is administered by the Stock Option Committee of the Board of Directors (the “Committee”). The Committee is generally empowered to interpret the Plan, prescribe rules and regulations relating thereto, determine the terms of the option agreements, amend them with the consent of the optionee, determine the employees to whom options are to be granted, and determine the number of shares subject to each option and the exercise price thereof. The per share exercise price for options will not be less than 100% of the fair market value of a share of common stock on the date the option is granted. The options will be exercisable for a term determined by the Committee, not to exceed ten years from the date of grant, and vest as follows: one year from date of grant—33 1/3%; two years from date of grant—33 1/3%; and three years from date of grant—33 1/3%.

Effective on May 9, 2000, the Company issued options under the William Lyon Homes 2000 Stock Incentive Plan to purchase a total of 627,500 shares of common stock at $8.6875 per share. During the year ended December 31, 2001, the Company issued additional options under the William Lyon Homes 2000 Stock Incentive Plan to purchase 32,500 shares of common stock at an average price of $11.50 per share. During the years ended December 31, 2002 and 2001, certain officers and directors exercised options to purchase 102,504 and 49,176 shares, respectively, of the Company’s common stock at a price of $8.6875 per share in accordance with the William Lyon Homes 2000 Stock Incentive Plan. During the year ended December 31, 2002, an officer exercised options to purchase 3,334 shares of the Company’s common stock at a price of $13.00 per share in accordance with the William Lyon Homes 2000 Stock Incentive Plan. As of December 31, 2002, 56,666 options have been forfeited and 448,320 options remain unexercised. The unexercised options are as follows: 419,154 options priced at $8.6875, 12,500 options priced at $9.1000, and 16,666 options priced at $13.0000. All unexercised options expire on May 9, 2010.

During the years ended December 31, 2002 and 2000, certain officers exercised options to purchase 13,912 and 131,088 shares, respectively, of the Company’s common stock at a price of $5.00 per share in accordance with the Company’s 1991 Stock Option Plan, as amended. During the year ended December 31, 2002, certain officers exercised options to purchase 7,998 shares of the Company’s common stock at a price of $14.375 per share in accordance with the Company’s 1991 Stock Option Plan, as amended. As of December 31, 2002, there were no outstanding options to purchase common stock under the Company’s 1991 Stock Option Plan.

Pursuant to the provisions of Statement No. 123, issued in October 1995, the Company has elected to continue applying the methodology prescribed by APB No. 25 and related interpretations to account for outstanding stock options. Accordingly, no compensation cost has been recognized in the financial statements related to stock options awarded to officers, directors and employees under the Plan. As required by Statement No. 123, for disclosure purposes only, the Company has measured the amount of compensation cost which would have been recognized related to stock options had the fair value of the options at the date of grant been used for accounting purposes, which is summarized in Note 1. The Company estimated the fair value of the stock options issued in 2000 at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 4.83%; a dividend yield of 0.00%; a volatility factor for the market price of the Company’s common stock of 0.645; and a weighted average expected life of seven years for the stock options. The Company

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

estimated the fair value of the stock options issued in 2001 at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: risk-free interest rate of 5.00%; a dividend yield of 0.00%; a volatility factor for the market price of the Company’s common stock of 0.618; and a weighted average expected life of seven years for the stock options.

Incentive Compensation Plan

The Company’s Board of Directors has approved a Cash Bonus Plan for all of the Company’s full-time, salaried employees, including the Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”), Chief Financial Officer (“CFO”), Division Presidents, Executives, Managers, Field Construction Staff, and certain other employees. Under the terms of this plan, the CEO, the COO, and the CFO are eligible to receive bonuses based upon specified percentages of the Company’s pre-tax, pre-bonus income. Division Presidents are eligible to receive bonuses based upon specified percentages of their respective division pre-tax, pre-bonus income. All other participants are eligible to receive bonuses based upon specified percentages of a bonus pool determined as a specified percentage of pre-tax, pre-bonus income. Awards are recorded in the period earned, but are paid out over two years, with 75% paid out following the determination of bonus awards, and 25% paid out one year later. The deferred amount will be forfeited in the event of termination for any reason except retirement, death or disability.

Executive Deferred Compensation Plan

Effective on February 11, 2002, the Company implemented a deferred compensation plan which allows certain officers and employees to defer a portion of total income (base salary and bonuses). The deferral amount can be up to 20% of total income with a minimum of $10,000 annually. The Company must accrue the deferred compensation liability but cannot deduct such amounts for income tax purposes until actually paid to the employee.

Note 7—Income taxes

The following summarizes the provision for income taxes (in thousands):

	Year Ended December 31,
	2002	2001	2000

Current
Federal	$(23,525)	$2,467	$(1,063)
State	(6,038)	(3,318)	(2,033)

	(29,563)	(851)	(3,096)

Deferred
Federal	9,656	(3,989)	—
State	1,637	(1,007)	—

	11,293	(4,996)	—

Income tax benefits credited to additional paid-in capital	—	—	(9,287)

	$(18,270)	$(5,847)	$(12,383)

Provision for income taxes before extraordinary item	$(18,270)	$(5,847)	$(12,357)
Provision for income taxes on extraordinary item	—	—	(26)

	$(18,270)	$(5,847)	$(12,383)

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Income taxes differ from the amounts computed by applying the applicable Federal statutory rates due to the following (in thousands):

	Year Ended December 31,
	2002	2001	2000

Provision for Federal income taxes at the statutory rate	$(23,723)	$(18,734)	$(17,895)
Provision for state income taxes, net of Federal income tax benefits	(2,860)	(2,811)	(1,321)
Extraordinary item—gain from retirement of debt	—	—	(183)
Valuation allowance for deferred tax asset	8,348	15,490	7,650
Other	(35)	208	(634)

	$(18,270)	$(5,847)	$(12,383)

Temporary differences giving rise to deferred income taxes consist of the following (in thousands):

	December 31,
	2002	2001

Deferred tax assets
Reserves deducted for financial reporting purposes not allowable for tax purposes	$3,880	$3,102
Compensation deductible for tax purposes when paid	2,802	2,082
Interest expensed for financial reporting purposes and capped for tax purposes	104	256
Net operating loss and alternative minimum tax credit carryovers	1,830	2,963
State income tax provisions deductible when paid for Federal tax purposes	1,780	816
Effect of book/tax differences for joint ventures	410	750
Valuation allowance	—	(9,969)

	10,806	—
Deferred tax liabilities
Effect of book/tax differences for joint ventures	(4,509)	(4,996)

	$6,297	$(4,996)

As of December 31, 2000, the Company had substantial net operating loss carryforwards for Federal tax purposes which were utilized to reduce taxable income during the year ended December 31, 2001. As a result of the reduction in the valuation allowance associated with such utilized net operating loss carryforwards, the Company’s overall effective tax rate for the year ended December 31, 2001 was approximately 10.9%. The elimination during 2002 of the remaining valuation allowances for deferred tax assets reduces the Company’s estimated overall effective tax rate for the year ending December 31, 2002 from 39.3% to 27.0%. At December 31, 2002 the Company has net operating loss carryforwards for Federal tax purposes of approximately $5,231,000 which expire in 2009. In addition, unused recognized built-in losses in the amount of $23,891,000 are available to offset future income and expire between 2009 and 2011. The utilization of these losses is limited to offset $3,235,000 of taxable income per year; however, any unused losses in any year may be carried forward for utilization in future years through 2011. The Company’s ability to utilize the foregoing tax benefits will depend upon the amount of its future taxable income and may be limited in the event of an “ownership change” under federal tax laws and regulations.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

As discussed in Note 1, the Company implemented a quasi-reorganization effective January 1, 1994. Income tax benefits resulting from the utilization of net operating loss and other carryforwards existing at January 1, 1994 and temporary differences existing prior to the quasi-reorganization, are excluded from results of operations and credited to additional paid-in capital. For the year ended December 31, 2000, income tax benefits of $9,287,000 related to temporary differences resulting from the quasi-reorganization were excluded from the results of operations and not reflected as a reduction to the Company’s provision for income taxes but credited directly to additional paid-in capital.

Note 8—Other gains

In April, May and November 2000, the Company purchased $22,799,000 principal amount of its outstanding Senior Notes at a cost of $22,107,000. The net gain from the purchase was $496,000, after giving effect to income taxes and amortization of related deferred loan costs, and is reflected as an extraordinary item on the Consolidated Statement of Income for the year ended December 31, 2000.

In March 2000, the Company completed the sale of an office building where its prior executive offices were located in Newport Beach, California which was no longer needed after the consolidation of certain of the Company’s operations. The sales price was $2,120,000 which the Company received in cash at closing. The net gain from the sale of approximately $1,747,000 is reflected in other income (expense), net on the Consolidated Statement of Income for the year ended December 31, 2000.

Note 9—Related party transactions

The Company and certain members of the Company’s Board of Directors entered into certain transactions with respect to the Company’s 12 1/2% Senior Notes as described in Note 5.

The Company purchased real estate projects for a total purchase price of $8,468,000 during the year ended December 31, 2000 from entities controlled by William Lyon and William H. Lyon. In addition, one-half of the net profits in excess of six to eight percent from the development are to be paid to the seller. During the year ended December 31, 2002, $1,770,000 was paid to the seller in accordance with the agreement.

On October 26, 2000, the Company’s Board of Directors (with Messrs. William Lyon and William H. Lyon abstaining) approved the purchase of 579 lots for a total purchase price of $12,581,000 from an entity controlled by William Lyon and William H. Lyon. The terms of the purchase agreement provide for an initial option payment of $1,000,000 and a rolling option takedown of the lots. Phase takedowns of approximately 20 lots each are anticipated to occur at two to three month intervals for each of several product types through September 2004. In addition, one-half of the net profits in excess of six percent from the development are to be paid to the seller. During the years ended December 31, 2002 and 2001, the Company purchased 183 and 143 lots, respectively, under this agreement for a total purchase price of $4,150,000 and $2,777,000, respectively. In addition, during the year ended December 31, 2002, payments in the amount of $1,614,000 were made for one-half of the net profits in excess of six percent from the development. This land acquisition qualifies as an affiliate transaction under the Company’s 12 1/2% Senior Notes due July 1, 2003 Indenture dated as of June 29, 1994 (“Indenture”). Pursuant to the terms of the Indenture, the Company has determined that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person. The Company has delivered to the Trustee under the Indenture a

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person and the land acquisition has been approved by a majority of the disinterested members of the Board of Directors of the Company. Further, the Company has delivered to the Trustee under the Indenture a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified.

On July 9, 2002, the Company’s Board of Directors (with Messrs. William Lyon and William H. Lyon abstaining) approved the purchase of 144 lots, through a land banking arrangement, for a total purchase price of $16,660,000 from an entity that purchased the lots from William Lyon. The terms of the purchase agreement provide for an initial deposit of $3,300,000 (paid on July 23, 2002) and monthly option payments of 11.5% on the seller’s outstanding investment. Such option payments entitle the Company to phase takedowns of approximately 14 lots each, which are anticipated to occur at one to two month intervals through December 2003. As of December 31, 2002, 16 lots have been purchased under this agreement for a purchase price of $1,851,000. Had the Company purchased the property directly, the acquisition would qualify as an affiliate transaction under the Indenture. Even though the Company’s agreement is not with William Lyon, the Company has chosen to treat it as an affiliate transaction. Pursuant to the terms of the Indenture, the Company has determined that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person. The Company has delivered to the Trustee under the Indenture a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that the land acquisition is on terms that are no less favorable to the Company than those that would have been obtained in a comparable transaction by the Company with an unrelated person and the land acquisition has been approved by a majority of the disinterested members of the Board of Directors of the Company. Further, the Company has delivered to the Trustee under the Indenture a determination of value by a real estate appraisal firm which is of regional standing in the region in which the subject property is located and is MAI certified.

The Company purchased land for a total purchase price of $17,079,000, $5,371,000 and $7,128,000 during the years ended December 31, 2002, 2001 and 2000, respectively, from certain of its unconsolidated joint ventures.

For the years ended December 31, 2002 and 2001, the Company incurred reimbursable on-site labor costs of $178,000 and $175,000, respectively, for providing customer service to real estate projects developed by entities controlled by William Lyon and William H. Lyon, of which $72,000 was due to the Company at December 31, 2002. In addition, the Company earned fees of $99,000 and $108,000, respectively, for tax and accounting services performed for entities controlled by William Lyon and William H. Lyon during the years ended December 31, 2002 and 2001.

For the year ended December 31, 2000, the Company earned management fees and was reimbursed for on-site labor costs of $330,000 and $593,000, respectively, for managing and selling real estate owned by entities controlled by William Lyon and William H. Lyon.

For the years ended December 31, 2002, 2001 and 2000, the Company incurred charges of $729,000, $729,000 and $717,000, respectively, related to rent on its corporate office, from a trust of which William H. Lyon is the sole beneficiary.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

During the years ended December 31, 2002 and 2001, the Company incurred charges of $177,000 and $201,000, respectively, related to the charter and use of aircraft owned by an affiliate of William Lyon.

Note 10—Commitments and contingencies

The Company’s commitments and contingent liabilities include the usual obligations incurred by real estate developers in the normal course of business. In the opinion of management, these matters will not have a material effect on the Company’s consolidated financial position.

The Company is a defendant in various lawsuits related to its normal business activities. In the opinion of management, disposition of the various lawsuits will have no material effect on the consolidated financial statements of the Company.

The Company enters into purchase agreements with various land sellers. In some instances, and as a method of acquiring land in staged takedowns, minimizing the use of funds from the Company’s revolving credit facilities and other corporate financing sources and limiting the Company’s risk, the Company transfers its right in such purchase agreements to entities owned by third parties (land banking arrangements). These entities use equity contributions and/or incur debt to finance the acquisition and development of the lots. The entities grant the Company an option to acquire lots in staged takedowns. In consideration for this option, the Company makes a non-refundable deposit equal to 20% or less of the total purchase price. Additionally, the Company may be subject to other penalties if lots are not acquired. The Company is under no obligation to purchase the balance of the lots, but would forfeit remaining deposits and be subject to penalties if the lots are not purchased. The Company does not have legal title to these entities or their assets and has not guaranteed their liabilities. The deposits and penalties related to such land banking projects have been recorded in the accompanying balance sheet. The financial statements of these entities are not consolidated with the Company’s consolidated financial statements. These land banking arrangements help the Company manage the financial and market risk associated with land holdings. The use of these land banking arrangements is dependent on, among other things, the availability of capital to the option provider, general housing market conditions and geographic preferences. Summary information with respect to the Company’s land banking arrangements is as follows as of December 31, 2002 (dollars in thousands):

Total number of land banking projects	7

Total number of lots	1,264

Total purchase price	$111,814

Balance of lots still under option and not purchased:
Number of lots	1,147

Purchase Price	$104,687

Forfeited deposits and penalties if lots are not purchased	$23,587

In some jurisdictions in which the Company develops and constructs property, assessment district bonds are issued by municipalities to finance major infrastructure improvements. As a land owner benefited by these improvements, the Company is responsible for the assessments on its land. When properties are sold, the assessments are either prepaid or the buyers assume the responsibility for the related

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

assessments. Assessment district bonds issued after May 21, 1992 are accounted for under the provisions of 91-10, “Accounting for Special Assessment and Tax Increment Financing Entities” issued by the Emerging Issues Task Force of the Financial Accounting Standards Board on May 21, 1992, and recorded as liabilities in the Company’s consolidated balance sheet, if the amounts are fixed and determinable.

As of December 31, 2002, the Company had $4,014,000 of outstanding irrevocable standby letters of credit to guarantee the Company’s financial obligations under certain land banking arrangements and other contractual arrangements in the normal course of business. Letters of credit totaling $3,263,000 related to land banking arrangements are recorded on the accompanying balance sheet. The beneficiary may draw upon these letters of credit in the event of a contractual default by the Company relating to each respective obligation. These letters of credit have a stated term of 12 months and have varying maturities throughout 2003, at which time the Company may be required to renew to coincide with the term of the respective arrangement.

The Company has provided unsecured environmental indemnities to certain lenders, joint venture partners and land sellers. In each case, the Company has performed due diligence on the potential environmental risks including obtaining an independent environmental review from outside environmental consultants. These indemnities obligate the Company to reimburse the guaranteed parties for damages related to environmental matters. There is no term or damage limitation on these indemnities; however, if an environmental matter arises, the Company could have recourse against other previous owners.

See Notes 4 and 5 for additional information relating to the Company’s guarantee arrangements.

William Lyon Homes

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 11—Unaudited summarized quarterly financial information

Summarized quarterly financial information for the years ended December 31, 2002, 2001 and 2000 is as follows (in thousands except per common share amounts):

	Three Months Ended
	March 31, 2002	June 30, 2002	September 30, 2002	December 31, 2002

Sales	$90,149	$127,417	$182,998	$201,846
Other income, costs and expenses, net	(86,359)	(117,559)	(164,036)	(166,675)

Income before income taxes	3,790	9,858	18,962	35,171
Provision for income taxes	(677)	(2,826)	(5,212)	(9,555)

Net income	$3,113	$7,032	$13,750	$25,616

Basic earnings per common share	$0.30	$0.68	$1.34	$2.63

Diluted earnings per common share	$0.29	$0.66	$1.30	$2.56

	Three Months Ended
	March 31, 2001	June 30, 2001	September 30, 2001	December 31, 2001

Sales	$72,455	$105,222	$107,629	$173,750
Other income, costs and expenses, net	(65,662)	(94,467)	(94,483)	(150,919)

Income before income taxes	6,793	10,755	13,146	22,831
Provision for income taxes	(712)	(1,137)	(1,468)	(2,530)

Net income	$6,081	$9,618	$11,678	$20,301

Basic earnings per common share	$0.58	$0.91	$1.10	$1.91

Diluted earnings per common share	$0.57	$0.90	$1.08	$1.89

	Three Months Ended
	March 31, 2000	June 30, 2000	September 30, 2000	December 31, 2000

Sales	$65,373	$94,345	$88,716	$158,432
Other income, costs and expenses, net	(57,341)	(82,903)	(79,820)	(135,673)

Income before income taxes and extraordinary item	8,032	11,442	8,896	22,759
Provision for income taxes	(393)	(4,271)	(1,332)	(6,361)

Income before extraordinary item	7,639	7,171	7,564	16,398
Extraordinary item—gain from retirement of debt, net of applicable income taxes	—	496	—	—

Net income	$7,639	$7,667	$7,564	$16,398

Basic and diluted earnings per common share:
Before extraordinary item	$0.73	$0.68	$0.72	$1.56
Extraordinary item	—	0.05	—	—

After extraordinary item	$0.73	$0.73	$0.72	$1.56

$200,000,000

% Senior Notes due 2013

PROSPECTUS

            , 2003

UBS Warburg	Salomon Smith Barney

PART II

Information Not Required In Prospectus

Item 14.    Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$18,400
Blue Sky fees and expenses	*
New York Stock Exchange listing fees and expenses	*
NASD filing fee	$20,500
Rating Agency fees	*
Transfer Agent and Registrar fees	*
Trustee fees and expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Printing and Engraving fees and expenses	*
Miscellaneous	*

Total	$ *

*To be completed by amendment.

Item 15.    Indemnification of Directors and Officers

WILLIAM LYON HOMES

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

William Lyon Homes

Article VII of William Lyon Homes (“Delaware Lyon”) Certificate of Incorporation provides that no director of Delaware Lyon shall be personally liable to corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, provided, however, that a director shall be liable to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of Article VII of Delaware Lyon’s Certificate of Incorporation shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to further eliminate or limit the personal liability of directors, the liability of a director of Delaware Lyon shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as amended. Delaware Lyon’s bylaws contain provisions substantially similar to those found in Article VII of Delaware Lyon’s Certificate of Incorporation.

Article IX of Delaware Lyon’s Certificate of Incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of Delaware Lyon, or is or was serving (during his or her tenure as a director and/or an officer) at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law (or other applicable law), as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding. Such director or officer shall have the right to be paid by the corporation for expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law (or other applicable law) requires, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under Article IX or otherwise. Delaware Lyon may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to be paid by the corporation the expenses incurred in defending any Proceeding in advance of its final disposition, to any employee or agent of the corporation to the fullest extent of the provisions of Article IX of the Delaware Lyon’s Certificate of Incorporation or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation. Delaware Lyon’s bylaws contain provisions substantially similar to those found in Article IX of Delaware Lyon’s Certificate of Incorporation.

Delaware Lyon has entered into indemnification agreements with certain of its directors and certain of its executive officers, among others, to provide them with the maximum indemnification allowed under Delaware Lyon’s Certificate of Incorporation and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being Delaware Lyon’s director, officer or employee, to the extent such indemnification is permitted by the laws of Delaware. Additionally, as permitted under Delaware General Corporation Law § 145(g), Delaware Lyon has obtained directors and officers liability insurance that provides insurance coverage for certain liabilities which may be incurred by the Delaware Lyon’s

William Lyon Homes

directors and officers in their capacity as such. The insurance obtained by Delaware Lyon also provides insurance coverage for certain liabilities which may be incurred by the directors and officers of the subsidiaries of Delaware Lyon in their capacities as such. None of the Guarantor Registrants have separately obtained directors and officers liability insurance.

WILLIAM LYON HOMES, INC.

The bylaws of William Lyon Homes, Inc. (“California Lyon”) contain various provisions regarding the indemnification of agents of the corporation. These provisions, which are substantially similar to California General Corporation Law §§ 317(a)-(f), read in their entirety as follows:

(a) For the purposes of this Section 5.06, “agent” means any person who is or was a director, officer, employee, or other agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorneys’ fees and any expenses of establishing a right to indemnification under subparagraph (d) or (e) (3) of this section 5.06.

(b) The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interest of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c) The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this subparagraph (c):

(1) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person’s duty to the corporation, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

(2) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

William Lyon Homes

(3) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of a corporation has been successful on the merits in defense of any proceeding referred to in subparagraph (b) or (c) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e) Except as provided in subparagraph (d) above, any indemnification shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subparagraph (b) or (c), by:

(1) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(2) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(3) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the corporation.

(f) Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this section.

Additionally, as permitted under California General Corporation Law § 317(i), California Lyon’s bylaws state that California Lyon shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against such liability under other provisions of the bylaws.

CALIFORNIA GUARANTORS

Section 317 of the California General Corporation Law (the “CGCL”) allows a corporation, in certain circumstances, to indemnify its directors and officers against certain expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings (other than an action by or in the right of the corporation), in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors or officers of the corporation, if such persons acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the corporation is in certain circumstances permitted to indemnify its directors and officers against certain expenses incurred in connection with the defense or settlement of a threatened, pending or completed action by or in the right of the corporation, and against amounts paid in settlement of any such action, if such persons acted in good faith and in a manner they believed to be in the best interests of the corporation and its shareholders, provided that the specified court approval is obtained.

Section 204(a)(10) of the CGCL allows a corporation to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director’s

William Lyon Homes

duty to the corporation, except for the liability of a director resulting from (i) acts or omissions involving intentional misconduct or a knowing and culpable violation of law, (ii) any transaction from which a director derived an improper personal benefit, (iii) acts or omissions showing a reckless disregard for the director’s duty to the corporation or its shareholders, (iv) acts or omissions constituting an unexcused pattern of inattention to the director’s duty, or (v) the making of an illegal distribution to shareholders or an illegal loan or guaranty.

PH-LP Ventures

The Articles of Incorporation and Bylaws for PH-LP Ventures authorize this corporation to indemnify its directors and officers through bylaw provisions, agreements, a vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the corporation and its shareholders.

The Articles of Incorporation and Bylaws for PH-LP Ventures also state that liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

California Equity Funding, Inc., Duxford Financial, Inc., Sycamore CC, Inc. and Presley CMR, Inc.

The Articles of Incorporation for California Equity Funding, Inc., Duxford Financial, Inc., Sycamore CC, Inc. and Presley CMR, Inc. authorize these corporations to indemnify their respective officers and directors to the fullest extent permissible under California law. The Bylaws of each of these corporations make such indemnification mandatory.

The Articles of Incorporation for California Equity Funding, Inc., Duxford Financial, Inc., Sycamore CC, Inc. and Presley CMR, Inc. also state that liability of the directors of these corporations for monetary damages shall be eliminated to the fullest extent permissible under the CGCL, as amended from time to time.

PH-Rielly Ventures

The Articles of Incorporation for PH-Rielly Ventures authorize the corporation to indemnify its directors and officers through bylaw provisions, agreements, a vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject only to the applicable limits set forth in Section 204 of the CGCL with respect to actions for breach of duty to the corporation and its shareholders.

Section 6 of the Bylaws of PH-Rielly Ventures contains various provisions regarding the indemnification of agents of the corporation. Sections 6.1 through 6.6, which are modeled after CGCL §§ 317(a)-(f), are substantially similar to the indemnification provisions found in California Lyon’s Bylaws as set forth above. Sections 6.7 through 6.10 of the Bylaws of PH-Rielly Ventures are modeled after CGCL §§ 317(g)-(j), respectively, and the provisions found in these sections of the corporation’s Bylaws are substantially similar to the provisions of the corresponding section of the CGCL.

The Articles of Incorporation for PH-Rielly Ventures also state that liability of the directors of these corporations for monetary damages shall be eliminated to the fullest extent permissible under California law.

William Lyon Homes

ARIZONA GUARANTORS

Arizona Revised Statutes (“ARS”) § 10-851 allows a corporation, in certain circumstances, to indemnify its directors against costs and expenses (including attorneys’ fees) reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that they were or are directors of the corporation, if such persons acted in good faith and either (i) in a manner they reasonably believed to be in the best interests of the corporation (if acting in a official capacity), or (ii) in a manner they reasonably believed was at least not opposed to the corporation’s best interests (in all other cases). A corporation may indemnify its directors with respect to any criminal action or proceeding if, in addition to the above conditions being met, the individual had no reasonable cause to believe his or her conduct was unlawful. Indemnification in connection with a proceeding by or in the right of the corporation, if permitted, is limited to reasonable expenses incurred in connection with the proceeding.

ARS § 10-852 provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. ARS § 10-852 also provides that, under certain circumstances, unless limited by its articles of incorporation or other provisions of the ARS, a corporation shall indemnify an outside director against liability. ARS § 10-854 provides that, unless a corporation’s articles of incorporation provide otherwise, a director of a corporation who is a party to a proceeding may apply for indemnification or an advance for expenses to the court conducting the proceeding or another court of competent jurisdiction. Upon receipt of an application, a court may order indemnification or advance for expenses if it determines either (i) the director is entitled to mandatory indemnification under ARS § 10-852, or (ii) the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

ARS § 10-856 provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director. If the individual is an officer but not a director (or is both but is made a party to the proceeding solely because of an act or omission as an officer), a corporation may indemnify and advance expenses to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for (i) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or (ii) liability arising out of conduct that constitutes (a) receipt by the officer of a financial benefit to which the officer is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders, or (c) an intentional violation of criminal law. An officer of a corporation who is not a director is entitled to mandatory indemnification as a prevailing party under ARS § 10-852 and may apply to a court under § 10-854 for indemnification or an advance for expenses, in each case to the same extent to which a director is entitled to indemnification or advance for expenses under those sections.

Mountain Gate Ventures, Inc. and William Lyon Southwest, Inc.

The Articles of Incorporation for both Mountain Gate Ventures, Inc. and William Lyon Southwest, Inc. provide that these corporations shall indemnify their respective directors and officers in all circumstances in which such indemnification is permitted by law. The Bylaws of these corporations state that the directors and officers of these corporations shall be indemnified to the maximum extent allowed under the Arizona Business Corporation Act and not prohibited by the articles of incorporation.

William Lyon Homes

The Articles of Incorporation for both Mountain Gate Ventures, Inc. and William Lyon Southwest, Inc. also state that, to the fullest extent permitted by the ARS, as amended from time to time, directors of these corporations shall not be liable to the corporations or their stockholders for monetary damages for any action taken or any failure to take any action as a director.

Item 16.    Exhibits

Exhibit No.		Description
* 1.1		Form of Underwriting Agreement.
* 4.1		Proposed Form of Indenture (including form of notes and form of guarantees).
* 5.1		Opinion of Irell & Manella LLP.
12.1	(1)	Statement of computation of ratio of earnings to fixed charges.
*23.1		Consent of Irell & Manella LLP (included in Exhibit 5.1).
23.2	(1)	Consent of Ernst & Young LLP.
24.1	(2)	Powers of Attorney
25.1	(1)	Statement of eligibility of trustee on Form T-1.

*	To be filed by amendment.
(1)	Filed herewith.
(2)	Previously filed with the Form S-3 filed by the Registrant on August 16, 2002.

Item 17.    Undertakings

(a)    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)    The undersigned registrants hereby undertake that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

William Lyon Homes

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Issuer Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 27th day of February, 2003.

WILLIAM LYON HOMES, INC.

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 27, 2003

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	February 27, 2003

* Michael D. Grubbs	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2003

* W. Douglass Harris	Vice President and Corporate Controller	February 27, 2003

*By:	/s/ WADE H. CABLE

Wade H. Cable
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 27th day of February, 2003.

WILLIAM LYON HOMES

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 27, 2003

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	February 27, 2003

* General James E. Dalton	Director	February 27, 2003

* Richard E. Frankel	Director	February 27, 2003

* William H. Lyon	Director	February 27, 2003

* William H. McFarland	Director	February 27, 2003

* Michael L. Meyer	Director	February 27, 2003

* Raymond A. Watt	Director	February 27, 2003

* Randolph W. Westerfield	Director	February 27, 2003

Signature	Title	Date

* Michael D. Grubbs	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2003

* W. Douglass Harris	Vice President and Corporate Controller	February 27, 2003

*By:	/s/ WADE H. CABLE

Wade H. Cable
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 27th day of February, 2003.

CALIFORNIA EQUITY FUNDING, INC.

By:	/s/ MICHAEL D. GRUBBS
MICHAEL D. GRUBBS Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Alan D. Uman	President and Chief Executive Officer (Principal Executive Officer)	February 27, 2003

/s/ MICHAEL D. GRUBBS Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	February 27, 2003

* W. Douglass Harris	Director, Vice President and Corporate Controller	February 27, 2003

*By:	/s/ WADE H. CABLE

Wade H. Cable
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 27th day of February, 2003.

DUXFORD FINANCIAL, INC.

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director and Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Richard E. Frankel	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 27, 2003

* General William Lyon	Vice Chairman of the Board of Directors and Executive Vice President	February 27, 2003

/s/ WADE H. CABLE Wade H. Cable	Director and Executive Vice President	February 27, 2003

* Michael D. Grubbs	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)	February 27, 2003

* W. Douglass Harris	Vice President and Treasurer (Principal Accounting Officer)	February 27, 2003

*By:	/s/ WADE H. CABLE
Wade H. Cable Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 27th day of February, 2003.

MOUNTAIN GATE VENTURES, INC.

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 27, 2003

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	February 27, 2003

* Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	February 27, 2003

* W. Douglass Harris	Vice President and Corporate Controller	February 27, 2003

*By:	/s/ WADE H. CABLE

Wade H. Cable
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 27th day of February, 2003.

OX I OXNARD, L.P.
By:	WILLIAM LYON HOMES, INC., Its General Partner
	By:	/s/ WADE H. CABLE

WADE H. CABLE
Director, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 27, 2003

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	February 27, 2003

* Michael D. Grubbs	Director, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2003

* W. Douglass Harris	Vice President and Corporate Controller	February 27, 2003

*By:	/s/ WADE H. CABLE

Wade H. Cable
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 27th day of February, 2003.

PH-LP VENTURES

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 27, 2003

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	February 27, 2003

* Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	February 27, 2003

* W. Douglass Harris	Vice President and Corporate Controller	February 27, 2003

*By:	/s/ WADE H. CABLE
Wade H. Cable Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 27th day of February, 2003.

PH-RIELLY VENTURES

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 27, 2003

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	February 27, 2003

* Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	February 27, 2003

* W. Douglass Harris	Vice President and Corporate Controller	February 27, 2003

*By:	/s/ WADE H. CABLE
Wade H. Cable Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 27th day of February, 2003.

PRESLEY CMR, INC.

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 27, 2003

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	February 27, 2003

* Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	February 27, 2003

* W. Douglass Harris	Vice President and Corporate Controller	February 27, 2003

*By:	/s/ WADE H. CABLE

Wade H. Cable
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 27th day of February, 2003.

SYCAMORE CC, INC.

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 27, 2003

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	February 27, 2003

* Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	February 27, 2003

* W. Douglass Harris	Vice President and Corporate Controller	February 27, 2003

*By:	/s/ WADE H. CABLE

Wade H. Cable
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Guarantor Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on this 27th day of February, 2003.

WILLIAM LYON SOUTHWEST, INC.

By:	/s/ WADE H. CABLE
WADE H. CABLE
Director, President and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* General William Lyon	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	February 27, 2003

/s/ WADE H. CABLE Wade H. Cable	Director, President and Chief Operating Officer	February 27, 2003

* Michael D. Grubbs	Director, Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial Officer)	February 27, 2003

* W. Douglass Harris	Vice President and Corporate Controller	February 27, 2003

*By:	/s/ WADE H. CABLE

Wade H. Cable
Attorney-in-Fact

Exhibit Index

Exhibit No.		Description
*1.1		Form of Underwriting Agreement.
*4.1		Proposed Form of Indenture (including form of notes and form of guarantees).
*5.1		Opinion of Irell & Manella LLP.
12.1	(1)	Statement of computation of ratio of earnings to fixed charges.
*23.1		Consent of Irell & Manella LLP (included in Exhibit 5.1).
23.2	(1)	Consent of Ernst & Young LLP.
24.1	(2)	Powers of Attorney.
25.1	(1)	Statement of eligibility of trustee on Form T-1.

*	To be filed by amendment.
(1)	Filed herewith.
(2)	Previously filed with the Form S-3 filed by the Registrant on August 16, 2002.